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                                                                    Exhibit 10.1

 (This Exhibit 10.1 has been translated into English from the French original)


                              ACQUISITION AGREEMENT

BETWEEN THE UNDERSIGNED:

MR. LAURENT BOIX-VIVES, born on August 30, 1926 in Brides les Bains (73570), residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble, France,

MS. JEANNINE BOIX-VIVES, born on December 25, 1927 in Montbonnot (38330), residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble, France,

MS. CHRISTINE SIMON, born on January 23, 1964 in Grenoble, residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble, France,

MS. SYLVIE BERNARD, born on January 23, 1964 in Grenoble, residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble, France,

SDI SOCIETE DE SERVICE ET DEVELOPPEMENT, a Swiss societe anonyme (corporation) with share capital of CHF 500,000, with registered offices at 120 chemin de la Rueyre, 1020, Renens, Switzerland ("SDI"), represented by Mr. Laurent Boix-Vives, acting as President (Chairman and CEO), acting jointly and severally for the purposes of this Agreement,

                                                     (hereinafter referred to as
                                   the "SELLERS" and individually as a "SELLER")

                                                              PARTY OF THE FIRST
                                                                           PART,

AND

QUIKSILVER, INC., a Delaware corporation, with its registered offices at 15202 Graham Street Huntington Beach, California, United States of America, represented by Mr. Bernard Mariette, acting in the capacity of President,

                                                        (hereinafter referred to
                                             as "QUIKSILVER" or the "PURCHASER")

                                                             PARTY OF THE SECOND
                                                                           PART,

(each of the Sellers and the Purchaser shall be referred to individually as a "PARTY" and collectively as the "PARTIES").



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WHEREAS:

A. The Sellers together hold, either directly or through Ski Expansion SCA, a societe en commandite par actions (partnership limited by shares) with share capital of EUR 8,096,624, having its registered office at the place called "Le Menon", Voiron (38500), France, registered with the Registry of Commerce and Companies of Grenoble under number 070 501 374 (the "COMPANY"), 5,534,937 shares in Skis Rossignol SA, a societe anonyme (corporation) with share capital of EUR 49,792,256, with registered offices located at the place called "Le Menon", Voiron (38500), France, registered with the Registry of Commerce and Companies of Grenoble under number 056 502 958 and the shares of which are listed on Eurolist of Euronext Paris under Euroclear France code 12041 ("SKIS ROSSIGNOL"), representing 44.46% of the capital and 58.67% of the voting rights of Skis Rossignol.

B. The Purchaser has expressed an interest in acquiring control of the group comprising Skis Rossignol and its Subsidiaries, with a view to further transfer its direct and indirect holdings in Skis Rossignol to a French vehicle.

C. The Parties therefore drafted this Agreement for the purpose of setting out the terms and conditions of this acquisition.


NOW THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

ARTICLE 1 - DEFINITIONS

"ACQUISITION" means the acquisition by the Purchaser, directly or indirectly, of all of the shares of Skis Rossignol and of its Subsidiaries held directly or indirectly by the Sellers (including (i) the acquisition of the shares of the Company, to be held by the Sellers following the capital increase provided for in Article 2.8, in accordance with this Agreement, and (ii) where applicable, the acquisition of the shares of the Company and the shares of Roger Cleveland US which are the subject of the put and call options provided for in the RC Shareholders' Agreement and the SCA Shareholders' Agreement).

"ADDITIONAL COMPANY SHARES" has the meaning given to it under Article 2.8(d).

"ADDITIONAL TRANSFERRED SHARES" has the meaning given to it under Article 2.9.

"AGREEMENT" means this agreement and its exhibits and schedules, including the Ancillary Agreements.

"ANCILLARY AGREEMENTS" means, collectively, the Escrow Agreement, the Pilot Expansion Deed of Purchase, the Unlimited Partners Withdrawal Agreement, the Purchase Agreement for the Remaining Skis Rossignol Shares, the Minority Holdings Purchase Agreement, the RC Shareholders' Agreement, the SCA Shareholders' Agreement, and the contract for the provision of services dated as of the First Closing Date, by and between Quiksilver and Mr. Laurent Boix-Vives.


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"ANTITRUST REGULATIONS" means all antitrust laws and regulations, applicable in
France and abroad, with the purpose of or the effect of regulating the mergers of companies or in more general terms free competition, including Articles L. 430-1 and following of the French Commercial Code and Decree n(degree) 2002-689 of April 30, 2002, Council Regulation n(degree) 4064/89 of December 21, 1989 relating to the control of mergers between companies, as modified, as well as the Hart-Scott-Rodino Antitrust Improvements Act of 1976 of the United States of America, as amended.

"BUSINESS DAY" means, with respect to France or the United States, any day other than a Saturday, a Sunday or a day on which commercial banks or regulated markets are closed for business during the entire day in Paris or New York, respectively, it being specified that references herein to a "Business Day" without reference to France or the United States shall be references to days which are both French Business Days and US Business Days.

"CAPITAL INCREASE" has the meaning given to it under Article 2.8.

"CASH TENDER OFFER" has the meaning given to it under Article 2.2(a).

"COMPANY" has the meaning given to it in the Preamble of this Agreement.

"COMPANY NET ASSETS" means the difference (positive or negative) between (i) all of the assets and any cash and short term securities (disponibilites et valeurs mobilieres de placement) of the Company and SDIF, on a consolidated basis, including notes due but not paid (effets echus remis a l'encaissement) but excluding notes for payment and notes for discounting (effets non-echus a l'encaissement et effets a l'escompte) and any cash deposited by way of security and, (ii) the amount of all debt and liabilities of the Company (whether on or off-balance sheet), including bank borrowings and liabilities underwritten or guaranteed by the Company or SDIF, including bank overdraft and accrued interest, convertible bonds, debenture bonds, other borrowings and financial liabilities (including net shareholder debt and net intra-group debt), agreements for the deferred payment of goods or services, tax debt, payables to fixed assets suppliers and related accounts (dettes sur immobilisations et comptes rattaches), obligations the performance of which is guaranteed by a surety or pledge, capitalized leases (credit-baux), and provisions for financial risks and costs of the Company and of SDIF, on a consolidated basis.

"CONTROLLING INTEREST" has the meaning given to it under Article 2.3.

"CONTROLLING INTEREST PURCHASE PRICE ADJUSTMENT" has the meaning given to it under Article 3.1(e)(ii).

"DATE OF THE TRANSFER OF THE REMAINING SKIS ROSSIGNOL SHARES" means either (i) the Second Closing Date, or (ii) in the event that the Purchaser wishes to implement the provision of Article 232-4 of the General Regulation of the French Autorite des marches financiers with respect to the reopening of a public offer, any other French Business Day notified by the Purchaser to the Sellers with no less than twenty-four (24) hour prior notice, comprised between the date of the first publication by Euronext Paris of the interim result of the Cash Tender Offer and the Second Closing Date.



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"DISPUTED PROVISIONS" has the meaning given to it under Article 8.6.

"ESCROW AGENT" means Societe Generale, a bank with registered office at 29, boulevard Haussmann, 75009 Paris.

"ESCROW AGREEMENT" means the escrow agreement set forth in Exhibit 2.3(b).

"ESTIMATED NET ASSETS" has the meaning given to it under Article 3.1(e).

"ESTIMATED PRICE OF THE CONTROLLING INTEREST" has the meaning given to it under
Article 3.1(b).

"EURIBOR" means the rate equal to the interbank interest rate applicable to three (3) month deposits in euros, as calculated by the Banking Federation of the European Union and published for information purposes on the Euribor Page of the Moneyline Telerate 248 screen (or any other page that is substituted therefor, or in the lack thereof, on the equivalent pages of Reuters or Bloomberg).

"EXPERT" has the meaning given to it under Article 3.1(e).

"FIRST CLOSING DATE" has the meaning given to it under Article 2.1 of this Agreement.

"INDEPENDENT EXPERT" means Detroyat et Associes, represented by Ms. Marie-Ange Farthouat.

"INTERIM PERIOD" has the meaning given to it under Article 5.1(a) of this Agreement.

"KNOWLEDGE OF THE SELLERS" means, with respect to any fact or event, the knowledge of such fact or event by any of the Sellers.

"MINORITY HOLDINGS" means, collectively, (i) 1,231 shares in Skis Dynastar SA, representing 0.75% of the capital and the voting rights in that company, (ii) 200 shares in Skis Rossignol de Espana SA, representing 3.33% of the capital and the voting rights in that company, (iii) 1 share in Rossignol Ski Osterreich, representing 0.25% of the capital and the voting rights in that company, (iv) 96,687 shares in Rossignol Lange SpA, representing 0.55 % of the capital and the voting rights in that company, (v) 5 shares in Rossignol Ski Poles Vallee d'Aoste representing 0.01% of the capital and the voting rights in that company,
(vi) 1 share in Rossignol Ski AG, representing 0.02% of the capital and voting rights and (vii) 1 share in Look Fixations SA, representing 0.0001% of the capital and the voting rights in that company, in each case held by the Sellers at the First Closing Date.

"MINORITY HOLDINGS PURCHASE AGREEMENT" means the agreement set forth in Exhibit 2.5.

"MINORITY SHAREHOLDERS" has the meaning given to it under Article 5.2(b).

"NET ASSETS INCREASE" has the meaning given to it under Article 3.1(e)(ii).

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"OPACO" has the meaning given to it under Article 2.2(a).

"PILOT EXPANSION" means Pilot Expansion, a societe a responsabilite limitee (limited liability company) with capital of EUR 16,000, with registered offices at the place called "Le Menon", Voiron (38500), France, registered with the Registry of Commerce and Companies of Grenoble under number 431 779 156.

"PILOT EXPANSION DEED OF PURCHASE" means the agreement set forth under Exhibit 8.8.

"PREAMBLE" means (i) the introductory paragraphs A, B and C of this Agreement and (ii) the designation of the Parties set forth at the top of this Agreement.

"PRE-SIGNING TRANSACTIONS" means the increase in the capital of the Company performed immediately before the completion of the sale of the Pilot Expansion Shares pursuant to Article 2.1, by means of a contribution in kind (apport en nature) by the Sellers in favor of the Company of 1,247,320 shares in Skis Rossignol, as a result of which the Company's direct and indirect equity ownership in Skis Rossignol was increased, as of the First Closing Date, from 3,537,659 shares to 4,784,979 shares, representing 38.43% of the capital and 49.84% of the voting rights of Skis Rossignol (based on a number of voting rights not including additional voting rights resulting from the exercise of Skis Rossignol stock options since March 29, 2005); as well as the issuance to the benefit of the Sellers, in consideration for this contribution, of 130,789 newly issued ordinary shares of common stock of the Company, provided that 144,050 ordinary shares of the Company shall have been converted into preferred shares beforehand.

"PURCHASE AGREEMENT FOR THE REMAINING SKIS ROSSIGNOL SHARES " means the agreement set forth in EXHIBIT 2.6.

"PURCHASE PRICE OF THE ADDITIONAL TRANSFERRED SHARES" has the meaning given to it under Article 3.1(c).

"PURCHASE PRICE OF THE CONTROLLING INTEREST" has the meaning given to it under
Article 3.1(b).

"PURCHASE PRICE OF THE PILOT EXPANSION SHARES" has the meaning given to it under
Article 3.1(a).

"RC SHAREHOLDERS' AGREEMENT" means the shareholders' agreement set forth in
Exhibit 2.7.

"REMAINING SKIS ROSSIGNOL SHARES" means seven hundred and forty nine thousand nine hundred and fifty eight (749,958) shares in Skis Rossignol which remain held by the Sellers following completion of the Pre-Signing Transactions and representing 6.02% of the capital and 8.83% of the voting rights in Skis Rossignol.

"ROGER CLEVELAND US" means Roger Cleveland Golf Company, Inc., a company governed by the laws of the State of California, United States of America.

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"ROSSIGNOL SKI COMPANY, INC." means Rossignol Ski Company, Inc., a company governed by the laws of the State of Delaware, United States of America.

"SCA SHAREHOLDERS' AGREEMENT" means the shareholders' agreement set forth in
Exhibit 2.4.

"SDIF" means Societe de Developpement Industriel et Financier, a limited liability company with capital of EUR 762,245.09, with its registered office at the place called "Le Menon", Voiron (38500), France, registered with the Registry of Commerce and Companies of Grenoble under number 411 001 209.

"SECOND CLOSING DATE" means either (i) the Settlement-Delivery Date, or (ii) if the Settlement-Delivery Date has not occurred before July 19, 2005, July 19, 2005 (provided that in the event that the authorizations necessary for the Purchase under the Antitrust Regulations have not been obtained on or prior to that date, the Second Closing Date will be the date on which these authorizations are obtained).

"SELLERS' REPRESENTATIVE" has the meaning given to it under Article 8.3.

"SETTLEMENT-DELIVERY DATE" means the date of the settlement and delivery to the Purchaser or OPACO of the shares of Skis Rossignol acquired by the Purchaser or OPACO, as the case may be, in the Cash Tender Offer (not including the shares that may be acquired by the Purchaser or OPACO in connection with the reopening of the Cash Tender Offer in accordance with Article 232-4 of the General Regulation of the French Autorite des marches financiers, and which will be the subject of a subsequent settlement-delivery).

"SKIS ROSSIGNOL" has the meaning given to it in the Preamble of this Agreement.

"SUBSIDIARY" means, with regard to any legal person, any person or entity controlled by that legal person according to the meaning provided by Article L. 233-3 of the French Commercial Code, including any joint-venture company (societe en participation), economic interest groupings (groupements d'interet economiques) or partnership of which that legal person is a member, provided that Article L. 233-3 of the French Commercial Code shall be interpreted to include, mutatis mutandis, entities that are not commercial companies (for example, non-commercial entities, economic interest groupings or associations).

"SUBSIDIARY SHARES" has the meaning given to it in Article 6.2(d).

"TRANSFER" means any transaction involving a transfer of ownership, including, without limitation, (i) sales and transfers (with or without consideration, inter vivos or mortis causa), including any transfer by means of an adjudication or by virtue of a judgment, (ii) transfers for the payment of goods or services (dation en paiement), or by means of an exchange, partition, division, loan (including specifically any loan of securities), sale with right of repurchase (vente a remere), contribution, business contribution, liquidation, merger or demerger, spin-off, split-off or any combination of these transactions, (iii) transfers concerning ownership, usufruct or any other subdivision of ownership rights or any other right concerning the object of the transfer (and including, where applicable, any voting right or the right to receive dividends), and to "TRANSFER" means the right to proceed with any of the foregoing transactions, or to undertake to proceed with such a transaction.

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"UNLIMITED PARTNERS WITHDRAWAL AGREEMENT" means the agreement set forth in
Exhibit 3.2(b).

"UPFRONT PAYMENT" means an amount equal to EUR 6,559,241, representing 10% of the Estimated Price of the Controlling Interest.

ARTICLE 2 - ACQUISITION TRANSACTIONS

THE PARTIES AGREED TO EXECUTE THE ACQUISITION ACCORDING TO THE FOLLOWING TERMS AND STEPS:

2.1 TRANSFER OF THE PILOT EXPANSION SHARES

Under the condition subsequent provided by Article 4.1 below, and in accordance with the other terms and conditions of this agreement, the Sellers transfer to the Purchaser, and the Purchaser acquires from the Sellers, as of the date of this Agreement (the "FIRST CLOSING DATE"), one thousand six hundred (1,600) shares of Pilot Expansion, representing all of the shares of Pilot Expansion (the "PILOT EXPANSION SHARES"), free of all encumbrances, charge, liens, security interest or other restrictions, limitations or third party rights whatsoever, in order to enable Quiksilver to become, indirectly, the sole unlimited partner of the Company.

2.2 CASH TENDER OFFER

(a) The Purchaser shall file, directly or indirectly through a company in which it holds all of the capital and voting rights, directly or indirectly (hereinafter "OPACO"), as soon as possible before or after obtaining the authorizations necessary for the Acquisition under the Antitrust Regulations, a cash tender offer for all of the shares of Skis Rossignol (the "CASH TENDER OFFER").

(b) The Cash Tender Offer price shall be nineteen (19) Euros per share in Skis Rossignol.

(c) It is agreed between the Parties that the bid document (note d'operation) filed with, and to be approved by, the French Autorite des marches financiers in relation to the Cash Tender Offer, shall consist of a joint document (note conjointe) by the Purchaser and/or OPACO and Skis Rossignol; and the Sellers shall procure that Skis Rossignol supply all of the information and documents required for the drafting of this document, including documents to be provided by the auditors of Skis Rossignol. Following the filing of the bid document with the French Autorite des marches financiers, the Sellers shall provide their assistance to the Purchaser in the preparation of the documents relating to the Cash Tender Offer, and more generally, in all of the steps taken by the Purchaser in order to ensure the successful outcome of the Cash Tender Offer, from the First Closing Date until the settlement and delivery of the shares acquired by the Purchaser, whether in the Cash Tender Offer or, where applicable, in connection with the buyout offer followed by a squeeze out (as provided for in paragraph (e) below). Sellers will procure that Skis Rossignol, for this whole period, provide its assistance to the Purchaser in these steps and specifically that they (i) promptly supply the Purchaser with all of the information which the French Autorite des marches financiers considers necessary for the purposes of their decision on the admissibility of



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the Cash Tender Offer and their approval of the bid documentation and (ii)
participate, at the request of the Purchaser, through the relevant members of its management board and/or supervisory board, in any meetings and conference calls that may be scheduled with the French Autorite des marches financiers, the Independent Expert and/or any other authority or person in connection with the Cash Tender Offer.

(d) The Sellers shall procure that the supervisory board of Skis Rossignol vote unanimously in favor of a favorable and unconditional recommendation by the supervisory board on the Cash Tender Offer filed by the Purchaser and/or OPACO.

(e) The Purchaser or OPACO shall file, if it holds directly and/or indirectly, more than 95% of the capital or voting rights in Skis Rossignol at the end of the Cash Tender Offer (including following a reopening of such offer pursuant to Article 232-4 of the General Regulation of the French Autorite des marches financiers, where applicable), a buyout offer (offre publique de retrait) bid followed by a squeeze out (retrait obligatoire), in order to acquire from the public the Skis Rossignol shares which it does not own at this date, and to proceed, where applicable, with the delisting of the Skis Rossignol shares from the Eurolist by Euronext, all in accordance with applicable laws and regulations.

(f) The Sellers consider it to be in the interest of the shareholders of Skis Rossignol to tender their shares to the Cash Tender Offer; consequently, they will declare themselves publicly to be in favor of the Cash Tender Offer, without reserve, and they shall refrain from making any comments or observations, both in the public and the private domain, or from taking any steps likely to encourage the shareholders of Skis Rossignol in general or any one of them not to tender their shares to the Cash Tender Offer (including shares tendered in connection with the reopening of such offer pursuant to
Article 232-4 of the General Regulation of the French Autorite des marches financiers, where applicable) or to the buyout offer referred to in paragraph
(e) above.

(g) The Parties agree that (i) the Sellers will not tender the Remaining Skis Rossignol Shares to the Cash Tender Offer, since these shares shall instead be transferred to the Company pursuant to the Purchase Agreement for the Remaining Skis Rossignol Shares provided for herein, and that (ii) the Company shall not tender its Skis Rossignol shares to the Cash Tender Offer, since these shares will have been transferred to the Purchaser indirectly by means of transfers of shares in the Company pursuant to Articles 2.3 and 2.9 of this Agreement and the SCA Shareholders' Agreement.

2.3 TRANSFER OF THE CONTROLLING INTEREST

(a) Subject to the condition precedent provided in Article 4.2 below, the Sellers shall transfer to the Purchaser, and the Purchaser shall acquire from the Sellers, on the Second Closing Date, three hundred and sixty one thousand nine hundred and eighty nine (361,989) ordinary shares of common stock of the Company, free of all encumbrances, charge, liens, security interest or other restrictions, limitations or third party rights whatsoever (the "CONTROLLING INTEREST"), representing 71.53% of the capital of the Company, being the entirety of the ordinary shares of the Company (before taking into account the Additional Company Shares issued in connection with the Capital Increase), it being specified that the Sellers shall retain the Company's preferred shares with limited voting rights in accordance with the SCA Shareholders' Agreement.

(b) As a guarantee for their obligation to deliver the Controlling Interest on the Second Closing Date, the Sellers agree to deposit the Controlling Interest in escrow, on the First Closing Date, in accordance with the Escrow Agreement set forth in EXHIBIT 2.3(B); in return, as security for its obligation to pay the price thereof, the Purchaser shall pay to the Sellers, on the First Closing Date, an amount equal to the Upfront Payment, and consents to the escrow of an amount equivalent to 70% of the Estimated Price of the Controlling Interest, reduced by the Upfront Payment, in accordance with the Escrow Agreement.

2.4 SIGNING OF THE SCA SHAREHOLDERS' AGREEMENT

The Purchaser grants to the Sellers, and the Sellers grant to the Purchaser, an option to buy and an option to purchase, respectively, the Company shares held by the Sellers that are not transferred pursuant to Article 2.3 above (including the preferred shares resulting from the Capital Increase set forth in Article 2.8), and the Parties agree to define certain conditions of their relations in their capacity as shareholders of the Company and more specifically the terms of the conversion of the Company into a societe par actions simplifiee (simplified joint-stock company). For this purpose, the Parties shall, on the First Closing Date, enter into the SCA Shareholders' Agreement set forth in Exhibit 2.4.

2.5 SIGNING OF THE MINORITY HOLDINGS PURCHASE AGREEMENT

The Parties shall procure the transfer by the Sellers to Skis Rossignol, on the Second Closing Date, of the Minority Holdings. In order to decide upon the terms and conditions of this transfer, henceforth, the Sellers shall enter into, and shall procure that Skis Rossignol enter into, on the First Closing Date, the Minority Holdings Purchase Agreement contained in EXHIBIT 2.5 providing, under the terms and conditions set forth therein, for the transfer by the Sellers to Skis Rossignol, on the Second Closing Date, of the entirety of the holdings held directly or indirectly by the Sellers in the Subsidiaries of Skis Rossignol (with the exception of the shares in Roger Cleveland US which are the subject of put and call options under the RC Shareholders' Agreement).

2.6 SIGNING OF THE PURCHASE AGREEMENT FOR THE REMAINING SKIS ROSSIGNOL SHARES

The Parties shall procure the transfer by the Sellers to the Company, on the Second Closing Date, of the Remaining Skis Rossignol Shares. In order to decide upon the modalities of this transfer from this time on, the Sellers undertake to sign with the Company, and to ensure that the Company signs with them, on the First Closing Date, the Purchase Agreement for the Remaining Skis Rossignol Shares set forth in EXHIBIT 2.6 providing, according to the terms and conditions set forth herein, for the transfer by the Sellers to the Company, on the Date of the Capital Increase, of the entirety of the shares of Skis Rossignol held directly or indirectly by the Sellers who will not have transferred them under the terms of Article 2.3 or contributed them to the Company in the context of the Pre-Signing Transactions.

2.7 SIGNING OF THE RC SHAREHOLDERS' AGREEMENT

The Parties agree, on the Second Closing Date, to grant the Sellers an option to sell, and to grant Rossignol Ski Company, Inc. (or any other company designated by the Purchaser) an option to purchase, the shares in Roger Cleveland US held directly or indirectly by the Sellers, and to define certain conditions of their relations in their capacity as shareholders of Roger Cleveland US. For this purpose, the Parties shall, on the First Closing Date, enter into the RC Shareholders' Agreement set forth in Exhibit 2.7, it being specified that this agreement shall not become effective until the Second Closing Date in accordance with the terms thereof.

2.8 CAPITAL INCREASE OF THE COMPANY

(a) The Parties shall procure that the Company proceed, on the Second Closing Date, with an increase in the capital of the Company, in cash, for an amount equal to one million two hundred and fifty eight thousand one hundred and ninety two (1,258,192) euros, not including the share premium (the "CAPITAL INCREASE").

(b) To this end, the Parties agree to provide their mutual assistance in order to ensure the successful outcome of the Capital Increase on the scheduled date and, specifically, to contact the Company's statutory auditor so that he can deliver the relevant certifications in a timely manner.

(c) The Sellers undertake to subscribe the proposed capital increase in full and to pay in full the price of the subscription at the date of the Capital Increase stated above, by way of offset against the debt corresponding to the purchase price of the Remaining Skis Rossignol Shares. The Parties agree in advance to the offsetting of the debt to be incurred by the Company in connection with the acquisition of the Remaining Skis Rossignol Shares, against the debt corresponding to the subscription price of the shares issued in the Capital Increase; and they agree that such debts shall become certain, due and payable (certaines, liquides et exigibles) on the Second Closing Date, as a result of the completion of the Acquisition transactions set forth in this Agreement, in such a way that the offsetting shall be effected without the need for any supplementary deed, agreement or undertaking.

(d) Based on the price of the Remaining Skis Rossignol Shares transferred to the Company and the valuation retained for the Company for the purposes of the Transfer of the Controlling Interest (without taking into account any Controlling Interest Purchase Price Adjustment), the Capital Increase will result in an issue of 76,518 ordinary shares and 2,119 preferred shares of the Company (the "ADDITIONAL COMPANY SHARES"). The Parties understand and agree that the number of Additional Company Shares and the amount of the Capital Increase results from the price offered by the Purchaser for each share in Skis Rossignol as part of the Cash Tender Offer, and the values freely negotiated between them, retained for the other assets and liabilities of the Company. Consequently, the Parties waive, in advance, any right to recourse that they may have one against the other or against the Company, due to the fact that the amount of the Capital Increase may not correspond to the real value of the Remaining Skis Rossignol Shares.

2.9 TRANSFER OF THE ADDITIONAL TRANSFERRED SHARES

Subject to the condition precedent of the performance of the Capital Increase, and in accordance with the terms and conditions of this Agreement, the Sellers shall transfer to the Purchaser, and the Purchaser shall buy from the Sellers, on the Second Closing Date, seventy six thousand five hundred and eighteen (76,518) ordinary shares of the Company, issued as part of the Capital Increase (the "ADDITIONAL TRANSFERRED SHARES"), representing 13.09 % of the capital of the Company, free of all encumbrances, charge, liens, security interest or other restrictions, limitations or third party rights whatsoever, according to the terms and conditions defined by this Agreement.

ARTICLE 3 - PRICE, COMPLETION OF TRANSFERS

3.1 PRICE

(a) The sale and purchase of the Pilot Expansion Shares shall be made for a total price of ten thousand Euros (E10,000) (the "PURCHASE PRICE OF THE PILOT EXPANSION SHARES").

(b) The sale and purchase of the Controlling Interest shall be made and accepted for a price per Company share of one hundred and eighty-one Euros and twenty cents (E181.20), being a total price of sixty-five million five hundred and ninety-two thousand four hundred and seven Euros (E65,592,407) (the "ESTIMATED PRICE OF THE CONTROLLING INTEREST"), reduced or increased by the Controlling Interest Purchase Price Adjustment, determined in accordance with paragraph (e) below (the "PURCHASE PRICE OF THE CONTROLLING INTEREST").

(c) The sale and purchase of the Additional Transferred Shares shall be made and accepted for a price per Company share of one hundred and eighty-one Euros and twenty cents (E181.20), being a total price of thirteen million eight hundred and sixty-five thousand and sixty-two Euros (E13,865,062) (the "PURCHASE PRICE OF THE ADDITIONAL TRANSFERRED SHARES").

(d) Payment of the Purchase Price of the Pilot Expansion Shares shall be made on the First Closing Date, by wire transfer of an amount equal to the Purchase Price of the Pilot Expansion Shares to an account indicated by the Sellers' Representative no later than five (5) days before the First Closing Date.

(e) Payment of the Purchase Price of the Controlling Interest and the Purchase Price of the Additional Transferred Shares shall be made as follows:

     (i) As security for its obligation to pay the Purchase Price of the Controlling Interest, (x) the Purchaser shall escrow on the First Closing Date, in accordance with the Escrow Agreement set forth in EXHIBIT 2.3(B), an amount corresponding to seventy percent (70%) of the Estimated Price of the Controlling Interest, reduced by the Upfront Payment, by wire transfer of an amount equal to 39,355,444 Euros, and (y) the Purchaser shall pay the Upfront Payment to the Sellers, in cash by wire transfer to the account indicated by the Sellers for the payment of the Purchase Price of the Shares of Pilot Expansion.

     (ii) The Estimated Price of the Controlling Interest has been calculated on the basis of the Sellers' good faith estimate of the Net Assets of the Company at the First Closing Date, being a negative amount equal to (1,471,888) Euros (the "ESTIMATED NET ASSETS"), a detailed statement of which shall have been given to the Purchaser no later than the fifth (5th) day before the First Closing Date. The Purchaser shall have a period of twenty (20) days following the First Closing Date, in which to notify the Sellers of its comments on the calculation of the Net Assets of the Company at the First Closing Date as determined by the Sellers. In the absence of any comments passed to the Sellers within this period, the Net Assets of the Company at the First Closing Date shall be deemed to be the Estimated Net Assets, and the Controlling Interest Purchase Price Adjustment shall be equal to zero. However, in the event that the Purchaser does notify comments to the Sellers, the Sellers shall have a period of ten (10) days in which to indicate to the Purchaser their agreement or disagreement with such comments made by the Sellers. In the event of an agreement of the Sellers, or in the absence of any notification sent to the Purchaser within the ten (10) day period mentioned above, the Net Assets of the Company at the First Closing Date shall be deemed to be the amount of the Net Assets of the Company calculated by the Purchaser. In the event that the Sellers disagree with the comments made by the Purchaser, the Sellers and the Purchaser shall have an additional period of ten (10) days in which to reach an agreement on the amount of the Net Assets of the Company at the First Closing Date. On expiry of this period, in the absence of an agreement between the Parties, the Parties shall by common agreement designate an international firm of auditors (the "EXPERT") which shall be charged with determining the amount of the Net Assets of the Company at the First Closing Date, if possible within twenty (20) days from its appointment, expressing an opinion solely on the points of disagreement existing between the Parties, and using the amounts on which the Parties are in agreement as a basis for the other elements of the calculation. In the event that the Parties cannot reach an agreement on which Expert to appoint, the Expert shall be appointed by the Commercial Court of Paris at the request of the most diligent party. The amount of the Net Assets of the Company at the First Closing Date indicated by the opinion of the Expert shall be binding on the Parties and shall serve as a basis for the calculation of the Purchase Price of the Controlling Interest. The fees of the Expert shall be payable by the Sellers or by the Purchaser depending on whether the amount of the Net Assets of the Company, as determined by the Expert, is nearer to the estimation of such amount made by the Purchaser or the Sellers respectively, at the time of recourse to the Expert. The Purchase Price of the Controlling Interest shall consist of an amount equal to the Estimated Price of the Controlling Interest, (x) increased by an amount equal to the difference between the amount of the Net Assets of the Company at the First Closing Date and the Estimated Amount of the Net Assets (the "INCREASE OF THE NET ASSETS"), if such difference is positive or (y) reduced by an amount equal to the absolute value of the Increase of the Net Assets, if the Increase of the Net Assets is negative (the "CONTROLLING INTEREST PURCHASE PRICE ADJUSTMENT").

     (iii) On the Second Closing Date,

          (1) the Purchaser shall remit to the Sellers share certificates drawn up in the name of each of the Sellers, allocated amongst them in accordance with
EXHIBIT 3.1(C), representing a total number of shares of the Purchaser's common stock determined in a way that the value of the common shares of the Purchaser so remitted shall represent 30% of the amount of the Estimated Price of the Controlling Interest and of the Purchase Price of the

Additional Transferred Shares, provided that the value of each such share shall be the closing price of $28.99 on the New York Stock Exchange on April 12, 2005 or, alternatively, upon agreement of the Parties in good faith, such 30% consideration to be paid in stock may instead be paid in cash, which the Sellers would be obligated to use all or a portion of to purchase shares of the Company's common stock in open market or privately regulated transactions, in each case in accordance with applicable laws.

          (2) either (x) the Escrow Agent will release to the Sellers an amount equal to 70% of the Estimated Price of the Controlling Interest, less the Upfront Payment, escrowed pursuant to paragraph (i) above, and the Purchaser shall pay to the Sellers the Controlling Interest Purchase Price Adjustment, if the Purchase Price of the Controlling Interest is greater than or equal to the Estimated Price of the Controlling Interest, or (y) the Escrow Agent will release to the Sellers an amount equal to 70% of the Estimated Purchase Price of the Controlling Interest less the Upfront Payment, escrowed pursuant to paragraph (i) above, reduced by the Controlling Interest Purchase Price Adjustment, and shall pay to the Purchaser the Controlling Interest Purchase Price Adjustment, if the Purchase Price of the Controlling Interest is less than the Estimated Price of the Controlling Interest;

          (3) the Purchaser shall pay to the Sellers 70% of the Purchase Price of the Additional Transferred Shares, in cash by wire transfer to an account indicated by the Seller's Representative to the Purchaser no later than five (5) days before the Second Closing Date (or, if no indication is given, to the account indicated by the Sellers for receiving the Upfront Payment).

(f) The shares of common stock of the Purchaser remitted to the Sellers pursuant to paragraph (e) above shall be non-transferable for a period of three years from the Second Closing Date. Consequently, the Sellers undertake vis-a-vis the Purchaser, except with the prior written agreement of the Purchaser, for themselves and on behalf of all the entities that they control or that are under common control with them, from the date of the delivery of the Quiksilver shares to them and until the expiry of a period of three years thereafter, not to (x) offer, loan, assign, sell, issue or otherwise Transfer (including by way of public offering, private placement with institutional investors or directly contracted transfer), directly or indirectly (including by means of the use of any financial instrument, swap or other optional agreement or instrument), Quiksilver shares or any other instruments giving the right, through conversion, exchange, redemption, exercise of a warrant or otherwise, to the allocation of securities (issued or to be issued) representing an equity interest in Quiksilver, or enter into any agreement that would result in an assignment or transfer, in full or in part, of the financial consequences of the ownership of Quiksilver shares; nor to (y) publicly announce its intent to carry out such an offer, loan, assignment, sale, issue or Transfer; nor to (z) grant or consent to the grant of a pledge, security interest, lien, charge, encumbrance or other right relating to the Quiksilver shares or any of the securities mentioned in paragraph (x) above (provided that pledges of such shares or securities shall be permitted on the condition that the beneficiary of the pledge agrees to be bound by this lock-up agreement for the remaining duration of the 3-year period); provided that each of the Sellers shall at all times be entitled to Transfer its shares to any other Seller and to any company in which the Sellers together hold all of the capital and voting rights (except for director's shares transferred to a director in order for her/him to be able to validly perform her/his functions), on the condition that, during the entire period in which the transfer restrictions herein remain in force, (i) the Transferee agrees in writing, prior to the Transfer, to be bound by the transfer restrictions herein (provided that Sellers shall be jointly liable in the event of a breach of such agreement) and (ii) the Sellers continue to hold, together, the entirety of the capital and voting rights of the transferee (except for directors' qualifying shares). Each of the Sellers shall be jointly and severally liable with the other Sellers for purposes of the lock-up agreement contained herein. Any act or commitment taken or made in breach of the transfer restrictions herein shall be null and void and shall not be enforceable against the Purchaser; the Purchaser shall not give effect to any request for transfer made in breach of these transfer restrictions.

3.2 COMPLETION OF THE FIRST CLOSING

At the First Closing Date,

(a) the Sellers shall remit to the Purchaser the documents listed in Exhibit 3.2(a);

(b) a meeting of the shareholders of Pilot Expansion duly convened by the Sellers shall be held, for the purpose prior to the transfer of the Pilot Expansion Shares, of (i) modifying the by-laws of Pilot Expansion, in order to enable the transfer of the Pilot Expansion Shares to the Purchaser, and (ii) approving the transfer to the Purchaser of the entirety of the shares in Pilot Expansion, under the terms of this Agreement, (iii) authorizing the resignation of the management and the appointment of Mr. Bernard Mariette as the replacement manager and (iv) of modifying the by-laws of Pilot Expansion accordingly;

(c) concurrently with the meeting held pursuant to paragraph (b) above, a general meeting of the limited partners of the Company, duly convened by the Sellers, will be held, for the purpose, prior to the performance of the transfer of the Shares of Pilot Expansion, of (i) proceeding with the Pre-Signing Transactions, amending the Company's by-laws to provide for transfer restrictions applicable to the Company preferred shares and the put and call options with respect to such preferred shares, (ii) modifying Article 3.1 of the Company by-laws, in order to enable Pilot Expansion to remain sole unlimited partner of the Company following the transfer by Mr. Laurent Boix-Vives and Ms. Jeannine Boix-Vives of their shares in Pilot Expansion, (iii) modifying Article
4.3 of the by-laws, in order that the resignations of the managers of the Company take effect immediately on the First Closing Date, (iv) agreeing in advance to the escrow and further transfer of the Controlling Interest of the limited partners of the Company, subject to the transfer of the Pilot Expansion Shares and immediately upon such transfer, (v) acknowledging the resignation of Mr. Laurent Boix-Vives, Ms. Jeannine Boix-Vives, Ms. Sylvie Bernard and Ms. Christine Simon from their positions as managers of the Company, and appointing Pilot Expansion to replace them, (vi) acknowledging the withdrawal and cancellation of the unlimited shares of Mr. Laurent Boix-Vives, Ms. Jeannine Boix-Vives, Ms. Sylvie Bernard and Ms. Christine Simon pursuant to the Unlimited Partners Withdrawal Agreement, and then amend the Company's by-laws accordingly,
(vii) authorizing the management to proceed with the Capital Increase, (viii) authorizing in advance the transfer of the Additional Transferred Shares, and
(ix) authorizing, further to the resignation of the current members of the Company's Supervisory Board (subject to the transfer of the Controlling Interest), the appointment of Quiksilver Alps LLC and Quiksilver Links LLC as new members of the Supervisory Board;

(d) concurrently with the meetings held pursuant to paragraphs (b) and (c) above, a general meeting of the unlimited partners of the Company will be held, duly convened by the Sellers, for the purpose, prior to the completion of the transfer of the Pilot Expansion Shares, of (i) proceeding with the Pre-Signing Transactions, amending the Company's by-laws to provide for transfer restrictions applicable to the Company preferred shares and the put and call options with respect to such preferred shares, (ii) authorizing the escrow and subsequent transfer to Purchaser of the Company shares and, subject to the transfer of the Pilot Expansion Shares, (iii) acknowledging the resignation of the Company's managers and appointing Pilot Expansion to replace them, (iv) acknowledging the cancellation of the former managers' unlimited shares, (v) amending the by-laws accordingly, and (v) approving all of the resolutions passed by the general meeting of limited partners;

(e) the Sellers in their capacity as limited partners, and the Sellers and the Purchaser in their capacity as successive partners of Pilot Expansion and successive unlimited partners of the Company, shall vote in favor of the resolutions proposed in accordance with paragraphs (b) through (d) above;

(f) the Purchaser shall pay the Sellers the Price of the Pilot Expansion Shares and the Upfront Payment, and escrow the relevant amounts in accordance Article
3.1 above.

Except by means of the Purchaser's written waiver on the submission of a document, each and every one of the operations that must be performed on the First Closing Date shall be deemed effected under the condition precedent of all such operations being carried out, in such a way that no operation or submission of documentation shall be deemed definitive for so long as all of the operations and submissions remain incomplete. The Parties undertake to carry out all of the formalities and to take all measures that may be necessary for the successful outcome of the operations that must be completed at the First Closing Date pursuant to this Agreement.

3.3 COMPLETION OF THE SECOND CLOSING

At the Second Closing Date,

(a) the Controlling Interest shall be transferred to the Purchaser and the price therefor shall be paid to the Sellers, under the terms provided in this Agreement and in the Escrow Agreement;

(b) the Minority Holdings shall be transferred to Skis Rossignol under the terms of the Minority Holdings Purchase Agreement;

(c) the Capital Increase shall be effected under the terms of Article 2.8; the manager of the Company, on delegation by the general meeting, shall decide on the Capital Increase and observe the consummation thereof;

(d) the Sellers shall remit to the Purchaser the documents listed in Exhibit 3.3(d);

(e) the Purchaser shall remit to the Sellers the Purchase Price of the Additional Transferred Shares, under the terms defined in Article 3.1.

Except by means of the Purchaser's written waiver on the submission of a document, each and every one of the operations that must be performed on the Second Closing Date shall be deemed effected under the condition precedent of all such operations being carried out, in such a way that no operation or submission of documentation shall be deemed definitive for so long as all of the operations and submissions remain incomplete. The Parties undertake to carry out all of the formalities and to take all measures that may be necessary for the successful outcome of the operations that must be completed at the Second Closing Date pursuant to this Agreement.

ARTICLE 4 - CONDITION SUBSEQUENT; CONDITION PRECEDENT; COMPETING BIDS

4.1 CONDITION SUBSEQUENT

The transfer of the Pilot Expansion Shares in accordance with Article 2.1 is subject to the condition subsequent of the failure to obtain the authorizations necessary for the performance of the Acquisition pursuant to Antitrust Regulations as of December 31, 2005.

4.2 CONDITION PRECEDENT

Any and all obligations to be performed by the Parties at the Second Closing Date pursuant to this Agreement (including the Ancillary Agreements) shall be subject to the condition precedent that the authorizations necessary for carrying out the Acquisition pursuant to the Antitrust Regulations shall have been obtained.

4.3 COMPETING BID

(a) In the event that one or more public bids for the shares of Skis Rossignol are declared admissible by the French Autorite des marches financiers and compete with the Cash Tender Offer (a "COMPETING BID"), the Sellers shall remain bound by their obligation to transfer the Remaining Skis Rossignol Shares to the Company pursuant to the Purchase Agreement for the Remaining Skis Rossignol Shares. The Parties understand and agree that payment of damages would not constitute an adequate remedy, in the event of the breach by the Sellers of their obligation to deliver the Remaining Skis Rossignol Shares; and they hereby agree that the remedy of specific performance (execution forcee) shall apply in the event of such a breach, as well as in the event of a failure by the Purchaser to pay the Price of the Additional Transferred Shares.

(b) In the event that the Sellers, in breach of the obligations set forth in this Agreement, tender their Remaining Skis Rossignol Shares to a Competing Bid or Transfer such shares or any other rights they hold in Skis Rossignol to any person other than the Company or the Purchaser, the Sellers shall pay the Purchaser, by no later than the date on which the Transfer takes place, a fixed amount equal to one-third of the pre-tax gain realized by Sellers in connection with the Transfer. This payment shall become due and payable irrespective of any recourse or actions taken by the Purchaser in an attempt to obtain the specific performance of Sellers' obligation to deliver the Remaining Skis Rossignol Shares; any damages granted to the Purchaser or the Company as a result of Sellers' breach of this obligation or any other obligation under this Agreement shall be in addition to, and not in replacement of, this payment.

(c) In the event that the Transfer of the Controlling Interest should take place on the Second Closing Date while a Competing Bid is underway, if the Purchaser should derive capital gains from a Transfer of the shares of Skis Rossignol owned by the Company to the party initiating the

Competing Bid, the Purchaser shall pay the Sellers an amount equal to a third of these capital gains, provided that such capital gains shall be calculated as the excess of (i) the sale price of the Skis Rossignol Shares held by the Company, before taxes, multiplied by the % share held by Quiksilver in the Company's capital, over (ii) the acquisition cost of the Controlling Interest. This payment shall become due and payable irrespective of any recourse or actions taken by the Sellers to obtain the specific performance of Purchaser's obligations under this Agreement; any damages granted to the Sellers as a result of Purchaser's breach of its obligations under this Agreement (if any) shall be in addition to, and not in replacement of, this payment.

4.4 EFFECTS

If the Transfer of Pilot Expansion Shares is cancelled (resolu) pursuant to
Article 4.1 above, (i) the Pilot Expansion Shares shall be returned to the Sellers, and the Price of the Pilot Expansion Shares shall be returned to the Purchaser; (ii) the securities and amounts placed in escrow shall be returned to their original owners pursuant to the Escrow Agreement; (iii) the Sellers shall return the Upfront Payment to the Purchaser; and (iv) the Parties shall be released from any obligation to one another under this Agreement and the Ancillary Agreements, with the exception of (x) obligations of confidentiality and other obligations that this Agreement or the Ancillary Agreements expressly state shall continue in effect after the cancellation of the sale of the Controlling Interest; and (y) remedies available to the Parties as a result of a breach of or non-compliance with their obligations under the Agreement or the Ancillary Agreements by one of the parties to the agreements in question; provided that (i) if the transactions to be performed on the Second Closing Date do not take place following the Purchaser's failure to comply with an essential obligation of this Agreement, the Upfront Payment shall remain the property of the Sellers as compensation; and (ii) if the Sellers (directly or indirectly) tender their shares of Skis Rossignol to a Competing Bid, the Sellers shall pay the Purchaser an amount equal to two million euro to cover fees and expenses incurred by the Purchaser in the preparation and structuring of the Acquisition (provided, however, that such amount shall be capped at the excess of the sale price directly obtained by the Sellers for their shares of Skis Rossignol over the sum of the Estimated Price for the Controlling Interest and the Purchase Price for Additional Transferred Shares).

4.5 THE PARTIES' COMMITMENTS

(a) The Parties shall endeavor to promptly obtain all authorizations needed to carry out the Acquisition pursuant to Antitrust Regulations, it being understood that none of the provisions of this Agreement shall be construed to force the Purchaser or the Sellers to consent, against their will, to the Transfer of any business or Subsidiary of Skis Rossignol or the Purchaser in order to obtain such authorizations.

(b) The Sellers undertake not to solicit from a third party, whether directly or indirectly, any proposal to transfer shares of Skis Rossignol, and the Sellers agree not to discuss the possibility of such a transfer with anyone.

ARTICLE 5 - THE PARTIES' COMMITMENTS

5.1 MANAGEMENT OF THE SKIS ROSSIGNOL GROUP BETWEEN THE FIRST CLOSING DATE AND THE SECOND CLOSING DATE

(a) From the First Closing Date and until the re-formation of the management bodies of Skis Rossignol set forth in Article 5.2 takes effect (the "INTERIM PERIOD"), the Sellers shall procure that Skis Rossignol and its Subsidiaries be managed prudently (en bon pere de famille), carry out activities in the ordinary course of business and in compliance with past practice, and perform only those everyday operations falling within their normal scope of activities.

(b) Without prejudice to the foregoing, the Sellers shall procure that Skis Rossignol and its Subsidiaries neither resolve to nor carry out, during the Interim Period, unless the Purchaser so agrees, and with the exceptions set forth in Exhibit 5.1(b), (i) any distribution of profits or reserves, any amortization or redemption of its capital, any purchase of its own limited or unlimited shares, or any other distribution to their limited or unlimited partners; (ii) any merger, contribution, demerger, spin-off, split-off or other transaction affecting the Company's stock or equity, any issuance of securities or equity (with the exception of issues of stock resulting from the exercise of Skis Rossignol stock options that already existed on the First Closing Date), or any allocation of options to subscribe for or purchase stock; (iii) any change to their bylaws; (iv) any application for or any early repayment of a loan or any other type of financial obligation with a total value greater than or equal to fifty thousand Euros (E50,000); (v) any significant acquisition or sale of assets; (vi) any acquisition or sale of a significant equity interest (titres de participation), or the creation or dissolution of any subsidiary or branch;
(viii) any increase in the remuneration packages of their senior executives, or the replacement of any senior executive; (viii) any material change to their contractual or business practices; (ix) any termination of or entry into a significant agreement, including any agreement which term exceeds three years, any agreement containing an exclusivity or non-competition clause, and any agreement reasonably likely to involve (through a single agreement or through a series of related agreements) payment to or by Skis Rossignol and its Subsidiaries of an amount greater than fifty thousand Euros (E50,000); (x) the granting of any loan, advance, security, pledge, or guarantee, or the creation of any Lien, other than loans and advances made by Skis Rossignol in favor of its Subsidiaries (other than Roger Cleveland US) in the normal course of business; (xi) any acquisition of its own shares (including indirectly through a third party), or any steps likely to cause a shareholder to be deprived of his voting rights or his double voting rights in Skis Rossignol (other than any steps related to depriving a shareholder of his voting rights if such shareholder has neglected to file those declarations which are required to be filed under applicable regulations upon the crossing of certain thresholds in the share capital or voting rights of Skis Rossignol; and Skis Rossignol shall take such steps if the Purchaser makes such a request to the Sellers), in such a way that the Company's share of the voting rights in Skis Rossignol does not exceed 49.84% at any time during the Interim Period, and (xii) until the authorizations needed for the Acquisition pursuant to Antitrust Regulations have been obtained, any general shareholders' meeting of Skis Rossignol, except for annual meetings that, by law, must be held and to which only those resolutions mandated by law will be submitted.

(c) The Sellers shall procure that, during the Interim Period, Skis Rossignol consult the Purchaser prior to making any important decision regarding the planned restructuring, about which the Purchaser acknowledges that he has been informed and the cost of which will be reserved against in the accounts as at March 31, 2005. The Sellers shall procure that any press release or official communication from Skis Rossignol or any of its representatives about the restructuring shall be made only with the Purchaser's prior approval.

5.2 RE-FORMATION OF THE MANAGEMENT AND SUPERVISORY BODIES OF SKIS ROSSIGNOL AND ITS SUBSIDIARIES

(a) The Parties agree that the supervisory bodies of Skis Rossignol will be re-formed immediately after the Settlement-Delivery Date, in accordance with the Purchaser's instructions. To this end, the Sellers will procure that a supervisory board meeting for Skis Rossignol be held on the Second Closing Date, during which members of the supervisory board shall be replaced by new members chosen by the Purchaser, by means of successive co-optation, provided that no fee or compensation shall be charged to Skis Rossignol or any of its Subsidiaries as a result of these replacements. The Sellers shall procure that the number of members on the supervisory board on that date shall be sufficient to allow members to be replaced on a rolling basis.

(b) The Sellers shall procure that the shareholders and holders of an equity interest in the Subsidiaries of Skis Rossignol, and the holders of securities giving access to the capital or the voting rights of Subsidiaries of Skis Rossignol, other than (i) those people explicitly designated by the Purchaser as being required to keep their equity interest or securities; (ii) the Sellers, whose securities are transferred pursuant to the Minority Holdings Purchase Agreement; and (iii) shareholders and holders who are Subsidiaries of Skis Rossignol, (the "MINORITY SHAREHOLDERS") transfer all of the equity interests or securities they hold in the Subsidiaries, within ten (10) days following the Settlement-Delivery Date, free of any Liens, to persons who shall have been designated by the Purchaser by no later than the Settlement-Delivery Date, provided that such transfers shall not give rise to any charge whatsoever for Skis Rossignol or any of its Subsidiaries. Following these transactions, the persons appointed by the Purchaser shall be valid owners of the equity interests and securities so transferred by the Minority Shareholders.

5.3 NAME OF THE GROUP

Following the Acquisition, the combined business shall be conducted under the corporate name (denomination sociale) "Quiksilver-Rossignol."

5.4 COOPERATION

(a) Each of the Parties undertakes to deliver any document to the other Party, to complete any formalities, and to adopt any resolutions or secure from a third party the completion of any acts that the other Party may reasonably request as part of carrying out the Acquisition, with the specification that this provision cannot be interpreted as compelling the Parties, their officers or their corporate bodies to contravene any legal or regulatory obligation.

(b) Following the First Closing Date, the Sellers will procure that the Purchaser and the persons selected by the Purchaser shall benefit from complete and unlimited access to the premises, personnel, documents (contractual, accounting, or other), and all of the consultants, co-contractors, and auditors of Skis Rossignol and its Subsidiaries.

ARTICLE 6 - SELLERS' REPRESENTATIONS

The Sellers represent and warrant the following to the Purchaser:

6.1     OWNERSHIP OF TRANSFERRED SHARES

(a) On the First Closing Date, the Sellers hold all of the rights conferring full ownership (pleine propriete) over the Pilot Expansion Shares, which are fully paid and free of any free of all encumbrances, charge, liens, security interest or other restrictions, limitations or third party rights whatsoever (hereinafter a "LIEN"). Consequently, (i) the Purchaser shall become the valid owner of the Pilot Expansion Shares, free of any Lien, as of the First Closing Date; and (ii) the Pilot Expansion Shares shall be validly sold on this same date and transferred to the Purchaser, who will then become the owner thereof, and this transfer shall be enforceable against third parties, subject to the filing with the clerk of the competent Commercial Court of two original copies of the deed of purchase set forth in Exhibit 8.8.

(b) From the First Closing Date until the Second Closing Date, the Sellers will hold all of the rights conferring full ownership (pleine propriete) over the shares comprising the Controlling Interest, which are fully paid and free of any Liens, with the exception of Liens created by this Agreement. Consequently, (i) the Purchaser shall become the valid owner of the Controlling Interest, free of any Liens, as of the Second Closing Date; and (ii) the Controlling Interest shall be validly sold on this same date and transferred to the Purchaser, who will then become the owner thereof, and this transfer shall be enforceable against third parties.

(c) Other than (i) the Pilot Expansion Shares and the shares transferred in connection with the transfer of the Controlling Interest; (ii) the Minority Holdings, which shall be transferred pursuant to the Minority Holdings Purchase Agreement; (iii) the Remaining Skis Rossignol Shares, which shall be transferred pursuant to the Purchase Agreement for the Remaining Skis Rossignol Shares; (iv) the Additional Transferred Shares, which shall be transferred pursuant to
Article 2.9; (v) the shares of the Company, which are the subject of the SCA Shareholders' Agreement; and (vi) the shares of Roger Cleveland US, which are the subject of the RC Shareholders' Agreement, the Sellers do not hold on the First Closing Date, and will not hold on the Second Closing Date, any direct or indirect equity interest in the Company, Skis Rossignol, or any of their respective Subsidiaries and, with the exception of rights arising from this Agreement and the Ancillary Agreements, they have no direct or indirect right against the Company, Skis Rossignol or any of their Subsidiaries.

6.2 OWNERSHIP OF THE COMPANY'S AND PILOT EXPANSION'S ASSETS; OWNERSHIP OF SHARES OF SKIS ROSSIGNOL

(a) On the First Closing Date, Pilot Expansion owns ten unlimited shares of the Company, free of any Liens. With the exception of these unlimited shares, Pilot Expansion does not own any assets. With the exception of liabilities listed in
Exhibit 6.2(a), it has no debt, liability or obligation whatsoever.

(b) On the First Closing Date, the Company owns, together with SDIF, (i) 4,784,979 shares of Skis Rossignol, representing 38.43% of the capital and 49.84% of the voting rights in Skis Rossignol, free of any Liens; and (ii) those other equity interests and assets listed in Exhibit 6.2(b), also free of any Liens. With the exception of these equity interests and assets, neither the Company nor SDIF owns any assets. Furthermore, neither of them has any debt, liability or obligation whatsoever, except for debts and obligations listed in
Exhibit 6.2(b).

(c) With the exception of 12,488,064 shares and options to purchase 342,750 shares, Skis Rossignol has not issued any shares or securities or other rights representing, or giving access to the capital or voting rights of Skis Rossignol and, except for this Agreement, there are no agreements or commitments which contemplate the grant or the issue of such securities or rights.

(d) Exhibit 6.2(d) sets forth, as of the First Closing Date and as of the Second Closing Date, (i) the number of shares and other equity interests, securities and rights representing or giving access to the capital or voting rights of each Subsidiary of Skis Rossignol and of the Company (hereinafter the "SUBSIDIARY SHARES"), and (ii) for each Subsidiary in which Skis Rossignol does not directly or indirectly hold all of the Subsidiary Shares, the identity of the shareholders or holders of the Subsidiary Shares and the number of Subsidiary Shares that they hold as compared to the total number of shares of the Subsidiary in question. The Subsidiary Shares held by Skis Rossignol or by its Subsidiaries are free of any Liens. Except for the equity interests in the Company Subsidiaries mentioned in Exhibit 6.2(d), neither the Company nor Skis Rossignol directly or indirectly holds any share or equity interest or other right representing an interest in the capital or the voting rights in any company or other legal entity (including any interest groupings or joint venture, any de facto partnership (societe de fait) of other structure involving partners' liability that is not limited to their contributions). Except for the securities and rights mentioned in Exhibit 6.2(d), there are no shares, equity, or other security representing capital or voting rights or entitling one to capital or voting rights for any Subsidiary of the Company or of Skis Rossignol.

(e) As of March 29, 2005, Skis Rossignol held 383,631 of its own treasury shares. The supervisory board of Skis Rossignol indicated on March 23, 2005 that it was asking that (i) Skis Rossignol waive its stock repurchase program for which a prospectus was filed with the French Autorite des marches financiers on June 18, 2004 under number 04-609 and which had been authorized by the shareholders' general meeting on July 20, 2004 and (ii) the management board take all necessary measures to this effect. The management board committed on March 24, 2005 to waive the company's stock repurchase program. Consequently, Skis Rossignol published a press release indicating it had waived its stock repurchase program. In addition, Skis Rossignol is not a party to an agreement that would allow a third party to repurchase shares of Skis Rossignol on behalf of Skis Rossignol, so that it will not repurchase any of its own shares on the market during the Interim Period.

6.3 PARTNERS OF THE COMPANY AND OF PILOT EXPANSION

(a) With the exception of the shares that were validly transferred to the Purchaser as part of the transfer of Pilot Expansion Shares, on the First Closing Date there are no shares or other equity interests or securities representing or giving immediate or future access to the capital or voting rights of Pilot Expansion.

(b) On the First Closing Date following the signing of the Unlimited Partners Withdrawal Agreement and with the exception of (i) shares of the Company that shall be validly transferred to the Purchaser as part of the transfer of the Controlling Interest; (ii) the unlimited shares of the Company held by Pilot Expansion; and (iii) 146,169 preferred shares of the Company that are still held by the Sellers and which, as from the First Closing Date, are the subject of the call option granted to the Purchaser pursuant to the SCA Shareholders' Agreement, there are no unlimited shares, limited shares or other equity interests or securities representing or giving immediate or future access to the capital or voting rights of the Company.

6.4 SELLERS' CAPACITY; CONSENTS

(a) The Sellers have all requisite power to enter into this Agreement and carry out their obligations hereunder. This Agreement, the Ancillary Agreements and all of the related documents have been or will be duly signed by each of the Sellers and they are valid and enforceable in accordance with their terms. Mr. Laurent Boix-Vives personally represents and warrants to the Parties and the other signatories that he is duly authorized by the corporate bodies of SDI, which he represents, for the purpose of signing this Agreement.

(b) Except for any consents, approvals, authorizations and waivers, which this Agreement explicitly states are to be obtained after the First Closing Date, the Sellers have obtained all consents, approvals, authorizations and waivers that are required to be obtained in connection with the signing and the performance of Sellers' obligations under this Agreement and the Ancillary Agreements. There is no legal, arbitral or administrative action, claim, proceeding or investigation which could prevent the Sellers from signing this Agreement or performing their obligations hereunder currently underway and to the Knowledge of the Sellers, no such action, claim, proceeding or investigation is threatened. The signing of this Agreement, the completion of the Acquisition and the performance by the Sellers of all of their obligations under this Agreement
(i) do not and will not conflict with or violate any of the bylaws of the Company, Skis Rossignol or any of their Subsidiaries, nor will they require any approval or consent from a corporate body of any one of these entities, except for those approvals and consents which are explicitly stated in this Agreement to be obtained after the First Closing Date; (ii) do not and will not conflict with or violate any legal or regulatory provision or any administrative, legal or arbitral decision; (iii) do not and will not conflict with or violate, or create any rescission, termination or cancellation right under, any permits, approvals or authorizations which are required for business purposes of the Company, Skis Rossignol or their Subsidiaries; and (iv) do not and will not conflict with or violate, or entitle a third party to any rights (including any acceleration or early termination rights) under, any of the contracts entered into by the Company, Skis Rossignol or their respective Subsidiaries.

6.5 MANAGEMENT OF THE COMPANY AND ITS SUBSIDIARIES BEFORE THE FIRST CLOSING DATE

The Company, Skis Rossignol, and their Subsidiaries have not undertaken any of the actions listed in Article 5.1(b) during the sixty days preceding the First Closing Date.

6.6 MEMBERS OF SKIS ROSSIGNOL'S MANAGEMENT BOARD

Exhibit 6.6 sets forth all employment agreements entered into by members of Skis Rossignol's management board with Pilot Expansion, the Company, SDIF, Skis Rossignol and/or its Subsidiaries, as well as all other documents pertaining to the conditions under which such officers perform their duties. Except for these agreements and documents, there is no written or oral agreement between the members of the management board, on the one hand, and Pilot Expansion, the Company, SDIF, Skis Rossignol and/or its Subsidiaries, on the other hand.

ARTICLE 7 - INDEMNIFICATION

7.1 CAUSES OF ACTION

The Sellers jointly and severally undertake, for themselves and on behalf of their authorized successors and assigns, to indemnify the Purchaser, the Company or Skis Rossignol (at the Purchaser's discretion) against any damages (including reasonable attorney's fees) resulting from any inaccuracy or omission made in any of the representations and warranties contained in Article 6 of this Agreement.

7.2 TERM

The Sellers shall only be liable pursuant to Article 7.1 above, for the consequences of facts or events that will be notified to them within three (3) years following the First Closing Date.

7.3 PROCEDURE

(a) The Purchaser shall inform the Sellers of the existence of any fact or event giving rise to indemnification under this Agreement within thirty (30) days after the date on which the Purchaser becomes aware of said facts or events, provided that failure to give timely notice shall only reduce Sellers' indemnification obligation to the extent that additional damages have resulted from such failure.

(b) In the event that a notice from the Purchaser, dealing with the Sellers' indemnification obligation under Article 7.1 stems from a written claim by a third party or proceedings instituted by a third party against the Purchaser, the Company, Skis Rossignol, or any one of their Subsidiaries, the Purchaser shall consult with the Sellers regarding the procedure to follow and the appropriate means of defense and shall keep them informed of the status of the proceeding. The Purchaser will make available to the Sellers all documents and information which are reasonably required for purposes of a good faith discussion between the Parties regarding the reasons for the claim or the proceeding in question and the best means to handle it. The Sellers will offer to assist the Purchaser in his defense, and they will advance the fees, expenses, and attorney's fees borne by the Purchaser or its Subsidiaries in connection with the defense of the claim, provided that such advances shall be refunded to the Sellers by the Purchaser if the third party claim or proceeding finally involves no indemnification obligation for the Sellers, and provided, further, that the attorney shall be selected by the Sellers with the consent of the Purchaser (which consent shall not be unreasonably withheld or delayed). If necessary, the Sellers may join the case and participate directly in the proceeding.

(c) The Purchaser, for itself and on behalf of the Company and Skis Rossignol, shall not settle on matters likely to involve Sellers' liability under Article 7.1, without having previously requested and obtained permission from the Sellers' Representative. Said permission shall be deemed received if the Sellers' Representative does not express his opposition to the planned settlement during thirty (30) days after being notified of the Purchaser's intention to settle. In addition, in the event of an emergency, the Purchaser, the Company and Skis Rossignol may make any decisions and take all necessary steps, so long as these are not reasonably likely to increase Sellers' indemnification obligation pursuant to Article 7.1.

7.4     PAYMENT

Payment of all sums definitively owed by the Sellers pursuant to Article 7.1 shall be executed by means of a cash payment by the Sellers to the Purchaser no later than five (5) calendar days after the payment request has been made. If no payment is executed within this period, these sums will bear interest at EURIBOR plus 0.75%, provided that the provision for such interest rate does not, and shall not allow deferred payment.

ARTICLE 8 - MISCELLANEOUS PROVISIONS

8.1 FEES AND EXPENSES

Unless otherwise agreed, each of the Parties shall bear the expenses and fees incurred by it or for it in relation to this Agreement and the transactions contemplated herein, including the professional fees of its advisors and brokers.

8.2 NOTICES

(a) Any notices or communications pursuant to this Agreement shall be made by fax or by registered mail with return receipt requested or by an express courier service and must be addressed to the persons and addresses indicated below, or to any other address or fax number indicated in writing, in the same manner, by one Party to the other:

        To the Purchaser:

Quiksilver, Inc.
15202 Graham Street Huntington Beach,
California (United States of America)
Fax: +1.714.889.4250
To the attention of: Mr. Charlie Exon

With a copy to:

Maitre Pierre Servan-Schreiber
Avocat a la Cour
Skadden, Arps, Slate, Meagher & Flom LLP
68, rue du Faubourg Saint-Honore
75008 Paris, France
Fax: +33.1.55.27.11.99

        To the Sellers:

Mr. Laurent Boix-Vives
1, Boulevard du Marechal Joffre,
38000 Grenoble
Fax: +33.4.76.47.73.31

With a copy to:

Maitre Jean-Philippe Delsol
Avocat a la Cour
Delsol et Associes
12, quai Andre Lassagne
69001 Lyon
Fax: +33.4.72.10.20.31

(b) The date of receipt of the notice shall be deemed to be the date when the fax or registered letter is received or the delivery date by express courier, as attested by the relevant delivery form, provided that if the receipt of a notice takes place on a day that is not a US Business Day (when this pertains to a notice addressed to the Purchaser) or a French Business Day (when this pertains to a notice addressed to the Sellers) or takes place outside normal office hours in the United States or in France, as applicable, then such notice shall be deemed to have been received on the opening date and time immediately following receipt of the correspondence. However, Purchaser's notice to the Sellers of the Date of the Transfer of the Remaining Skis Rossignol Shares pursuant to Article 2.6(a) may be validly made by telephone or by any other means set forth in paragraph (a) above, at any time and even on a non-Business Day, provided that it shall be followed by a notice of confirmation sent to the Sellers in the manner set forth in this Article. Any correspondence addressed to the Sellers at the address or fax number hereinabove shall be deemed simultaneously received by each of the Sellers, and the Sellers shall have no recourse against the Purchaser for sending notices solely to Sellers' Representative.

8.3 SELLERS' REPRESENTATIVE

(a) The Sellers hereby appoint Mr. Laurent Boix-Vives (the "SELLERS' REPRESENTATIVE") as their representative, and give him all powers, to keep the original version of this Agreement and the Ancillary Agreements, to receive any notice hereunder and thereunder, to take any necessary measures in the name of and on behalf of the Sellers in connection with the execution of this Agreement and the performance and completion of all of the transactions contemplated herein and, if necessary, to modify this Agreement and waive any and all rights under this Agreement. The Purchaser may rely on any action undertaken by the Sellers' Representative on behalf of the Sellers; it will not entail any correspondence or notice delivered in connection with this Agreement by any Seller other than the Sellers' Representative (except as provided in paragraph
(b) below). The representations made, the agreements concluded, and the actions undertaken by the Sellers' Representative pursuant to this clause shall have binding force against each of the Sellers, who shall be jointly and severally liable for any damage caused to the Purchaser for this reason and who shall assume responsibility for any gain or loss in this regard.

(b) Should Mr. Laurent Boix-Vives be impeded from acting as Sellers' Representative for any reason whatsoever, the Sellers hereby appoint Ms. Jeannine Boix-Vives as the replacement for Sellers' Representative. The appointment of Ms. Jeannine Boix-Vives as the Sellers' Representative shall become effective as of the date on which the Purchaser is notified of such appointment by Ms. Jeannine Boix-Vives in the manner set forth in Article 8.2. Subsequently, should Ms. Jeannine Boix-Vives be impeded from acting for any reason whatsoever, the Sellers hereby appoint SDI as the Sellers' Representative (or, should SDI have been dissolved by that date, Ms. Christine Simon shall be appointed -- and, if Ms. Christine Simon is impeded, Ms. Sylvie Bernard shall be appointed). The appointment of SDI, of Ms. Christine Simon, or of Ms. Sylvie Bernard as the Sellers' Representative shall become effective as of the date on which the Purchaser is notified of such appointment by SDI's legal representative, by Ms. Christine Simon or by Ms. Sylvie Bernard, respectively, in each case in the manner set forth in Article
8.2 (provided that, if SDI should issue several contradictory notices in such a context, only the first notice shall be valid).

8.4 TRANSFER

(a) No Party may assign or transfer, in any way whatsoever, its rights and obligations under this Agreement without the prior written consent from the Sellers' Representative (when this pertains to a transfer by the Purchaser) or from the Purchaser (when this pertains to a transfer by any of the Sellers).

(b) This clause does not prohibit the assignment or transfer of rights and obligations by any of the Parties to the Ancillary Agreements, provided that the relevant Ancillary Agreement shall expressly authorize such an assignment or transfer.

8.5 SUCCESSORS AND BENEFICIARIES

Any and all rights and obligations pursuant to this Agreement are actively and passively, jointly and severally binding on the Parties' successors, heirs, beneficiaries, and legal representatives, provided that this Agreement and the Ancillary Agreements are concluded in consideration of the person of the Sellers and, consequently, the rights conferred to the Sellers by this Agreement and the Ancillary Agreements shall not be assigned, transferred or conveyed in any manner whatsoever, except to another Seller.

8.6 SEVERABILITY

If any of the provisions of this Agreement becomes null, illegal, unenforceable, or incapable of being performed in any manner whatsoever (hereinafter "DISPUTED PROVISIONS"):

(a) the validity and enforceability of the other provisions shall not be affected or compromised in any way; and

(b) the Parties shall negotiate in good faith in order to replace the Disputed Provisions with valid and enforceable provisions that are as close as possible to the Parties' common intent or, if such common intent cannot be determined, the intent of those among the Parties which the Disputed Provision is supposed to protect.

8.7 ENTIRETY OF THE AGREEMENT

This Agreement sets forth the entire agreement between the Parties with respect to the subject matters hereof. It replaces and supersedes any prior agreement, correspondence or e-mail correspondence between the arties with respect hereto.

8.8 PILOT EXPANSION DEED OF PURCHASE

For registration purposes, the Parties agree to enter into the Pilot Expansion Deed of Purchase set forth in Exhibit 8.8, which shall be delivered by the Sellers to the Purchaser on the First Closing Date pursuant to Article 3.2(a). For the avoidance of doubt, the Pilot Expansion Deed of Purchase is signed merely for the purposes of registering the assignment of the Pilot Expansion Shares; the transfer of the Pilot Expansion Shares to the Purchaser shall be valid in accordance with this Agreement irrespective of the signing of the Pilot Expansion Deed of Purchase.

8.9 MODIFICATIONS AND WAIVERS

(a) This Agreement shall only be modified by a written agreement duly signed by the Purchaser and the Sellers' Representative.

(b) Any waiver by a Party to one of its rights pursuant to this Agreement shall only take effect if it was made in writing, and shall be strictly interpreted.

(c) No waiver of any one of the provisions of this agreement shall constitute a waiver of any other provision of this Agreement other than the provision which was waived.

8.10 APPLICABLE LAW - COMPETENT COURT

(a) This Agreement and its interpretation are exclusively governed by French law.

(b) Any dispute arising in connection with this Agreement, including the validity, the interpretation and the performance hereof, and which cannot be resolved amicably, shall fall under the exclusive jurisdiction of the courts within the jurisdiction of the Paris Court of Appeals.

Signed in Lyon, on April 12, 2005,
in five (5) copies.



-------------------------------
FOR QUIKSILVER:
by Mr. Bernard Mariette



-------------------------------
FOR SDI SOCIETE DE SERVICES ET
DEVELOPPEMENT:
by Mr. Laurent Boix-Vives

-------------------------------
MR. LAURENT BOIX-VIVES



-------------------------------
MS. JEANNINE BOIX-VIVES



-------------------------------
MS. CHRISTINE SIMON



-------------------------------
MS. SYLVIE BERNARD

                                LIST OF EXHIBITS


Exhibit 2.3(b)      Escrow Agreement
Exhibit 2.4 Shareholders' Agreement Ski Expansion SCA (Holding Company Shareholder Agreement)
Exhibit 2.5         Minority Holdings Purchase Agreement
Exhibit 2.6         Purchase Agreement for the Residual Skis Rossignol
                    Shares
Exhibit 2.7         Roger Cleveland Shareholders' Agreement
Exhibit 3.1(c)      Allocation of transferred shares among the Sellers
Exhibit 3.2(a) Documents to be provided by the Sellers on the First Closing Date
Exhibit 3.2(b)      Unlimited Partners Withdrawal Agreement
Exhibit 3.3(d) Documents to be provided by the Sellers on the Second Closing Date
Exhibit 5.1(b)      Actions planned for the Interim Period
Exhibit 6.2(a)      Pilot Expansion's assets and liabilities
Exhibit 6.2(b)      The Company and SDIF's assets and liabilities
Exhibit 6.2(d) Shareholders of Skis Rossignol's subsidiaries and of the Company
Exhibit 6.6 Agreements entered into with the members of the management board of Skis Rossignol
Exhibit 8.8         Pilot Expansion Purchase Agreement

                                                                  Exhibit 2.3(b)


                                ESCROW AGREEMENT


BETWEEN THE UNDERSIGNED:

MR. LAURENT BOIX-VIVES, born August 30, 1926 at Brides les Bains (73570), residing at 1 Boulevard du Marechal Joffre, 38000 Grenoble,

MS. JEANNINE BOIX-VIVES, born on December 25, 1927 in Montbonnot (38330), residing at 1 Boulevard du Marechal Joffre, 38000 Grenoble,

MS. CHRISTINE SIMON, born January 23, 1964 in Grenoble, residing at 1 Boulevard du Marechal Joffre, 38000 Grenoble,

MS. SYLVIE BERNARD, born January 23, 1964 in Grenoble, residing at 1 Boulevard du Marechal Joffre, 38000 Grenoble.

SDI SOCIETE DE SERVICE ET DEVELOPPEMENT, a Swiss societe anonyme (corporation) with share capital of CHF 500,000, with its registered offices at 120 chemin de la Rueyre, 1020, Renens, Switzerland ("SDI"), represented by Mr. Laurent Boix-Vives, acting as President (Chairman and CEO), acting jointly and severally for the purposes of this Agreement,

                                             (hereinafter referred to jointly as
                                   the "SELLERS" and individually as a "SELLER")

                                                       PARTIES OF THE FIRST PART
AND

QUIKSILVER, INC., a Delaware corporation, with its registered offices at 15202 Graham Street Huntington Beach, California, United States of America, represented by Mr. Bernard Mariette, acting as President,

                                       (hereinafter referred to as "QUIKSILVER",
                                                              or the "ACQUIRER")

                                                        PARTY OF THE SECOND PART

AND

SOCIETE GENERALE, a societe anonyme (corporation) with capital of 537,712,831.25 euros, having its registered offices at 29 boulevard Haussmann 75009 Paris, represented by Mrs. Helene Vende Bodin, Assistant Director of the Financing Department, Private Management, France,

                              (hereinafter referred to as the "SOCIETE GENERALE"
                                                          or the "ESCROW AGENT")

                                                         PARTY OF THE THIRD PART

(each of the Sellers, the Acquirer and the Escrow Agent being hereinafter individually referred to as a "PARTY" and collectively as the "PARTIES").


WHEREAS:

A. Pursuant to an acquisition agreement dated the date hereof (the "ACQUISITION AGREEMENT"), the Sellers agreed to transfer to the Acquirer, and the Acquirer agreed to purchase, the Sellers' direct and indirect participation in Skis Rossignol SA, a societe anonyme with share capital of EUR 49,792,256, with its registered offices at "Le Menon", Voiron (38500), registered with the Grenoble Registry of Commerce and Companies under number 056 502 958 and whose shares are listed on the Eurolist of Euronext Paris under Euroclear France code 12041 ("SKIS ROSSIGNOL"), representing 44.46% of the capital and 58.67% of the voting rights of Skis Rossignol (the "ACQUISITION").

B. Pursuant to the Acquisition Agreement, the Sellers have agreed in particular to transfer to the Acquirer, on the Second Closing Date, 361,989 ordinary shares of Ski Expansion SCA (the "CONTROLLING INTEREST"), a societe en commandite par actions with share capital of EUR 8,096,624, with its registered office at "Le Menon", Voiron (38500), registered with the Grenoble Registry of Commerce and Companies under number 070 501 374 (the "COMPANY").

C. The Acquirer and the Sellers wish to place under escrow, until the Second Closing Date, the Controlling Interest, as well as a part of the transfer price of the Controlling Interest.

D.       This Agreement sets forth the conditions and terms of such escrow.


NOW THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

ARTICLE 1 - DEFINITIONS

"ACQUISITION AGREEMENT" has the meaning given to it in the Preamble to this Agreement.

"ACQUISITION" has the meaning given to it in the Preamble to this Agreement.

"ANTITRUST REGULATIONS" means all antitrust laws and regulations, applicable in France and abroad, with the purpose or the effect of regulating the mergers of companies or in more general terms free competition, including Articles L. 430-1 and following of the French Commercial Code and Decree n degrees 2002-689 of April 30, 2002, Council Regulation n degrees 4064/89 of December 21, 1989 relating to the control of mergers between companies, as modified, as well as the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"COMPANY" has the meaning given to it in the Preamble of this Agreement.

"CONTROLLING INTEREST" has the meaning given to it in the Preamble to this Agreement.

"ESCROWED AMOUNT" has the meaning given to it in Article 2.2.

"ESCROWED ASSETS" has the meaning given to it in Article 3.1.

"NOTIFICATION OF FORGOING THE ACQUISITION" has the meaning given to it in
Article 3.4.

"NOTIFICATION OF RELEASE OF THE ESCROWED ASSETS" has the meaning given to it in
Article 3.1.

"PREAMBLE" designates (i) the introductory paragraphs A, B, C, and D of this Agreement and (ii) the designation of the Parties set forth at the head of this Agreement.

"SECOND CLOSING DATE" has the meaning given to it in Article 3.1.

"SELLERS' REPRESENTATIVE" has the meaning given to it in Article 4.5.

"SKIS ROSSIGNOL" has the meaning given to it in the Preamble of this Agreement.


ARTICLE 2 - ESTABLISHMENT OF THE ESCROW AGENT

2.1      DESIGNATION OF THE ESCROW AGENT

The Sellers and the Acquirer declare in joint agreement that they are establishing Societe Generale in the position of escrow agent of the Controlling Interest and of the Escrowed Amount, which declares that it accepts this assignment and has all of the authority for such purpose.

2.2      ESCROW OF THE ESCROWED AMOUNT

The Acquirer has credited by wire transfer on the date of this Agreement, the amount of 39,355,444 euros (the "ESCROWED AMOUNT") in the account opened in the name of the Acquirer and the Sellers in the books of the Escrow Agent and entitled Boix-Vives/Quiksilver, under number 30003 03000 00050240105 Rib key 85.

2.3      ESCROW OF THE CONTROLLING INTEREST

(a) The Sellers have placed the Controlling Interest with the Escrow Agent, by (i) delivery to the Escrow Agent of the individual shareholders' forms and the register of the movements of the Company's securities as of the date hereof and (ii) by delivery to the Escrow Agent of an order of transfer of shares constituting the Controlling Interest to the Boix-Vives Escrow account as number 30003 03000 00080240105 and CERFA forms duly completed and executed in relation to the transfer of the Controlling Interest to the Acquirer.

         The Sellers also hereby request from the Escrow Agent the conversion of the shares constituting the Controlling Interest, from purely registered (nominatif pur) to administered registered (nominatif administre), at the price of EUR 181.2035 per share on the Escrow account Boix-Vives/Quiksilver no. 30003 03000 0080240105.

(b) As Escrow Agent of the Controlling Interest, Societe Generale will not conduct during the duration of its assignment any action of disposal relating to the shares of the Company in respect to anyone and for any cause whatsoever. It is the intention of the Sellers and the Acquirer to avoid an annual meeting of the Company from being held during the period of this Agreement; if, however, such a meeting were to be held, and if the Escrow Agent were to receive a notification in that respect, the Escrow Agent would not participate in the meeting unless instructions were given to it jointly by the Sellers and the Acquirer, and it would not give power of attorney in order to represent it or would not vote except in the way authorized on joint instruction of the Sellers and the Acquirer.

2.4      Payment of the Escrow Agent for its assignment:

The Escrow Agent will receive for this operation a flat commission of EUR 3,000, which will, in preference, be paid from the Escrowed Amount on the day of signature of this Agreement and later deducted on the gains and interest of the escrow account owed to the Acquirer.


ARTICLE 3 - RELEASE OF THE ESCROWED ASSETS

3.1      SECOND CLOSING DATE

The release of the Escrowed Amount and the Controlling Interest (together the "ESCROWED ASSETS"), which will bring the Escrow Agent's duties to an end, will take place at the earlier of the following dates:

(a) the date of the settlement-delivery of the Skis Rossignol shares acquired by the Acquirer in the context of its cash tender offer on the Skis Rossignol shares (not including the shares that may be acquired by the Acquirer in connection with the reopening of the cash tender offer in accordance with Article 232-4 of the General Regulation of the French Autorite des marches financiers, which would be subject to a subsequent settlement-delivery);

(b) July 19, 2005, if the authorizations necessary for the consummation of the Acquisition pursuant to the Antitrust Regulations have been obtained by that date;

(c) any date after July 19, 2005, on which the authorizations necessary for the consummation of the Acquisition pursuant to the Antitrust Regulations have been obtained; or

(d) any other date on which the Sellers and the Acquirer may give instructions to the Escrow Agent, in writing, to release the Escrowed Assets;

Provided that, in the cases described in (a), (b) and (c) above, the Sellers' Representative or the Acquirer may have in advance submitted to the Escrow Agent and to the other Party a written notification, duly signed, stating the date of release of the Escrowed Assets (the "SECOND CLOSING DATE"), (i) together with the notice of the result of the public tender offer referred to in (a) above, or
(ii) together with proof of having obtained the necessary authorizations for the Acquisition referred to in (c) above, and in any event (iii) stating the amount of the Controlling Interest Purchase Price Adjustment, as it is defined in the Acquisition Agreement, if it must be deducted from the amount paid to the Sellers at the Second Closing in accordance with the Acquisition Agreement (the "NOTIFICATION OF RELEASE OF THE ESCROWED ASSETS").

As the necessary authorizations referred to in (c) above are obtained and there is progress of the public tender offer referred to in (a) above, the Parties agree to keep the Escrow Agent informed of the probable date of the release of the Escrowed Assets.

3.2      RELEASE OF THE ESCROWED AMOUNT

(a) On the Second Closing Date, the Escrow Agent will pay to the Sellers, by wire transfer on the account referred to in Exhibit 3.2(a) hereto, an amount equal to the Escrowed Amount, reduced, if the Notification of Release of the Escrowed Assets mentions an amount of Controlling Interest Purchase Price Adjustment, of such amount of Controlling Interest Purchase Price Adjustment.

(b) In case the Notification of Release of the Escrowed Assets should mention an amount of Controlling Interest Purchase Price Adjustment, the Escrow Agent will pay the Acquirer, by wire transfer on the account referred to in Exhibit 3.2(b) hereto, an amount equal to the Controlling Interest Purchase Price Adjustment.

3.3      RELEASE OF THE CONTROLLING INTEREST

On the Second Closing Date, the Escrow Agent will remit the Controlling Interest to the Acquirer, by the delivery (i) of the shareholders' individual forms and the register of the orders of transfer of the Company's securities, (ii) an order of transfer duly dated and signed by the Escrow Agent, bearing transfer to the Acquirer of the shares that constitute the Controlling Interest, and all shares or all financial instruments that have been added or substituted for them during the escrow period, (iii) the CERFA forms provided to the Escrow Agent in accordance with
Article 2.3(a), (iv) all dividends or any other distributions paid for the Controlling Interest and (v) all gains or interest produced by the Escrowed Amount during the escrow period.

3.4      TERMINATION OF THE ACQUISITION

In the event that the Second Closing Date has not taken place by December 31, 2005, or in the event the Escrow Agent is informed by a notification executed by the Sellers' Representative and by the Acquirer of the forgoing of the Acquisition (the "NOTIFICATION OF FORGOING THE ACQUISITION"), the Escrow Agent will (i) deliver the Controlling Interest to the Sellers, by delivery of the shareholders' individual forms and of the register of transfer of the Company's securities, as well as an order of transfer bearing transfer of the Controlling Interest to the Sellers and other securities referred to in Article 3.3(ii) above and (ii) deliver the Escrowed Amount to the Acquirer, increased by gains or interest referred to in Article 3.3(iv) above.


ARTICLE 4 - MISCELLANEOUS PROVISIONS

4.1      DURATION

This Agreement will take effect on the date of signature of this Agreement. It will end on the Release Date.

4.2      INVESTMENT OF THE ESCROWED AMOUNT

The Acquirer requests of the Escrow Agent, who accepts, that during the period of its assignment, the Escrowed Amount will be devoted by it to the purchase of monetary capitalization Sicavs. The interest or gains earned on these investments will be paid to the Acquirer in accordance with Article 3 of this Agreement.

4.3      LIABILITY OF THE ESCROW AGENT - AUTONOMY OF THIS AGREEMENT

(a) The Escrow Agent may not in any way be required to release the Escrowed Assets if the Escrowed Assets are the subject of a garnishment (saisie attribution) or preventive attachment (saisie conservatoire).

(b) The Escrow Agent will not have any liability or obligation other than those expressly specified herein and the Sellers and the Acquirer agree jointly and severally to compensate it for all claims, losses, costs and damages resulting from a fault of the Escrow Agent. The Escrow Agent is not bound by any of the agreements that are at the origin of this Agreement, in particular the Acquisition Agreement.

(c) The Escrow Agent will not be required to proceed to the verification of the authenticity of the documents transmitted to it in accordance with this Agreement.

4.4      NOTIFICATIONS

Any notices or communications pursuant to this Agreement shall be made by fax or by registered mail with return receipt requested or by an express courier service and must be addressed to the persons and addresses indicated below, or to any other address or fax number indicated in writing, in the same manner, by one Party to the other:

To the Escrow Agent:

Societe Generale
29 Boulevard Haussmann
75002 Paris
Fax: 01.53.43.87.67
To the attention of: Ms. Helene Vende Bodin

To the Acquirer:

Quiksilver, Inc.
15202 Graham Street, Huntington Beach,
California (United States of America)
Fax: +1.714.889.4250
To the attention of: Mr. Charles Exon

With copy to:

Mr. Pierre Servan-Schreiber
Avocat a la Cour
Skadden, Arps, Slate, Meagher and Flom LLP
68 rue du Faubourg St. Honore
75008 Paris, France
Fax: +33.1.55.27.11.99

To the Sellers:

Mr. Laurent Boix-Vives
1 Boulevard du Marechal Joffre
38000 Grenoble
Fax: +33.4.76.47.73.31

With copy to:

Mr. Jean-Philippe Delsol

Avocat a la Cour
Delsol et Associes
12 quai Andre Lassagne
69001 Lyon
Fax: +33.4.72.10.20.31

4.5      SELLERS' REPRESENTATIVE

(a) The Sellers hereby appoint Mr. Laurent Boix-Vives (the "SELLERS' REPRESENTATIVE") to receive any notice, to take any necessary measures in the name of and on behalf of the Sellers in connection with the execution of this Agreement and the performance and completion of all of the transactions contemplated herein and, if necessary, to modify this Agreement and waiving any and all rights under this Agreement. The Acquirer and the Escrow Agent may rely on any action undertaken by the Sellers' Representative (except in accordance with paragraph (b) below). The representations made, the agreements entered into and the actions undertaken by the Sellers' representative pursuant to this clause will be binding and enforceable against each of the Sellers.

(b) Should Mr. Laurent Boix-Vives be impeded from acting as Sellers' Representative for any reason whatsoever, the Sellers hereby appoint Ms. Jeannine Boix-Vives as the replacement for Sellers' Representative. The appointment of Ms. Jeannine Boix-Vives as the Sellers' Representative shall become effective as of the date on which the Acquirer is notified of such appointment by Ms. Jeannine Boix-Vives in the manner set forth in Article 4.4. Subsequently, should Ms. Jeannine Boix-Vives be impeded from acting for any reason whatsoever, the Sellers hereby appoint SDI as the Sellers' Representative (or, should SDI have been dissolved by that date, Ms. Christine Simon shall be appointed -- and, if Ms. Christine Simon is impeded, Ms. Sylvie Bernard shall be appointed). The appointment of SDI, of Ms. Christine Simon, or of Ms. Sylvie Bernard as the Sellers' Representative shall become effective as of the date on which the Acquirer is notified of such appointment by SDI's legal representative, by Ms. Christine Simon or by Ms. Sylvie Bernard, respectively, in each case in the manner set forth in Article 4.4 (provided that, should SDI issue several contradictory notices in such a context, only the first notice shall be valid).

4.6      TRANSFER

No Party can sell or transfer its rights and obligations in any way whatsoever by the terms of this Agreement without the prior written consent of the other Parties.

4.7      SUCCESSORS AND BENEFICIARIES

Any and all rights and obligations pursuant to this Agreement are actively and passively, jointly and severally binding on the Parties' successors, heirs, beneficiaries, and legal representatives, provided that this Agreement is concluded in consideration of the person of the Sellers and, consequently, the rights conferred to the Sellers by this Agreement shall not be assigned, transferred or conveyed in any manner whatsoever, except to another Seller.

4.8      DIVISIBILITY

If any of the provisions of this Agreement should become null, illegal, not binding or incapable of being performed in any manner whatsoever (hereafter "DISPUTED PROVISIONS"):

(a) the validity and enforceability of the other provisions shall not be affected or compromised in any way; and

(b) the Parties shall negotiate in good faith in order to replace the Disputed Provisions with valid and enforceable provisions that are as close as possible to the Parties' common intent or, if such common intent cannot be determined, the intent of those among the Parties which the Disputed Provision was designed to protect.

4.9      AMENDMENTS AND WAIVERS

(a) This Agreement shall only be amended by a written agreement duly signed by the Acquirer and the Sellers' Representative.

(b) Any waiver by a Party to one of its rights pursuant to this Agreement shall only take effect if it was made in writing, and shall be strictly interpreted.

(c) No waiver of any one of the provisions of this agreement shall constitute a waiver of any other provision of this Agreement other than the provision which was waived.

4.10     APPLICABLE LAW - JURISDICTION

(a) This Agreement and its interpretation are exclusively governed by French law.

(b) Any dispute arising in connection with this Agreement, including the validity, the interpretation and the performance hereof, and which cannot be resolved amicably, shall fall under the exclusive jurisdiction of the courts within the jurisdiction of the Paris Court of Appeals.

Executed in Paris, on April 12, 2005
In nine (9) copies



-------------------------------
FOR SOCIETE GENERALE:
by Mrs. Helene Vende Bodin



-------------------------------
FOR QUIKSILVER, INC.
by Mr. Bernard Mariette



------------------------------
FOR SDI SOCIETE DE SERVICES
ET DEVELOPPEMENT
by Mr. Laurent Boix-Vives



-------------------------------
MR. LAURENT BOIX-VIVES



-------------------------------
MS. JEANNINE BOIX-VIVES



-------------------------------
MS. CHRISTINE SIMON



-------------------------------
MS. SYLVIE BERNARD

                                                                     EXHIBIT 2.4


                             SHAREHOLDERS' AGREEMENT

                                SKI EXPANSION SCA


BETWEEN THE UNDERSIGNED:

MR. LAURENT BOIX-VIVES, born on August 30, 1926 in Brides les Bains (73570), residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble, France,

MS. JEANNINE BOIX-VIVES, born on December 25, 1927 in Montbonnot (38330), residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble, France,

MS. CHRISTINE SIMON, born on January 23, 1964 in Grenoble, residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble, France,

MS. SYLVIE BERNARD, born on January 23, 1964 in Grenoble, residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble, France,

acting jointly and severally for the purposes of this Agreement,

                              (hereinafter referred to as the "FAMILY GROUP" and
                                 individually as a "MEMBER OF THE FAMILY GROUP")

                                                                    PARTY OF THE
                                                                     FIRST PART,

AND

QUIKSILVER, INC., a Delaware corporation, with its registered offices at 15202 Graham Street Huntington Beach, California, United States of America, represented by Mr. Bernard Mariette, acting in the capacity of President,

                     (hereinafter referred to as "QUIKSILVER" and, together with the Members of the Family Group, the "SHAREHOLDERS" and each a "SHAREHOLDER"),

                                                                    PARTY OF THE
                                                                    SECOND PART,

IN THE PRESENCE OF:

SKI EXPANSION, a societe en commandite par actions (partnership limited by shares), with share capital of EUR 8,096,624 , having its registered office at the place called "Le Menon", Voiron (38500), France, registered with the Registry of Commerce and Companies of Grenoble under number 070 501 374, represented by Mr. Laurent Boix-Vives in his capacity as Manager,

                                      (hereinafter referred to as the "COMPANY")

(each of the Members of the Family Group, Quiksilver and the Company being hereinafter referred to as a "PARTY" and collectively as the "PARTIES").

WHEREAS:

A. Pursuant to an acquisition agreement dated as of the date hereof (the "ACQUISITION AGREEMENT"), Quiksilver and the Family Group have agreed to the sale by the Family Group to Quiksilver of its direct and indirect interest in Skis Rossignol SA, a societe anonyme (corporation) with share capital of EUR 49,792,256, , with registered offices located at the place called "Le Menon", Voiron (38500), France, registered with the Registry of Commerce and Companies of Grenoble under number 056 502 958 and the shares of which are listed on Eurolist of Euronext Paris under Euroclear France code 12041 ("SKIS ROSSIGNOL").


B. The Purchaser has agreed to acquire, on the Second Closing Date, pursuant to the Acquisition Agreement, common shares in the Company, representing 75% of the Company's capital, i.e. all the common shares issued by it.


C. After the Second Closing Date, the Family Group intends to keep the remaining preferred shares representing 25% of the Company's capital, until either of the Parties exercises the call and put options granted under this Agreement.


D. Quiksilver and the Family Group therefore wish to agree on certain rules relating to the Company's administration, and to create between them certain rights and obligations regarding the assignment of their securities in the Company, according to the terms defined in this Agreement.


NOW THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

ARTICLE 1 - DEFINITIONS

"AGREEMENT" means this Shareholders' Agreement.

"BUSINESS DAY" means, with respect to France or the United States, any day other than a Saturday, a Sunday or a day on which commercial banks or regulated markets are closed for business during the entire day in Paris or New York, respectively, it being specified that references herein to a "Business Day" without reference to France or the United States shall be references to days which are both French Business Days and US Business Days.

"CALL OPTION" has the meaning given to it under Article 5.3(a).

"COMPANY" has the meaning given to it in the Preamble.

"DISPUTED PROVISIONS" has the meaning given to it under Article 7.9.

"ESTIMATED PRICE OF THE CONTROLLING INTEREST" means the price per share of the Controlling Interest estimated by the Sellers pursuant to the Acquisition Agreement, a price per share equal to 181.2035 euro.

"EURIBOR" means the rate equal to the interbank interest rate applicable to three (3) month deposits in euros, as calculated by the Banking Federation of the European Union and published for information purposes on the Euribor Page of the Moneyline Telerate 248 screen (or any other page that is substituted therefor, or in the lack thereof, on the equivalent pages of Reuters or Bloomberg).

"EXERCISE PRICE OF THE CALL OPTION" means a price per Family Group Share equal to (i) the Estimated Price of the Controlling Interest, minus the total amount per share of the Family Group's quota in the dividends and distributions of any kind (including but not limited to the amounts received as a result of any decision to amortize, redeem or reduce the Company's share capital) decided in favor of the Family Group from the date of this Agreement until the date of the transfer pursuant to the Put Option or the Call Option, whichever is applicable,
(ii) plus annual interest equal to EURIBOR plus 2.35%, counted down from the signature date of this Agreement until the date of the Notice of Put or the Notice of Call, whichever is applicable.

"EXERCISE PRICE OF THE PUT OPTION" means a price per Family Group share equal to the Exercise Price of the Call Option, plus five percent (5%).

"EXISTING FAMILY GROUP SHARES" has the meaning given to it under Article 2.1(a).

"EXISTING QUIKSILVER SHARES" has the meaning given to it under Article 2.1(a).

"FAMILY GROUP SHARES" has the meaning given to it under Article 2.1(c).

"KNOWLEDGE OF THE FAMILY GROUP" means, with respect to any fact or event, the knowledge of such fact or event by any of the Members of the Family Group.

"LIEN" means any encumbrance, charge, lien, security interest or other restriction, limitation or third party right whatsoever.

"NEW FAMILY GROUP SHARES" has the meaning given to it under Article 2.1(c).

"NEW QUIKSILVER SHARES" has the meaning given to it under Article 2.1(c).

"NOTICE OF CALL" has the meaning given to it under Article 5.3(d).

"NOTICE OF PUT" has the meaning given to it under Article 5.2(d).

"PLEDGE OF QUIKSILVER SHARES" has the meaning given to it under Article 7.2(a).

"PLEDGE OF THE FAMILY GROUP SHARES" has the meaning given to it under Article 7.2(a).

"PLEDGES" has the meaning given to it under Article 7.2(a) of this Agreement.

"PREAMBLE" means (i) introductory paragraphs A, B, C and D of this Agreement and
(ii) the designation of the Parties set forth at the top of this Agreement.

"PUT OPTION" has the meaning given to it under Article 5.2(a).

"QUIKSILVER SHARES" has the meaning given to it under Article 2.1(c).

"SECOND CLOSING DATE" means either (i) the Settlement-Delivery Date, or (ii) if the Settlement-Delivery Date has not occurred before July 19, 2005, July 19, 2005 (provided that in the event that the authorizations necessary for the Purchase under the Antitrust Regulations, as defined in the Acquisition Agreement, have not been obtained on or prior to that date, the Second Closing Date will be the date on which these authorizations are obtained).

"SETTLEMENT-DELIVERY DATE" means the date of the settlement and delivery of the shares of Skis Rossignol acquired by Quiksilver in the tender offer initiated by Quiksilver for the shares of Skis Rossignol pursuant to Article 2.2 of the Acquisition Agreement (not including the shares that may be acquired by Quiksilver in connection with the reopening of the tender offer in accordance with Article 232-4 of the General Regulation of the French Autorite des marches financiers, and which will be the subject of a subsequent settlement-delivery).

"SKIS ROSSIGNOL" has the meaning given to it in the Preamble.

"SUBSIDIARY" means, with regard to any legal person, any person or entity controlled by that legal person according to the meaning provided by Article L. 233-3 of the French Commercial Code, including any joint-venture company (societe en participation), economic interest groupings (groupements d'interet economiques) or partnership of which that legal person is a member, provided that Article L. 233-3 of the French Commercial Code shall be interpreted to include, mutatis mutandis, entities that are not commercial companies (for example, non-commercial entities, economic interest groupings or associations).

"TAX TREATY" means the Convention Between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, and any Protocols thereto, as amended or supplemented from time to time, and any successor thereto.

"TRANSACTION DOCUMENTS" means this Agreement, the Acquisition Agreement, and to the extent they relate to the Family Group Shares, the bylaws of the Company.

"TRANSFER" means any transaction involving a transfer of ownership, including, without limitation, (i) sales and transfers (with or without consideration, inter vivos or mortis causa), including any transfer by means of an adjudication or by virtue of a judgment, (ii) transfers for the payment of goods or services (dation en paiement), or by means of an exchange, partition, division, loan (including specifically any loan of securities), sale with right of repurchase (vente a remere), contribution, business contribution, liquidation, merger or demerger, spin-off, split-off or any combination of these transactions, (iii) transfers concerning ownership, usufruct or any other subdivision of ownership rights or any other right concerning the object of the transfer (and including, where applicable, any voting right or the right to receive dividends), and to "TRANSFER" means the right to proceed with any of the foregoing transactions, or to undertake to proceed with such a transaction.

ARTICLE 2 - MANAGEMENT OF THE COMPANY

2.1 CAPITAL TRANSACTIONS AND AMENDMENTS TO THE BYLAWS

(a) On the date of this Agreement, the Company validly adopted the bylaws set forth in APPENDIX 2.1, so that the Family Group holds 144,050 preferred shares of the Company, representing 28.46% of the Company's share capital (the "FAMILY GROUP'S EXISTING SHARES") and 361,989 common shares of the Company, representing 71.53% of the Company's share capital, escrowed in accordance with the Acquisition Agreement (the "EXISTING QUIKSILVER SHARES").

(b) Pursuant to Article 2.3 of the Acquisition Agreement, on the Second Closing Date, Quiksilver will acquire Existing Quiksilver Shares.

(c) Pursuant to Article 2.8 of the Acquisition Agreement, on the Second Closing Date the Company's share capital shall be increased, by way of the issuance of 78,637 newly issued shares for the benefit of the Family Group, comprising 76,518 common shares and 2,119 preferred shares. Immediately following this capital increase (the "CAPITAL INCREASE"), the Family Group shall transfer to Quiksilver, according to the terms and conditions defined in the Acquisition Agreement, the ordinary shares issued by the Company as part of the Capital Increase (the "NEW QUIKSILVER SHARES" and, together with the Existing Quiksilver Shares, the "QUIKSILVER SHARES"), while the Family Group shall remain the owner of the 2,119 newly-issued preferred shares (the "NEW FAMILY GROUP SHARES" and, together with the Existing Family Group Shares, the "FAMILY GROUP SHARES"), so that, upon the conclusion of these transactions, Quiksilver and the Family Group will hold 75% and 25% respectively of the Company's capital.

(d) No later than December 31, 2005, the Parties shall arrange for the Company to be converted into a societe par actions simplifiee (simplified joint-stock company), and to adopt the bylaws set forth in APPENDIX 3.3; they agree to vote in favor of the resolutions necessary to that effect.

2.2 MANAGEMENT OF THE COMPANY

The Family Group agrees, for the entire term of the Agreement, not to interfere in the Company's management, other than for the purposes of exercising the voting rights attached to the Family Group Shares, defined under Article 3, which shall be exercised in compliance with the Company's bylaws and the provisions of this Agreement.

2.3 SHAREHOLDERS' COVENANTS

(a) The Family Group agrees not to only use the voting rights attached to the Family Group Shares under Article 3.3 in accordance with the interest of the Company, and in prior consultation with Quiksilver; the Members of the Family Group agree to cast their vote for draft resolutions or decisions supported by Quiksilver, provided these drafts are not manifestly contrary to the Company's interest. Except in the cases provided by the Company's bylaws, the Family Group agrees not to proceed to any resolutions in its capacity as a shareholder of the Company.

(b) If an increase in the Company's share capital is proposed to its shareholders, and such a decision leads to a reduction in the Family Group's share in the Company's capital and voting rights below a threshold of 25%, the Family Group will not exercise the right of objection to the increase in capital granted to it by the bylaws unless the increase in capital leads to prejudice for the Family Group. The Family Group waives in advance its pre-emptive right (droit preferentiel de souscription) to all shares issued by the Company; it hereby transfers to Quiksilver, free of charge, any pre-emptive right to the Company Shares that would be conferred on it by law and which it could not validly waive under applicable laws and regulations. It agrees not to subscribe to any capital increase or issuance of securities of any kind made by the Company during the term of this Agreement.

(c) The Family Group agrees to consult with Quiksilver prior to exercising the rights that are granted to it pursuant to Article L. 228-19 of the French Commercial Code

(d) The Family Group, for information purposes, and in order to entitle it to preserve the rights that result from its ownership of the Family Group Shares, will be invited to attend general shareholders' meetings of the Company, and will receive the documents sent by the Company to the Company's shareholders. Subject to this provision, it undertakes not to request any document or any information from the Company.

(e) Quiksilver agrees not to make any decision to modify the Company's bylaws that is likely to adversely affect the voting rights or rights to profits attached to the Family Group Shares without the prior and unanimous consent of the holders of the Family Group Shares. Quiksilver warrants to the Members of the Family Group that the right to profits granted to them by the bylaws shall be fully respected.

ARTICLE 3 - RIGHTS ATTACHED TO THE FAMILY GROUP SHARES

3.1 The Existing Family Group Shares are, and the New Family Group Shares shall be, preferred shares as defined in Article L. 228-11 of the French Commercial Code. The New Family Group Shares shall be of the same category as the Existing Family Group Shares, such that all Family Group Shares shall be fungible with each other.

3.2 The Family Group Shares entitle the holders thereof (or will entitle the holders thereof, in regard to the New Family Group Shares) to a share equal to the proportion of capital they represent, in all dividends paid by the Company (if any), and more generally in the Company's corporate assets, profits, reserves and liquidating dividend.

3.3 Subject to the rights granted to the holders of Family Group Shares under
Article 2.3(d), the Family Group Shares do not and shall not give their holders the right to vote on decisions that are within the powers of a corporation's shareholder meeting pursuant to Articles L. 225-96 to L. 225-125 of the French Commercial Code, nor the right to attend the general meetings of the Company's shareholders or partners, nor, more generally, the right to be informed of or to be consulted on these decisions in any way whatsoever; provided, however, that the holders of Family Group Shares shall be called to vote on the following decisions, the approval of which will require the unanimous consent of the holders of the Family Group Shares: (i) any change in the rights conferred on the holders of the Family Group Shares by the bylaws of the Company (except for any adjustments that may result from the Company's conversion into a simplified joint-stock company and the corresponding statutory changes), (ii) any decision entailing a reduction of their share in the Company's capital below 25%, (iii) the transfer of the Company's main offices to a place that is not located within the French Republic, and (iv) any decision entailing the dissolution or liquidation of the Company (except for any decision on the merger or demerger, spin-of or split-off of the Company, such decisions to fall within the exclusive powers of the Company's holders of common shares). Finally, the holders of the Family Group's shares will have the option to give one of the Company's auditors the task of drawing up a special report on the Company's compliance with the particular rights attached to their preferred shares.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

4.1 REPRESENTATIONS AND WARRANTIES OF THE FAMILY GROUP

The Members of the Family Group represent and warrant the following to
Quiksilver:

(a) from the date of this Agreement until the Second Closing Date, the Members of the Family Group together hold and will hold all of the rights conferring full ownership (pleine propriete) over the Existing Family Group Shares and Quiksilver's Existing Shares, free of any Liens, subject to Liens created by the Acquisition Agreement; on the Second Closing Date, the Members of the Family Group will together hold all the rights conferring full ownership over the Family Group's New Shares, free of any Liens, subject to the Liens created by the Acquisition Agreement.

(b) With the exception of the Existing Family Group Shares and the Existing Quiksilver Shares, the Company has issued no share and no securities or other rights representing, or giving access to the Company's capital or voting rights, and except for the Acquisition Agreement, there is no contract or commitment in view of the grant or the issue of any such securities or rights.

(c) The Members of the Family Group have all requisite power to enter into this Agreement and carry out their obligations hereunder. This Agreement, the Pledges and all documents relating hereto and thereto have been or shall be duly signed by each of the Members of the Family Group, and they constitute valid and enforceable obligations of each of them (or their successors and assigns pursuant to Article 7.7 of this Agreement) in accordance with their terms, such that (i) Quiksilver (or a company designated by Quiksilver for the purposes of the Put Option or the Call Option pursuant to Articles 5.2, 5.3 or 7.7 of this Agreement) shall, on the transfer date set out for the completion of the Put Option or the Call Option, be the valid owner of the Family Group Shares, free of any Liens, and (ii) the Family Group Shares shall on that same date be validly transferred to Quiksilver (or to any company designated by it) which will become the owner of them, and this transfer shall be enforceable against third parties. Mr. Laurent Boix-Vives represents and warrants personally to the Parties that he has been duly authorized by the competent company bodies of the Company, which he represents, for the purposes of signing this Agreement.

(d) The Members of the Family Group have obtained all consents and all approvals, authorizations and waivers necessary to sign and fully perform their obligations under this Agreement. No legal, arbitral or administrative action, claim, lawsuit, or investigation likely to prevent the Members of the Family Group from signing this Agreement or performing their obligations hereunder is currently pending, and to the Knowledge of the Members of the Family Group, no such action, claim, lawsuit or investigation is likely to be brought against any Member of the Family Group. The signature of this Agreement and the performance by the Members of the Family Group of their obligations hereunder (i) do not conflict with or violate any of the bylaws of the Company; (ii) do not conflict with or violate any legal or regulatory provision or any administrative, legal or arbitral decision; (iii) do not conflict with or violate, or create any rescission, termination or cancellation right under, any permits, approvals or authorizations which are required for business purposes of the Company; and (iv) do not conflict with or violate, or entitle a third party to any rights (including any acceleration or early termination rights) under, any of the contracts entered into by the Company.

(e) Set forth as Appendix 2.1 are true and correct copies of the Company's updated bylaws, in effect as of the date of this Agreement. With the exception of the legal provisions and statutory clauses that govern the respective powers of the unlimited partners and limited partners in the Company, there is no clause or provision which may prevent Quiksilver from fully enjoying the rights conferred on it its capacity as owner of Existing Quiksilver Shares, whether in the Company's bylaws, or in any contract or agreement entered into by the Company, or under any obligation by which the Company is bound.

4.2 REPRESENTATIONS AND WARRANTIES OF QUIKSILVER

Quiksilver represents and warrants the following to the Members of the Family Group, on the date of this Agreement:

(a) Quiksilver has all requisite power to enter into this Agreement and carry out its obligations hereunder. This Agreement, the Pledges and all documents relating hereto and thereto have been or shall be duly signed by Quiksilver, and they constitute valid and enforceable obligations of Quiksilver in accordance with their terms, such that the Put Option effectively entails, on the part of Quiksilver, an obligation to buy (or to procure the purchase by an entity designated by pursuant to Articles 5.2, 5.3 and/or 7.7) the Family Group Shares from the Family Group pursuant to this Agreement. Mr. Bernard Mariette represents and warrants personally to the Parties that he has been duly authorized by the competent company bodies of Quiksilver, which he represents, for the purposes of signing this Agreement.

(b) Quiksilver has obtained all consents and all approvals, authorizations and waivers necessary to sign and fully perform its obligations under this Agreement. No legal, arbitral or administrative action, claim, lawsuit, or investigation likely to prevent Quiksilver from signing the Agreement or performing its obligations hereunder is currently pending, and to the Knowledge of Quiksilver, no action, claim, lawsuit or investigation of this nature is likely to be brought against Quiksilver. The signature of this Agreement and the performance by Quiksilver of its obligations under this Agreement (i) do not conflict with or violate any of the bylaws of Quiksilver; (ii) do not conflict with or violate any legal or regulatory provision or any administrative, legal or arbitral decision; (iii) do not conflict with or violate, or create any rescission, termination or cancellation right under, any permits, approvals or authorizations which are required for business purposes of Quiksilver; and (iv) do not conflict with or violate, or entitle a third party to any rights (including any acceleration or early termination rights) under, any of the contracts entered into by Quiksilver.

ARTICLE 5 - TRANSFER OF THE FAMILY GROUP SHARES

5.1 PRINCIPLE

(a) The Family Group Shares may not be Transferred for a period of ten (10) years after the date of this Agreement, except for (i) Transfer by inheritance to a Member of the Family Group who is an individual, provided that the Transferee shall assume all of the Transferor's obligations under this Agreement, and (ii) Transfer in accordance with the Call Option or the Put Option. Any Transfer made prior to such term in breach of this non-transferability clause shall be null and void and shall be treated as such by the Company. The Members of the Family Group undertake not to make any conveyance inter vivos of the Family Group Shares free of charge (transmission a titre gratuit), nor to bequest any of said Family Group Shares, except to other Members of the Family Group.

(b) In consideration for the rights granted to the Family Group under this Agreement, including pursuant to the Put Option, each Member of the Family Group hereby assigns to Acquirer all present and future rights to receive cash or other proceeds for the assignment of its Option Shares to a third party by any means, including by contract or by operation of law. For the avoidance of doubt, this provision does not apply to the Family Group's right to payment of the price to be obtained pursuant to Article 5.2 or Article 5.3 below.

(c) The Members of the Family Group warrant to Quiksilver that the Family Group Shares transferred in accordance with the Put Option or the Call Option shall constitute all of their rights in the Company, as of the date of transfer. They warrant and agree that the transfer price to be received by them pursuant to the Call Option or the Put Option shall be paid in consideration for the full and final transfer of all of such Family Group's rights. They waive, in advance, any and all rights or claims which may result from their former capacity as shareholder of the Company.

(d) As a penalty clause, any Transfer or attempted Transfer of Family Group Shares made in breach of this Article shall entail payment by the Family Group to Quicksilver of a penalty equal to three million euro (EUR 3,000,000), in addition to (and not in replacement of) any damages payable to Quicksilver; payment of this sum shall not confer any validity whatsoever on the Transfer or the attempted Transfer.

(e) The Shareholders acknowledge and agree that the granting of damages would not constitute appropriate remedy in the event of a breach by any of the Shareholders of their obligations to deliver the Family Group Shares and to pay the price therefore, respectively, under the Put Option or the Call Option set forth in Articles 5.2 and 5.3 below; the Shareholders hereby agree that the remedy of specific performance (execution forcee) shall apply in the event of such a breach

5.2 PUT OPTION

(a) Quiksilver irrevocably promises to the Family Group that it shall buy, at the Family Group's request, all of the Family Group Shares (the "PUT OPTION"), in accordance with the terms defined in this Article 5.2.

(b) The Put Option thus granted may be exercised by the Family Group (i) in the event of a continued failure by Quiksilver to perform any of its obligations under this Agreement or the Pledge of Quiksilver Shares, and (ii) as of the expiration date of a period of five (5) years and fifteen (15) days after the date of this Agreement (the "PUT OPTION EXERCISE DATE" and, together with the events listed in (i), a "PUT OPTION EVENT").

(c) The Family Group may only exercise the Put Option once and only for all of the Family Group Shares (and not for a portion of them) at any time during the period beginning on the occurrence of a Put Option Event and ending on the date that no Put Option Event is continuing. If the relevant Put Option Event is the occurrence of the Put Option Exercise Date, the Put Option may be exercised at any time after the Put Option Exercise Date and no later than seventy-five (75) days after that date. The Put Option shall become null and void if it has not been previously exercised, (i) on the date of the Notice of Call, or (ii) at the end of the seventy-five-day (75-day) period referred to hereinabove.

(d) If the Family Group wishes to exercise the Put Option, it shall notify Quiksilver of its intent to do so (the "NOTICE OF PUT") during the applicable exercise period in the form set forth in Article 7.5(a). Quiksilver shall have a period of fifteen (15) days from receipt of the Notice of Put in order to notify the Family Group of either (i) the amount of the Exercise Price of the Put Option, or (ii) of Quiksilver's desire to exercise the Call Option, rather than to allow the Family Group to exercise the Put Option. The Notice of Put shall constitute an irrevocable commitment on the part of the Family Group to sell the Family Group Shares to Quicksilver or to any party designated by Quicksilver, which Quicksilver accepts.

(e) If, pursuant to section (ii) of paragraph (d) hereinabove, Quiksilver should exercise the Call Option within fifteen (15) days from the receipt of the Notice of Put pursuant to paragraph (d) hereinabove, the Family Group shall sell the Family Group Shares to Quiksilver, who shall acquire them from the Family Group within thirty (30) days of the Notice of Put, at the Exercise Price of the Call Option.

(f) If Quiksilver should fail to exercise the Call Option within fifteen (15) days of the Notice of Put, the Family Group shall sell the Family Group Shares to Quiksilver, who shall acquire them from the Family Group within thirty (30) days of the Notice of Put, at the Exercise Price of the Put Option.

5.3 CALL OPTION

(a) The Family Group irrevocably promises to Quiksilver that it shall sell, at Quiksilver's request, all of the Family Group Shares (the "CALL OPTION"), in accordance with the terms of this Article 5.3.

(b) The Call Option thus granted may be exercised by Quiksilver (i) in the event of a continued failure by any Member of the Family Group to perform any of her/his obligations under this Agreement or under the Pledge of the Family Group Shares; (ii) in the event of the death or the incapacity of all of the individual Members of the Family Group; (iii) if, as a result of proceedings initiated by any Member of the Family Group, a tribunal or court of arbitration questions either the validity of the restrictions imposed on the voting rights associated with the Family Group Shares or the validity or the enforceability of the Family Group's obligations under this Agreement; (iv) in the event of a Notice of Put pursuant to Article 5.2(d); and (v) as of the expiration date of a five-year (5-year) period starting on the date of this Agreement (the "CALL OPTION EXERCISE DATE" and, together with events listed in (i), (ii), (iii), and
(iv) hereinabove, a "CALL OPTION EVENT").

(c) Quiksilver may only exercise the Call Option once and only for all of the Family Group Shares (and not for a portion of them) at any time during the period beginning on the occurrence of a Call Option Event and ending on the date that no Call Option Event is continuing. If the relevant Call Option Event is the occurrence of the Call Option Exercise Date, the Call Option may be exercised at any time after the Call Option Exercise Date and no later than ninety (90) days after that date. The Call Option shall become null and void if it has not been previously exercised, (i) on the date of the Notice of Put, or
(ii) at the end of the ninety-day (90-day) period referred to hereinabove.

(d) If Quiksilver wishes to exercise the Call Option, it shall notify the Family Group of its intent to do so (the "NOTICE OF CALL") during the applicable exercise period in the form set forth in Article 7.5(a). The Notice of Call shall specify the Exercise Price of the Call Option. It shall constitute an irrevocable commitment on the part of Quiksilver to acquire (or to cause any entity designated by Quicksilver to acquire) all of the Family Group Shares, which the Family Group irrevocably undertakes to sell.

(e) In the event of a Notice of Call, the Family Group shall sell the Family Group Shares to Quiksilver, who shall acquire them from the Family Group, within thirty (30) days from the receipt of the Notice of Call, at the Exercise Price of the Call Option.

ARTICLE 6 - TRANSFER OF QUIKSILVER SHARES

6.1 Except following the termination of this Agreement, the Quiksilver Shares will be locked-up during a five (5) year period from the date of this Agreement, with the exception of (i) Transfers to a legal entity in which Quiksilver or the Company owns, directly or indirectly, 100% of the capital and (ii) Transfers of shares which are transferred for no charge to third parties acting as board members; provided that the Transferee shall covenant to comply with all of the obligations of the Transferor under this Agreement. Any Transfer completed during this lock-up period in breach of this lock-up clause will be null and void, and shall be treated as such by the Company.

(a) As a penalty clause, any Transfer or attempted Transfer of Quiksilver Shares made in breach of this Article shall entail payment by Quiksilver to the Family Group of a penalty equal to three million euro (EUR 3,000,000), in addition to (and not in replacement of) any damages payable to the Family Group; payment of this sum shall not confer any validity whatsoever on the Transfer or the attempted Transfer.

ARTICLE 7 - MISCELLANEOUS PROVISIONS

7.1 TAX TREATMENT OF THE TRANSACTION

(a) Each Member of the Family Group shall fully and accurately complete and deliver to Quiksilver, a United States Internal Revenue Service Form W-8BEN or any similar or successor form thereto (collectively, the "FORM W-8BEN") representing that such Member of the Family Group is a non-U.S. person and claiming the benefit of the Tax Treaty with respect to any payments received under the terms of this Agreement, the Acquisition Agreement or the bylaws of the Company (the "TRANSACTION DOCUMENTS") (including any dividend distribution received from the Company) (i) on the date hereof, (ii) before any such Form W-8BEN previously provided expires, (iii) promptly upon learning that any such Form W-8BEN previously provided has become obsolete or incorrect, and (iv) promptly upon reasonable demand by Quiksilver. Each Member of the Family Group shall complete the Form W-8BEN in such a manner as to qualify the payments made under the Transaction Documents for the lowest rate of U.S. withholding tax available under the Tax Treaty with respect to such payments. For the avoidance of doubt, neither the acceptance by Quiksilver of a Form W-8BEN, nor the making of payments, contemplated by any of the Transaction Documents free from withholding tax shall be construed as an agreement by Quiksilver that a Member of the Family Group has satisfied its obligations under this Article 6.1(a) or as a waiver by Quiksilver of such obligations.

(b) Each Member of the Family Group must immediately notify Quiksilver if he is notified that he must or may need to file a tax return for United States federal tax (other than Form W-8BEN) that refers to one of the transactions contemplated by the Transaction Documents. The Family Group must consult Quiksilver prior to any of its Members filing such a tax return. Quiksilver shall notify the Family Group in writing of how it treats such transactions, for United States federal income tax purposes ("TREATMENT USED BY THE Purchaser"); this information being communicated to the Family Group on or before the time the Call Option or the Put Option are exercised. To the extent permitted by law (including but not limited to regulations), the Parties shall agree to complete any statement related to U.S. taxation in a manner consistent with the Treatment Used by the Purchaser, and the Parties shall agree not to otherwise characterize the transactions for U.S. federal income tax purposes in any correspondence or communications with a U.S. government authority.

(c) Prior to making any representation or other statement to any governmental authority concerning the factual assumptions underlying the Treatment Used by the Purchaser, each Member of the Family Group shall request that Quiksilver inform the Family Group in writing of the Treatment Used by the Purchaser and of the factual assumptions underlying the Treatment Used by the Purchaser, and Quiksilver shall promptly do so unless Quiksilver has already informed the Family Group.

(d) The Members of the Family Group represent that at the time of this Agreement, they are French tax residents for the purpose of the Tax Treaty, and that as a consequence of the present situation, the payment that they will receive under the terms of the Transaction Documents will benefit from the provisions of the Tax Treaty. They undertake to notify Quiksilver of any change in their tax residence during the term of this Agreement. For so long as the Members of the Family Group shall remain French tax residents for the purpose of the French Code general des impots (which the Members of the Family Group undertake to prove, upon the Purchaser's request), the Purchaser shall bear any withholding tax on the distributions made by the Company to the Members of the Family Group (excluding any taxes and duties levied on such dividend distribution pursuant to French law, if any).

(e) The Parties agree to notify each other of, and to cooperate in connection with the prosecution of, any audits or tax contests relating to the transactions contemplated by the Transaction Documents, and they both undertake to cooperate with each other within this context, and provided that the Party seeking cooperation will reimburse the cooperating Party for all out of pocket costs incurred in connection with such cooperation. Quiksilver shall control any audit or tax contest resulting from the assertion of any United States tax claim against Quiksilver or the Company.

7.2 PLEDGES

(a) As security for his obligation to pay the Exercise Price of the Put Option or the Exercise Price of the Call Option, as the case may be, and as security for Quiksilver's obligation to pay the exercise prices of the put option and the call option pursuant to the shareholders' agreement entered into between Quiksilver and the Family Group with respect to Roger Cleveland Golf Company, Inc., Quiksilver shall, as of the date hereof, enter into the pledge agreement in favor of the Family Group, set forth in APPENDIX 7.2(A) of this Agreement (the "PLEDGE OF QUIKSILVER SHARES"). As security for their obligation to deliver the Family Group Shares pursuant to the Put Option and the Call Option, and as security for their commitment not to Transfer pursuant to Article 5.1 of this Agreement, the Family Group shall, as of the date hereof, enter into the pledge agreement in favor of Quiksilver set forth in APPENDIX 7.2(B) of this Agreement (the "PLEDGE OF FAMILY GROUP SHARES" and, together with the Pledge of Quicksilver Shares, the "PLEDGES").

(b) The Parties undertake to take the necessary measures to release the Pledges as part of the exercising the Put Option or the Call Option.

7.3 TERM OF THE AGREEMENT

(a) With the exception of the representations made in Article 4, which are made on the date of this Agreement unless provided otherwise, and with the exception of the rights and obligations which are expressly scheduled to take effect on the date of this Agreement pursuant to the terms hereof, this Agreement shall take effect on the Second Closing Date.

(b) With the exception of rights and obligations that this Agreement expressly states shall continue in effect after the Expiration Date, the Parties' obligations shall terminate on the date that the Family Group Shares are transferred pursuant to the Call Option or the Put Option or, if applicable, upon a cancellation of the transfer of the Controlling Interest, and in any event no later than the twentieth (20th) anniversary of the date of this Agreement (the "EXPIRATION DATE").

7.4 EXPENSES AND FEES

Unless otherwise agreed, each of the Parties shall bear the expenses and fees incurred by it or for it in relation to this Agreement and the transactions contemplated herein, including the professional fees of its advisors and brokers.

7.5 NOTICES

(a) Any notices or communications pursuant to this Agreement shall be made by fax or by registered mail with return receipt requested or by an express courier service and must be addressed to the persons and addresses indicated below, or to any other address or fax number indicated in writing, in the same manner, by one Party to the other:

        To Quiksilver or to the Company:

Quiksilver, Inc.
15202 Graham Street
Huntington Beach, California (United States of America)
Fax: +1.714.889.4250
To the attention of: Charlie Exon


With a copy to:

Mr. Pierre Servan-Schreiber
Avocat a la Cour
Skadden, Arps, Slate, Meagher & Flom LLP
68, rue du Faubourg Saint-Honore
75008 Paris, France
Fax: +33.1.55.27.11.99

        To the Family Group:

Mr. Laurent Boix-Vives
1, Boulevard du Marechal Joffre,
38000 Grenoble
Fax: +33.4.76.47.73.31


With a copy to:

Mr. Jean-Philippe Delsol
 Avocat a la Cour

Delsol et Associes
12, quai Andre Lassagne
 69001 Lyon
Fax: +33.4.72.10.20.31

 (b) The date of receipt of the notice shall be deemed to be the date when the fax or registered letter is received or the delivery date by express courier, as attested by the relevant delivery form, provided that if the receipt of a notice takes place on a day that is not a US Business Day (when this pertains to a notice addressed to Quiksilver) or a French Business Day (when this pertains to a notice addressed to the Family Group) or takes place outside normal office hours in the United States or in France, as applicable, then such notice shall be deemed to have been received on the opening date and time immediately following receipt of the correspondence. Any correspondence addressed to the Family Group at the address or fax number hereinabove shall be deemed simultaneously received by each of the Members of the Family Group, and the Members of the Family Group shall have no recourse against Quiksilver for sending notices solely to the Family Group's Representative.

7.6 FAMILY GROUP'S REPRESENTATIVE

(a) The Family Group hereby appoints Mr. Laurent Boix-Vives (the "FAMILY GROUP'S REPRESENTATIVE") as its representative, and gives him all powers, to receive any notice hereunder, to take any necessary measures in the name of and on behalf of the Members of the Family Group in connection with the execution of this Agreement and the performance and completion of all of the transactions contemplated herein and, if necessary, to modify this Agreement and waive any and all rights under this Agreement. Quiksilver may rely on any action undertaken by the Family Group's Representative on behalf of the Family Group; it will not entail any correspondence or notice delivered in connection with this Agreement by any Member of the Family Group other than the Family Group's Representative (except as provided in paragraph (b) below). The representations made, the agreements concluded, and the actions undertaken by the Family Group's Representative pursuant to this clause shall have binding force against each of the Members of the Family Group.

(b) Should Mr. Laurent Boix-Vives be impeded from acting as Sellers' Representative for any reason whatsoever, the Sellers hereby appoint Ms. Jeannine Boix-Vives as the replacement for Family Group's Representative. The appointment of Ms. Jeannine Boix-Vives as the Family Group's Representative shall become effective as of the date on which Quiksilver is notified of such appointment by Ms. Jeannine Boix-Vives in the manner set forth in Article 7.5. Subsequently, should Ms. Jeannine Boix-Vives be impeded from acting for any reason whatsoever, the Members of the Family Group hereby appoint SDI as the Family Group's Representative (or, should SDI have been dissolved by that date, Ms. Christine Simon shall be appointed -- and, if Ms. Christine Simon is impeded, Ms. Sylvie Bernard shall be appointed). The appointment of SDI, of Ms. Christine Simon, or of Ms. Sylvie Bernard as the Family Group's Representative shall become effective as of the date on which Quiksilver is notified of such appointment by SDI's legal representative, by Ms. Christine Simon or by Ms. Sylvie Bernard, respectively, in each case in the manner set forth in Article
7.5 (provided that, if SDI should issue several contradictory notices in such a context, only the first notice shall be valid).

7.7 ASSIGNMENT

(a) No Party may assign or transfer, in any way whatsoever, its rights and obligations under this Agreement without the prior written consent from the Family Group's Representative (when this pertains to a transfer by the Purchaser) or from Quiksilver (when this pertains to a transfer by any of the Sellers).

(b) As an exception to the foregoing, (i) the rights of Members of the Family Group may be conveyed pursuant to Article 5.1(a)(i) and paragraph (c) hereunder (except for the right of representation referred to in Article 7.6), and (ii) Quiksilver may assign all (and not some only) of its rights and obligations under this Agreement to any company controlled by Quiksilver within the meaning of Article L. 233-3 of the Commercial Code.

(c) Quiksilver shall maintain at its office a book entry system to reflect and record the ownership of the rights of each Member of the Family Group under the Transaction Documents or any interest therein. No transfer of such rights by a Member of the Family Group shall be valid, and Quiksilver will not recognize any party other than such Member of the Family Group as entitled to receive a payment under the Transaction Documents unless such transfer has been entered in such book entry system. For the avoidance of doubt, if such a transfer is otherwise permitted under the Transaction Documents, Quiksilver shall enter such transfer in such book entry system upon request by the transferor; provided, however, that Quiksilver shall not enter any transfer of such rights on such book entry system unless presented with instruments of assignment executed by the transferor and transferee in favor of the transferee (and not in favor of bearer or indorsed in blank).

7.8 SUCCESSORS AND BENEFICIARIES

Any and all rights and obligations pursuant to this Agreement are actively and passively, jointly and severally binding on the Parties' successors, heirs, beneficiaries, and legal representatives, provided that this Agreement is concluded in consideration of the person of the Members of the Family Group and, consequently, the rights conferred to the Members of the Family Group by this Agreement shall not be assigned, transferred or conveyed in any manner whatsoever, except to another Member of the Family Group.

7.9 SEVERABILITY

If any of the provisions of this Agreement becomes null, illegal, unenforceable, or incapable of being performed in any manner whatsoever (hereinafter "DISPUTED PROVISIONS"):

(a) the validity and enforceability of the other provisions shall not be affected or compromised in any way; and

(b) the Parties shall negotiate in good faith in order to replace the Disputed Provisions with valid and enforceable provisions that are as close as possible to the Parties' common intent or, if such common intent cannot be determined, the intent of those among the Parties which the Disputed Provision is supposed to protect.

7.10 MODIFICATIONS AND WAIVERS

(a) This Agreement shall only be modified by a written agreement duly signed by the Purchaser and the Sellers' Representative.

(b) Any waiver by a Party to one of its rights pursuant to this Agreement shall only take effect if it was made in writing, and shall be strictly interpreted.

(c) No waiver of any one of the provisions of this agreement shall constitute a waiver of any other provision of this Agreement other than the provision which was waived.

7.11 APPLICABLE LAW - COMPETENT COURT

(a) This Agreement and its interpretation are exclusively governed by French law.

(b) Any dispute arising in connection with this Agreement, including the validity, the interpretation and the performance hereof, and which cannot be resolved amicably, shall fall under the exclusive jurisdiction of the courts within the jurisdiction of the Paris Court of Appeals.



Signed in Lyon, on April 12, 2005, in five (5) copies.



--------------------------------------
FOR QUIKSILVER, INC.
By Mr. Bernard Mariette



--------------------------------------
FOR SKI EXPANSION SCA
By Mr. Laurent Boix-Vives


--------------------------------------
MR. LAURENT BOIX-VIVES


--------------------------------------
MRS. JEANNINE BOIX-VIVES


--------------------------------------
MRS. CHRISTINE SIMON


--------------------------------------
MRS. SYLVIE BERNARD

                                  Appendix 2.1

                       Amended bylaws of Ski Expansion SCA

                                  Appendix 3.3

   Bylaws of Ski Expansion SCA following the change into a societe par actions simplifiees

                                Appendix 7.2 (A)

                           Pledge of Quiksilver Shares

                                Appendix 7.2 (B)

                          Pledge of Family Group Shares

                                                                     Exhibit 2.5
                                MINORITY HOLDINGS

                               PURCHASE AGREEMENT


BETWEEN THE UNDERSIGNED:

MR. LAURENT BOIX-VIVES, born on August 30, 1926 at Brides les Bains (73570), residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble,

MS. JEANNINE BOIX-VIVES, born on December 25, 1927 at Montbonnot (38330), residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble,

MS. CHRISTINE SIMON, born on January 23, 1964 at Grenoble, residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble,

MS. SYLVIE BERNARD, born January 23, 1964 at Grenoble, residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble,

SDI SOCIETE DE SERVICE ET DEVELOPPEMENT, a Swiss societe anonyme (corporation) with share capital of CHF 500,000, with registered offices at 120 chemin de la Rueyre, 1020, Renens, Switzerland ("SDI"), represented by Mr. Laurent Boix-Vives, acting as President (Chairman and CEO), acting jointly and severally for purposes of this Agreement,


                                             (hereinafter referred to jointly as
                                   the "SELLERS" and individually as a "SELLER")

                                                      PARTIES OF THE FIRST PART,

AND

SKIS ROSSIGNOL SA, a societe anonyme with share capital of EUR 49,792,256, with its registered offices at "Le Menon", Voiron (38500), registered with the Grenoble Registry of Commerce and Companies under number 056 502 958, represented by either Christine Simon or Sylvie Bernard, duly authorized for the present purposes,

                                 (hereinafter referred to as "SKIS ROSSIGNOL" or
                                                                the "PURCHASER")

                                                        PARTY OF THE OTHER PART,

(each of the Sellers and the Purchaser being hereinafter referred to individually as a "PARTY" and collectively as the "PARTIES"),

IN THE PRESENCE OF:

QUIKSILVER, INC., a Delaware corporation, with its registered offices at 15202 Graham Street Huntington Beach, California, United States of America, represented by Mr. Bernard Mariette, acting as President,

                                      (hereinafter referred to as "QUIKSILVER").


WHEREAS:

A. The Sellers together hold the following minority interests (hereinafter referred to as the "MINORITY HOLDINGS") in certain subsidiaries of Skis Rossignol (hereinafter referred to as the "IDENTIFIED SUBSIDIARIES"):
         (i) 1,231 shares of Skis Dynastar S.A., representing 0.75% of this company's capital and voting rights; (ii) 200 shares of Skis Rossignol de Espana S.A., representing 3.33% of this company's capital and voting rights; (iii) one share of Rossignol Ski Osterreich, representing 0.25% of this company's capital and voting rights; (iv) 96,687 shares of Rossignol Lange SpA, representing 0.55% of this company's capital and voting rights; (v) 5 shares of Rossignol Ski Poles Vallee d'Aoste SpA, representing 0.01% of this company's capital and voting rights; (vi) one share of Rossignol Ski AG, representing 0.02% of its capital and voting rights, and (vii) one share of Look Fixations SA, representing 0.0001% of this company's capital and voting rights, held by the Sellers as of the signing date of this Agreement (the "SIGNING DATE"). The Minority Holdings together represent all the interests held directly or indirectly by the Sellers in the Subsidiaries of Skis Rossignol (other than Roger Cleveland US, as defined in the Acquisition Agreement) and are allocated among the Sellers in the manner described in Exhibit A hereto.

B. Pursuant to an Acquisition Agreement dated the date hereof ("ACQUISITION AGREEMENT"), the Sellers agree to transfer to Quiksilver their direct and indirect interests in Skis Rossignol and its Subsidiaries.


C. Pursuant to the Acquisition Agreement, the Sellers agree to transfer to the Purchaser, and the Purchaser agrees to purchase, on the Second Closing Date, as defined below, the Minority Holdings.


D. This purchase agreement (the "AGREEMENT") sets forth the terms and conditions of the transfer of the Minority Holdings.


E.       Quiksilver acknowledges the existence of this Agreement.

CONSEQUENTLY, THE FOLLOWING HAS BEEN AGREED TO:

ARTICLE 1 - DEFINITIONS

Unless the context demands otherwise, the following terms and expressions have the following respective meanings:

"PURCHASER" has the meaning given in the Preamble of this Agreement.

"TRANSFER" means any transaction involving a transfer of ownership, including, without limitation, (i) sales and transfers (with or without consideration, inter vivos or mortis causa), including any transfer by means of an adjudication or by virtue of a judgment, (ii) transfers for the payment of goods or services (dation en paiement), or by means of an exchange, partition, division, loan (including specifically any loan of securities), sale with right of repurchase (vente a remere), contribution, business contribution, liquidation, merger or demerger, spin-off, split-off or any combination of these transactions, (iii) transfers concerning ownership, usufruct or any other subdivision of ownership rights or any other right concerning the object of the transfer (and including, where applicable, any voting right or the right to receive dividends), and to "TRANSFER" means the right to proceed with any of the foregoing transactions, or to undertake to proceed with such a transaction.

"TRANSFER OF THE MINORITY HOLDINGS" means the Transfer by the Sellers and the purchase by the Purchaser of all the Minority Holdings held by the Sellers.

"LIENS" has the meaning given it in Article 6.1(a).

"KNOWLEDGE OF THE SELLERS" means, with respect to any fact or event, the knowledge of such fact or event by any of the Sellers.

"ACQUISITION AGREEMENT" has the meaning given it in paragraph B of the Preamble, and refers to the agreement mentioned therein and its appendices.

"AGREEMENT" means this agreement as well as its appendix.

"SETTLEMENT-DELIVERY DATE" means the date of settlement and delivery of the shares of Skis Rossignol purchased by Quiksilver within the framework of the Cash Tender Offer, as defined in the Acquisition Agreement, initiated by Quiksilver on the shares of Skis Rossignol pursuant to article 2.2 of the Acquisition Agreement (not including any shares that may be acquired by Quiksilver with the re-opening of the Cash Tender Offer in accordance with
Article 232-4 of the General Regulation of the French Autorite des marches financiers, and which will be the subject of a subsequent settlement-delivery).

"SECOND CLOSING DATE" means either (i) the Settlement-Delivery Date, or (ii) if the Settlement-Delivery Date has not occurred by July 19, 2005, July 19, 2005 (provided the authorizations necessary for the Acquisition under the Antitrust Regulations, as defined in the Acquisition Agreement, have not been obtained on or prior to that date, the Second Closing Date will be the date on which these authorizations are obtained).

"SIGNING DATE" means the signing date of this Agreement.

"DISPUTED PROVISIONS" has the meaning given to it in Article 7.6.

"SUBSIDIARY" means, with regard to any legal person, any person or entity controlled by that legal person according to the meaning provided by Article L. 233-3 of the French Commercial Code, including any joint-venture company (societe en participation), economic interest groupings (groupements d'interet economiques) or partnership of which that legal person is a member, provided that Article L. 233-3 of the French Commercial Code shall be interpreted to include, mutatis mutandis, entities that are not commercial companies (for example, non-commercial entities, economic interest groupings or associations).

"IDENTIFIED SUBSIDIARY" has the meaning given to it in paragraph A of the Preamble.

"BUSINESS DAY" means, with respect to France or the United States, any day other than a Saturday, a Sunday or a day on which commercial banks or regulated markets are closed for business during the entire day in Paris or New York, respectively; references to a "Business Day" within this Agreement, without specifying the country to which Business Day applies, are references to days which are both Business Days in France and Business Days in the United States.

"MINORITY HOLDINGS" has the meaning given to it in paragraph A of the Preamble.

"PARTY" has the meaning given to it in the Preamble.

"INTERIM PERIOD" has the meaning given to it in Article 5.

"PREAMBLE" means (i) the introductory paragraphs A, B, C, D and E of this Agreement, and (ii) the designation of the Parties and Quiksilver appearing at the head of this Agreement.

"PURCHASE PRICE" has the meaning given to it in Article 3.1.

"SELLERS' REPRESENTATIVE" has the meaning given to it in Article 7.3(a).

"SKIS ROSSIGNOL" has the meaning given to it in the Preamble.

"SELLERS" has the meaning given to it in the Preamble.

Any term beginning with an upper-case letter and not defined herein has the meaning given it in the Acquisition Agreement

ARTICLE 2 - TRANSFER OF THE MINORITY HOLDINGS

(a) Pursuant to the undertakings set forth in article 2.5 of the Acquisition Agreement, on the Second Closing Date the Sellers shall transfer to the Purchaser, who shall acquire, the Minority Holdings, free of any privilege, security interest, encumbrance, or other restriction, limitation or third-party right whatsoever, under the terms and conditions defined in this Agreement.

(b) The Parties represent that the Purchase Price results from values freely negotiated between them. Consequently, the Parties waive in advance any claim they might have against one another, or against Quiksilver, in the event that the Purchase Price does not correspond to the actual value of the Minority Holdings.

ARTICLE 3 - PRICE, COMPLETION OF THE TRANSFERS

3.1      PRICE

The transfer of the Minority Holdings is agreed to for a total price of one million, two hundred and forty-five thousand (1,245,000) euros (the "PURCHASE PRICE").

3.2      COMPLETION OF THE TRANSFER

On the Second Closing Date, the Minority Holdings will be transferred to the Purchaser and the Purchase Price will be paid to the Sellers.

Quiksilver undertakes to pay the Purchase Price on behalf of the Purchaser on the Second Closing Date. The Purchaser hereby acknowledges that this payment will give rise to a claim by Quiksilver against the Purchaser in the amount of the Purchase Price. The Sellers acknowledge having been informed that the Purchase Price will be paid by Quiksilver and they hereby consent to receive this payment from Quiksilver. Consequently, they waive in advance any right or claim against the Purchaser for payment of the Purchase Price.

The Sellers will present to Quiksilver and send to the Purchaser all documents establishing their property title to the Minority Holdings and furthering the successful outcome of the Transfer of the Minority Holdings.

Except in the case of a written waiver from Quiksilver upon presentation of a document or from the Purchaser upon the remittance of a document, any transactions to be completed by the Second Closing Date will be deemed as taking place subject to the completion of all of them, such that no transaction or remittance of documents, and no transfer of ownership nor payment obligation will be deemed as final until all transactions and remittances are complete.

The Parties undertake to complete all formalities and to take all measures that might be necessary for the transactions to be successfully completed by the Second Closing Date under this Agreement, including under Article 5, and to inform Quiksilver on a regular basis of their progress.

ARTICLE 4 - COMPETING OFFERS

The Sellers undertake not to request directly or indirectly any proposal by third parties for the Transfer of the Minority Holdings, and not to discuss the possibility of such a Transfer with any party.

ARTICLE 5 - COMMITMENTS OF THE PARTIES

From the Signing Date to the Second Closing Date (the "INTERIM PERIOD"), the Parties undertake to sign any document and to undertake any action necessary for the consummation of the Transfer of the Minority Holdings and to acknowledge their enforceability against third parties in the concerned jurisdictions.

ARTICLE 6 - SELLERS' REPRESENTATIONS

The Sellers warrant and represent the following to the Purchaser:

6.1      OWNERSHIP OF THE TRANSFERRED RIGHTS

(a) As of the Signing Date, the Sellers together hold all rights conferring full ownership (pleine propriete) of the Minority Holdings, which are fully paid and free of any privilege, lien, encumbrance or other restriction, limitation, pledge, security interest or right of third parties whatsoever (the "LIENS").

(b) During the Interim Period, the Sellers together will hold all the rights conferred by the full ownership of the Minority Holdings, fully paid and free of any Lien, with the exception of the Liens created by this Agreement. Consequently, (i) the Purchaser, on the Second Closing Date, will become the valid owner of the Minority Holdings, free of any Lien, and (ii) the Minority Holdings will, on this same date, be validly sold and transferred to the Purchaser, which will become the owner thereof, and this Transfer will be enforceable against third parties, subject to completion of the necessary formalities within the concerned jurisdictions.

(c) With the exception of the Minority Holdings, as of the Signing Date the Sellers do not hold, and will not hold as of the Second Closing Date, any direct or indirect interest in the capital of the Identified Subsidiaries, and with the exception of the rights resulting from this Agreement, they do not directly or indirectly hold any right to the Identified Subsidiaries.

6.2      CAPACITY OF THE SELLERS; ACQUISITION OF THE NECESSARY AUTHORIZATIONS

(a) The Sellers have full authority to enter into this Agreement and to perform their obligations to this end. This Agreement and any documents relating thereto have been or will be duly signed by each Seller, and constitute against each of them valid and enforceable obligations in accordance with their terms. Mr. Laurent Boix-Vives personally guarantees and represents to the Parties and other signatories that he has been duly authorized by the competent corporate bodies of SDI, which he represents, to sign this Agreement.

(b) No judicial, arbitration or administrative action, claim, proceeding or inquiry of such a nature as to prevent the Sellers from signing the Agreement or from executing their obligations under it is currently underway, and to the Knowledge of the Sellers, no action, claim, proceeding or inquiry of such kind risks being filed against any Seller. The signing of this Agreement, the consummation of the Transfer of the Minority Holdings and the performance by the Sellers of all their obligations under this Agreement (i) do not and shall not conflict with or violate any statutory or regulatory provision nor any administrative, judiciary or arbitration decision, (ii) do not and shall not conflict with or violate, nor does it create any right to revoke or cancel, any permits, approvals or authorizations necessary to the activities of the Identified Subsidiaries, and (iii) do not and shall not conflict with or violate any commitment or obligation of the Identified Subsidiaries, of any kind whatsoever, nor will give any co-contractors of the Identified Subsidiaries any right under the agreements entered into with them (including any change in the due date of any obligation whatsoever, and any right of early termination or specific performance).

ARTICLE 7 - MISCELLANEOUS PROVISIONS

7.1      FEES AND EXPENSES

Unless otherwise agreed, each of the Parties and Quiksilver shall bear the expenses and fees incurred by them or on their behalf in relation to this Agreement and the transactions contemplated herein, including advisory and brokerage fees.

7.2      NOTIFICATIONS

(a) Any notices or communications pursuant to this Agreement shall be made by fax or registered mail with return receipt, or by an express courier service, and be sent to the parties and addresses indicated below, or to any other address or fax number indicated in writing, in the same fashion, by any of the Parties to the others or to Quiksilver or by Quiksilver to any of the Parties:

         To the Purchaser or to Quiksilver:

Skis Rossignol SA
Lieu-dit "Le Menon",
38500 Voiron
Fax: +33.4.76.65.67.51
Attn.:


Quiksilver, Inc.
15202 Graham Street, Huntington Beach,
California (United States of America)
Fax: +1.714.889.4250
Attn.: Mr. Charlie Exon

With copy to:
Me Pierre Servan-Schreiber
Avocat a la Cour
Skadden, Arps, Slate, Meagher & Flom LLP
68, rue du Faubourg Saint-Honore
75008 Paris
Fax: +33.1.55.27.11.99

         To the Sellers:

Mr. Laurent Boix-Vives
1, Boulevard du Marechal Joffre
38000 Grenoble
Fax: +33.4.76.47.73.31
With copy to:

Me Jean-Philippe Delsol
Avocat a la Cour
Delsol et Associes
12, quai Andre Lassagne
69001 Lyon

Fax: +33.4.72.10.20.31

(b) The date of receipt of the notice shall be deemed to be the date when the fax or registered letter is received or the delivery date by express courier, as attested by the relevant delivery form, provided that if such receipt occurs on a day that is not a Business Day in the United States (for a notification sent to Quiksilver) or in France (for a notification sent to the Sellers or to the Purchaser), or outside normal business hours in the United States or France, as the case may be, such correspondence will be deemed as having been received on the date and time of opening of office hours immediately after receipt of such correspondence. Any correspondence sent to the Sellers at the above address or fax number will be deemed as having been received simultaneously by each of the Sellers, with none of them entitled to any recourse against Quiksilver or Rossignol for sending such correspondence solely to the Sellers' Representative.

7.3      SELLERS' REPRESENTATIVE

(a) The Sellers hereby appoint Mr. Laurent Boix-Vives (the "SELLERS' REPRESENTATIVE") to receive any notice hereunder and thereunder, to take any necessary measures in the name of and on behalf of the Sellers in connection with the execution of this Agreement and the performance and completion of all of the transactions contemplated herein and, if necessary, to amend this Agreement and to waive all rights under this Agreement. The Purchaser and Quiksilver may rely on any action undertaken by the Sellers' Representative on behalf of the Sellers; they will not generate any correspondence or notices in relation to this Agreement by a Seller other than the Sellers' Representative (except as provided for in paragraph (b) below).

(b) Representations made, agreements entered into, and actions undertaken by the Sellers' Representative pursuant to this clause will have binding fore against each of the Sellers, who will be jointly and severally liable for any damage caused to the Purchaser or to Quiksilver for this reason, and who shall assume responsibility for any gain or loss in this regard.

(c) Should Mr. Laurent Boix-Vives be impeded from acting as Sellers' Representative for any reason whatsoever, the Sellers hereby appoint Ms. Jeannine Boix-Vives as the replacement for Sellers' Representative. The appointment of Ms. Jeannine Boix-Vives as the Sellers' Representative shall become effective as of the date on which the Purchaser is notified of such appointment by Ms. Jeannine Boix-Vives in the manner set forth in Article 7.2. Subsequently, should Ms. Jeannine Boix-Vives be impeded from acting for any reason whatsoever, the Sellers hereby appoint SDI as the Sellers' Representative (or, should SDI have been dissolved by that date, Ms. Christine Simon shall be appointed -- and, if Ms. Christine Simon is impeded, Ms. Sylvie Bernard shall be appointed). The appointment of SDI, of Ms. Christine Simon, or of Ms. Sylvie Bernard as the Sellers' Representative shall become effective as of the date on which the Purchaser is notified of such appointment by the legal representative of SDI, by Ms. Christine Simon, or by Ms. Sylvie Bernard, as provided for in
Article 7.2 (provided that, if SDI should issue several contradictory notices in such a context, only the first notice shall be valid).

7.4      TRANSFER

No Party may in any way whatsoever sale or transfer its rights and obligations under this Agreement without the prior written consent (a) of the Sellers' Representative and Quiksilver, for a transfer by the Purchaser, (b) of the Purchaser and Quiksilver, for a transfer by any of the Sellers, or (b) of Quiksilver, for a transfer by the Purchaser or by any of the Sellers.

7.5      SUCCESSORS AND BENEFICIARIES

Any and all rights and obligations pursuant to this Agreement actively and passively bind the successors, heirs, beneficiaries, and legal representatives of the Parties and Quiksilver, jointly and severally, with this Agreement concluded in consideration of the person of the Sellers, and consequently the rights conferred to the Sellers by this Agreement may not be subject to any transfer of any kind whatsoever, except to the benefit of another Seller.

7.6      DIVISIBILITY

If any of the provisions of this Agreement is found to be null, illegal, unenforceable, or incapable of being performed in any manner whatsoever (hereinafter "DISPUTED PROVISIONS"):

(a) the validity and enforceability of the other provisions shall not be affected or compromised in any way; and

(b) the Parties and Quiksilver will negotiate in good faith to replace the Disputed Provisions by valid and enforceable provisions as close as possible to the common intent of the Parties and Quiksilver or, if such common intent cannot be determined, the intent of those Parties or of Quiksilver that the Disputed Provision is aimed at protecting.

7.7      ENTIRETY OF THE AGREEMENT

This Agreement, together with the Acquisition Agreement, sets forth the entire agreement of the Parties and Quiksilver with respect to the subject matters hereof. It replaces and supersedes any prior agreement, written or oral, and any exchange of letters or electronic mail between the Parties or between the Parties and Quiksilver with respect hereto, with the exception of the Acquisition Agreement.

7.8      CHANGES AND WAIVERS

(a) This Agreement may only be modified by a written agreement duly signed by the Purchaser, the Sellers' Representative, and Quiksilver.

(b) A waiver by any of the Parties or by Quiksilver to the benefit of any of the provisions of this Agreement may only be valid if made in writing, and it shall be strictly interpreted.

(c) No waiver of any one of the provisions of this Agreement shall constitute a waiver of any other provision of this agreement other than the waived provision.

7.9      APPLICABLE LAW - JURISDICTION

(a) This Agreement and its interpretation are exclusively governed by French law.

(b) Any dispute arising in connection of this Agreement, including relative to its validity, interpretation or performance, which cannot be resolved amicably, shall fall under the exclusive jurisdiction of the courts within the jurisdiction of the Paris Court of Appeals.

Signed in Lyon, on April 12, 2005, in six (6) originals.



---------------------------------
FOR SKIS ROSSIGNOL SA
by



---------------------------------
FOR SDI SOCIETE DE SERVICES ET
DEVELOPPEMENT
by Mr. Laurent Boix-Vives



---------------------------------
MR. LAURENT BOIX-VIVES



---------------------------------
MRS. JEANNINE BOIX-VIVES



---------------------------------
MRS. CHRISTINE SIMON



---------------------------------
MRS. SYLVIE BERNARD



---------------------------------
FOR QUIKSILVER, INC.
by Mr. Bernard Mariette

                                                                     Exhibit 2.6

                               PURCHASE AGREEMENT
                      OF THE RESIDUAL SKIS ROSSIGNOL SHARES




BETWEEN THE UNDERSIGNED:
------------------------

- MR. LAURENT BOIX-VIVES,
Residing at 1, Boulevard du Marechal Joffre, Grenoble (38000), Born on August 30, 1926 in BRIDES LES BAINS (Savoy), Nationality, French,

                                                         PARTY OF THE FIRST PART

- MS. JEANNINE BOIX-VIVES,
Residing at 1, Boulevard du Marechal Joffre, Grenoble (38000), Born on December 25, 1927 in MONTBONNOT SAINT MARTIN (Isere), Nationality, French,

                                                        PARTY OF THE SECOND PART

- MS. SYLVIE BERNARD,
Residing at 1, Boulevard du Marechal Joffre, Grenoble (38000),
Born on January 23, 1964 in GRENOBLE (Isere),
Nationality, French,

                                                         PARTY OF THE THIRD PART

- MS. CHRISTINE SIMON,
Residing at 1, Boulevard du Marechal Joffre, Grenoble (38000),
Born on January 23, 1964 in GRENOBLE (Isere),
Nationality, French,

                                                        PARTY OF THE FOURTH PART

- SDI SOCIETE DE SERVICE ET DE DEVELOPPEMENT S.A., a Swiss societe anonyme (corporation) with share capital of CHF 500,000, with its registered offices at 120 chemin de la Rueyre, 1020, Renens, Switzerland ("SDI"), represented by Mr. Laurent Boix-Vives, acting as President (Chairman and CEO), duly authorized for the present purposes,

                                                        PARTY OF THE FIFTH PART,

                           HEREINAFTER COLLECTIVELY REFERRED TO AS THE "SELLERS"
                           -----------------------------------------------------
                                                 AND INDIVIDUALLY AS A "SELLER".
                                                 -------------------------------

AND

- SKI EXPANSION, a societe en commandite par actions with share capital of EUR 8,096,624, having its registered office at "Le Menon", Voiron (38500), France, registered with the Registry of Commerce and Companies of Grenoble under number 070 501 374, represented by Mr. Laurent BOIX-VIVES, in his capacity as Manager,

                                     HEREINAFTER REFERRED TO AS THE "TRANSFEREE"
                                     -------------------------------------------

IN THE PRESENCE OF
------------------

- QUIKSILVER, INC., a Delaware corporation, with its registered offices at 15202 Graham Street Huntington Beach, California, United States of America, represented by Mr. Bernard Mariette, acting in the capacity of President,

                                        HEREINAFTER REFERRED TO AS "QUIKSILVER",


WHEREAS
-------

The Sellers and Quiksilver have entered into, on the date of this Purchase Agreement (the "PURCHASE Agreement"), an Acquisition Agreement (the "ACQUISITION AGREEMENT"), which provides for the conditions for Quiksilver's purchase of the control of the group consisting of Skis Rossignol SA and its subsidiaries, held directly and indirectly by the Sellers.

Skis Rossignol is a societe anonyme with a share capital of EUR 49,792,256 eros, with its registered offices Rue du Docteur Butterlin, at Voiron (38500), registered with the Grenoble Registry of Commerce and Companies under number 056 502 958 (the "COMPANY").

In addition to Quiksilver's purchase of the control of the Transferee, a holding company with 49.90% of the voting rights of Skis Rossignol SA, on the Second Closing Date, the Acquisition Agreement provides for: (i) the transfer by the Sellers to the Transferee of the shares of Skis Rossignol that are still held by them, a transfer which will be followed by (ii) an capital increase of the Transferee pursuant to the terms of the Acquisition Agreement, which will be offset by the Transferee's debt resulting from the purchase price to be paid by the Transferee to the Sellers pursuant to the sale described in (i) above, and
(iii) which will be followed by the Sellers' transfer to Quiksilver of a part of the shares newly issued by the Transferee.

This Purchase Agreement sets forth the terms and conditions of the transaction mentioned in paragraph (i) above, that is, the transfer by the Sellers to the Transferee of the entirety of the shares of Skis Rossignol that are still held by the Sellers following the Pre-Signing Transactions.

Terms in this Purchase Agreement, which begin with a capital letter, and have not been defined herein, will have the meaning assigned to them in the Acquisition Agreement.

NOW THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:
--------------------------------------------------

1 - TRANSFER

The Sellers commit themselves to transfer to the Transferee, who accepts, on the Date of the Transfer of the Remaining Skis Rossignol Shares (as defined in the Acquisition Agreement) the entire property of SEVEN-HUNDRED-AND-FORTY-NINE-THOUSAND-NINE-HUNDRED-AND-FIFTY-EIGHT (749,958) common shares which they hold and will hold, on the Date of the Transfer of the Remaining Skis Rossignol Shares, in the Company's capital (collectively, the "SHARES"), as follows:


- Mr. Laurent Boix-Vives, transfers to the Transferee.......................................248,162 Shares
- Mrs. Jeannine Boix-Vives transfers to the Transferee......................................249,308 Shares
- Mrs. Sylvie Bernard transfers to the Transferee............................................51,244 Shares
- Mrs. Christine Simon transfers to the Transferee.......................................... 51,244 Shares
- SDI transfers to the Transferee...........................................................150,000 Shares
 Total number of shares transferred ........................................................749,958 Shares


2 - TRANSFER OF PROPERTY

The transfer of property of the Shares will take effect on the Date of the Transfer of the Remaining Skis Rossignol Shares. On such date, the Sellers will deliver to Quiksilver (for the benefit of the Transferee) the transfer orders, duly executed, ordering the transfer of the Shares, as well as the CERFA forms No. 2759, duly completed and executed, in relation to the transfer of the Shares.

The Sellers commit themselves vis-a-vis Quiksilver, to take charge of the practical aspects of the transfer, including in compliance with the provisions of article 516-2 of the General Regulation of the French Autorite des marches financiers and market rules relating to block trades, in such a manner that it will be effective on the Date of the Transfer of the Remaining Skis Rossignol Shares, and that the transfer will be valid and enforceable against third parties as of such date.

3 - PRICE

This sale is approved for a price of EUR 19 per share proposed in the Tender Offer, that is, a total price of FOURTEEN-MILLION-TWO-HUNDRED-AND-FORTY-NINE-THOUSAND-TWO-HUNDRED-AND-TWO EUROS
(EUR 14,249,202), that is:

- for the transfer of 248,162 Shares owned by Mr. Laurent Boix-Vives, FOUR-MILLION-SEVEN HUNDRED-AND-FIFTEEN-THOUSAND-AND-SEVENTY-EIGHT EUROS (EUR 4,715,078),

- for the transfer of 249,308 Shares owned by Mrs. Jeannine Boix-Vives, FOUR-MILLION-SEVEN-HUNDRED-AND-THIRTY-SIX-THOUSAND-EIGHT-HUNDRED-AND-FIFTY-TWO
EUROS (EUR 4,736,852),

- for the transfer of 51,244 Shares solely owned by Mrs. Sylvie Bernard, NINE-HUNDRED-AND-SEVENTY-THREE-THOUSAND-AND-SIX-HUNDRED-AND-THIRTY-SIX EUROS
(EUR 973,636),

- for the transfer of 51,244 Shares solely owned by Mrs. Christine Simon, NINE-HUNDRED-AND-SEVENTY-THREE-THOUSAND-AND-SIX-HUNDRED-AND-THIRTY-SIX EUROS
(EUR 973,636),

- for the transfer of 150,000 Shares solely owned by SDI, TWO-MILLION-EIGHT-HUNDRED-AND-FIFTY-THOUSAND EUROS (EUR 2,850,000),


These sums will be payable beginning on the Date of the Transfer of the Remaining Skis Rossignol Shares, with the understanding that the Sellers agree in advance to use the amounts for the purpose of paying in full, by way of compensation, the Capital Increase, which the Transferee accepts in accordance with the Acquisition Agreement.

4 - POSSESSION

Beginning on the Date of the Transfer of the Remaining Skis Rossignol Shares, all dividends, payment on advance payment on dividends, or any other sum deriving from the Shares and which are to be distributed, will be entirely and exclusively due to the Transferee.

5 - REPRESENTATIONS OF THE PARTIES

5.1 - Representations and guarantees by the Sellers

Each of the Sellers represents and guarantees the following, jointly with all the other Sellers, to the benefit of Quiksilver:

- As of the date hereof and until the Date of the Transfer of the Remaining Skis Rossignol Shares, the Sellers will hold together all the rights conferred by the full ownership of the Shares, which are wholly released and free from all privilege, security, charges or other restrictions, limitation, collateral security, pledges or rights by any third parties whatsoever ("CHARGES"). As a consequence, (i) on the Date of the Transfer of the Remaining Skis Rossignol Shares, the Transferee will be the valid owner of the Shares, free of all Charges, and (ii) on this same date, the shares will be validly assigned and transferred to the Transferee who will become their owner, and this transfer shall be enforceable against third parties.

- Except for the Shares, the Sellers do not hold as of the date hereof, and will not hold on the Date of the Transfer of the Remaining Skis Rossignol Shares, any direct or indirect share in the capital of the Company, with the exception of the legal rights resulting from the agreements entered into pursuant to the Acquisition Agreement and its exhibits; nor will they retain directly or indirectly, any legal rights over the Company or any of its subsidiaries, with the exception of Roger Cleveland Golf Company, Inc.

- The Sellers have the necessary powers to enter into this Purchase Agreement and to perform their obligations to this effect. This Purchase Agreement and all related documents have been or will be duly executed by each of the Sellers, and constitute with respect to each of them, valid and enforceable obligations in accordance with their terms. Mr. Laurent Boix-Vives represents and personally guarantees to the Parties and to the other signatories, that he has been duly authorized by the relevant corporate entities of SDI, which he represents, to execute this Purchase Agreement.

- The Sellers have obtained as of the date hereof, the consents, approvals, authorizations or renunciations necessary for the executions, and for the complete performance of their obligations pursuant to this Purchase Agreement. As of the date hereof, no judicial, arbitrative or administrative proceeding, claim, trial or investigation preventing the Sellers from executing the Purchase Agreement or from performing their obligations pursuant thereto is pending or threatened. The execution of this Purchase Agreement, the consummation of the Transfer it contemplates, and the performance by the Sellers of their obligations pursuant to this Purchase Agreement (i) do not and shall not conflict with or violate the provisions of the bylaws of SDI, of the Company or its affiliates, nor shall they require the consent of any corporate body of any of these companies, (ii) do not and shall not conflict with or violate any statutory or regulatory provisions or any other administrative, judicial or arbitral decision, (iii) do not and shall not conflict with or violate, or create any right to revocation or annulment of any of the permits, consents or authorizations necessary for the activity of the Company or any of its subsidiaries, and (iv) do not and shall not conflict with or violate any commitment or any obligation of the Company or its subsidiaries whatsoever, nor will they provide any person with any right pursuant to any agreement to which the Company or any of its subsidiaries is a party (including any change in the expiration of any obligation, and any right of early termination or specific performance).

5.2 - Representations of the Transferee

The Transferee represents:

- that it has full capacity to enter into and be bound by this Purchase Agreement and its sequels, and, more particularly, that it is not the object of any liquidation procedure (procedure collective), nor in a condition of non-payment or insolvency (cessation de paiement or deconfiture);

- that the person drafting this Purchase Agreement is exempted from providing any further details regarding the Company's assets and liabilities.

6 - DECLARATIONS FOR REGISTRATION

The registration tax will be paid by the Transferee.

7 - FEES

Unless otherwise agreed, each of the Parties shall bear the expenses and fees incurred by it or on its behalf in connection with this Purchase Agreement and the transactions contemplated herein, including advisory and brokerage fees.

8 - MISCELLANEOUS PROVISIONS

8.1 - ACTION BY QUIKSILVER

The Parties recognize that the present Purchase Agreement is part of a contractual framework which includes the Acquisition Agreement and whose purpose is the transfer by the Sellers of the interest they hold directly in Skis Rossignol, to a holding corporation controlled by Quiksilver as of the date of this Purchase Agreement; consequently, the Parties agree that any failure by the Sellers to perform their obligations pursuant to this Purchase Agreement could be claimed directly by Quiksilver and result in Quiksilver's indemnification, which the Company explicitly accepts.

8.2 - REFERENCE TO THE ACQUISITION AGREEMENT

Articles 8.2 to 8.6, 8.9 and 8.10 of the Acquisition Agreement will be applied mutatis mutandis to the present Purchase Agreement.

Executed in Lyon, on April 12, 2005
In six (6) originals


LAURENT BOIX-VIVES                                   JEANNINE BOIX-VIVES



SYLVIE BERNARD                                        CHRISTINE SIMON



THE SDI COMPANY REPRESENTED                    THE QUIKSILVER, INC. CORPORATION,
BY LAURENT BOIX-VIVES,                         REPRESENTED BY BERNARD
PRESIDENT                                      MARIETTE, PRESIDENT




THE SKI EXPANSION SCA COMPANY, REPRESENTED
BY LAURENT BOIX-VIVES, MANAGER

                                                                     Exhibit 2.7

                        --------------------------------
                                 ROGER CLEVELAND

                             SHAREHOLDERS' AGREEMENT
                        --------------------------------


BETWEEN THE UNDERSIGNED:

MR. LAURENT BOIX-VIVES, born on August 30, 1926 in Brides les Bains (73570), residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble, France,

MS. JEANNINE BOIX-VIVES, born on December 25, 1927 in Montbonnot (38330), residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble, France,

MS. CHRISTINE SIMON, born on January 23, 1964 in Grenoble, residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble, France,

MS. SYLVIE BERNARD, born on January 23, 1964 in Grenoble, residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble, France,

SDI SOCIETE DE SERVICE ET DEVELOPPEMENT, a Swiss societe anonyme (corporation) with share capital of CHF 500,000, with registered offices at 120 chemin de la Rueyre, 1020, Renens, Switzerland ("SDI"), represented by Mr. Laurent Boix-Vives, acting as President (Chairman and CEO), acting jointly for the purposes of this Agreement,

                     (hereinafter referred to collectively as the "FAMILY GROUP"
                                     and each as a "MEMBER OF THE FAMILY GROUP")

                                                                    PARTY OF THE
                                                                     FIRST PART,

AND

QUIKSILVER, INC., a Delaware corporation, with its registered offices at 15202 Graham Street Huntington Beach, California, United States of America, represented by Mr. Bernard Mariette, acting in the capacity of President,

                                      (hereinafter referred to as "QUIKSILVER"),

ROSSIGNOL SKI COMPANY, INC., a Delaware corporation, with its registered offices at 306 South State Street, Dover, County of Kent, Delaware, represented by Mr. Laurent Boix-Vives, duly authorized for the purposes of this Agreement,

                           (hereinafter referred to as "ROSSIGNOL SKI COMPANY"),

SKIS ROSSIGNOL SA, a societe anonyme (corporation) with share capital of EUR 49,792,256, with registered offices located at the place called "Le Menon", Voiron (38500), France, registered with the Registry of Commerce and Companies of Grenoble under number 056 502 958 and the shares of which are listed on Eurolist of Euronext Paris under Euroclear France code 12041, represented by one or the other of Ms. Sylvie Bernard and Ms. Christine Simon, duly authorized for the purposes of this Agreement,

                                   (hereinafter referred to as "SKIS ROSSIGNOL",
                                      and together with Quiksilver and Rossignol
                                    Ski Company, the "QUIKSILVER SHAREHOLDERS"),

                                                       PARTY OF THE SECOND PART,

(the Quiksilver Shareholders and the Family Group are hereinafter referred to collectively as the "SHAREHOLDERS")


IN THE PRESENCE OF:

ROGER CLEVELAND GOLF COMPANY, INC., a California corporation, represented by Mr. Laurent Boix-Vives, duly authorized for the purposes of this Agreement,

                                     (hereinafter referred to as the "COMPANY"),

(each of the Members of the Family Group, Skis Rossignol, Quiksilver, Rossignol Ski Company and the Company being hereinafter referred to individually as a "PARTY" and collectively as the "PARTIES").


WHEREAS:


A. The Company's capital is made up of 290,224 common shares, of which 105,536 shares, or 36.37% of the share capital, are held by the Family Group (the "FAMILY GROUP SHARES"), 32,980 shares, or 11.36% of the share capital, are held by Skis Rossignol and 151,708 shares, or 52.27% of the share capital, are held by Rossignol Ski Company, an indirect 100% subsidiary of Skis Rossignol (the shares held by Skis Rossignol and Rossignol Ski Company being hereinafter referred to as the "QUIKSILVER SHAREHOLDER SHARES").


B. Pursuant to an acquisition agreement dated as of the date of this Agreement (the "ACQUISITION AGREEMENT"), Quiksilver and the Family Group have agreed that the Family Group transfer its direct and indirect holdings in Skis Rossignol to Quiksilver.

C. As a result of the re-formation of the management bodies of Skis Rossignol pursuant to Article 5.2 of the Acquisition Agreement (the "EFFECTIVE DATE",) Quiksilver shall have indirectly acquired control of the Company.


D. The Family Group intends to remain a minority shareholder in the Company until either of the parties exercises the call and put options granted under this Agreement, or until such time as either of the parties ceases to be a shareholder in the Company as a result of the exercise of the rights of first refusal and the tag along rights pursuant to this Agreement.


E. The Quiksilver Shareholders and the Family Group therefore wish to agree on certain rules relating to the Company's administration, and to create between them certain rights and obligations regarding the assignment of their securities in the Company, according to the terms defined in this Agreement.


NOW THEREFORE, THE FOLLOWING HAS BEEN AGREED:

ARTICLE 1 - DEFINITIONS

"AGREEMENT" means this Shareholders' Agreement.

"APPRAISAL PROCEDURE" has the meaning given to it under Article 5.8.

"BUSINESS DAY" means, with respect to France or the United States, any day other than a Saturday, a Sunday or a day on which commercial banks or regulated markets are closed for business during the entire day in Paris or New York, respectively, it being specified that references herein to a "Business Day" without reference to France or the United States shall be references to days which are both French Business Days and US Business Days.

"CALL OPTION" has the meaning given to it under Article 5.7.

"CALL OPTION EVENT" has the meaning given to it under Article 5.7(b).

"CALL OPTION EXERCISE DATE" has the meaning given to it under Article 5.7(b).

"COMPANY" has the meaning given to it in the Preamble.

"DISPUTED PROVISIONS" has the meaning given to it under Article 7.8.

"DISPUTED VALUE" has the meaning given to it under Article 5.8(b).

"EFFECTIVE DATE" has the meaning given to it in the Preamble.

"EXERCISE PERIOD" has the meaning given to it in the Article 5.3(c).

"EXPERT" has the meaning given to it under Article 5.8(d).

"EXPIRATION DATE" has the meaning given to it under Article 2.2.

"FAMILY GROUP SHARES" has the meaning given to it in the Preamble, for which greater details are provided under Article 5.7.

"FAMILY GROUP'S RIGHT OF FIRST REFUSAL" has the meaning given to it under
Article 5.4.

"FAMILY GROUP'S REPRESENTATIVE" has the meaning given to it under Article 7.5.

"INTERIM PERIOD" has the meaning given to it under Article 3.1.

"KNOWLEDGE OF THE FAMILY GROUP" means, with respect to any fact or event, the knowledge of such fact or event by any of the Members of the Family Group.

"LIEN" means any encumbrance, charge, lien, security interest or other restriction, limitation or third party right whatsoever.

"NOTICE OF CALL" has the meaning given to it under Article 5.7(d).

"NOTICE OF DISAGREEMENT" has the meaning given to it under Article 5.9(b).

"NOTICE OF FAMILY GROUP RFR" has the meaning given to it under Article 5.4(d).

"NOTICE OF FAMILY GROUP TRANSFER" has the meaning given to it under Article 5.3(c).

"NOTICE OF PUT" has the meaning given to it under Article 5.6(d).

"NOTICE OF QUIKSILVER RFR" has the meaning given to it under Article 5.3(d).

"NOTICE OF QUIKSILVER TRANSFER" has the meaning given to it under Article
5.4(c).

"NOTICE OF TAG-ALONG" has the meaning given to it under Article 5.5(d).

"OPTION EXERCISE PRICE" means, with respect to a transfer of Family Group Shares pursuant to Articles 5.6 or 5.7, (i) if the Company's capital is composed exclusively of common shares giving their holders the same rights, both in terms of voting rights and in terms of financial rights, a price equal to the proportion represented by the shares transferred in the total number of shares issued by the Company, multiplied by the Company's Valuation, and (ii) if the Company has issued different categories of equity securities, giving their holders different rights, a price corresponding to the Parties' good faith estimate of the proportion represented by the shares transferred in the total value of the equity securities issued by the Company (which proportion may, in the event of a disagreement, be appraised pursuant to the Appraisal Procedure), multiplied by the Company's Valuation ; provided that the "COMPANY'S VALUATION" shall mean the product of the Company's Average Profit, times Quiksilver's PER, where (i) the "COMPANY'S AVERAGE PROFIT" means the weighted average of Roger Cleveland's profits before non-recurrent items in the three years preceding the Notice of Put or the Notice of Call, as the case may be (the "NOTICE DATE"), adjusted for fiscal years that are not twelve months periods, and applying a multiple of 1 for the most remote year, 2 for the second year and 3 for the most recent fiscal year before the Notice Date, provided that if the Notice Date and the date set out for payment of the price should occur before the approval of the accounts of the most recent fiscal year, payment of the price shall not be made, by exception to the provisions of Articles 5.6 or 5.7, until the accounts for such year are approved, and (ii) "QUIKSILVER'S PER" means the ratio equal to (x) the average weighted by volumes of the daily weighted average of Quiksilver's stock price on the New York Stock Exchange during the 60 trading days preceding the Notice Date, divided by (y) Quiksilver's consolidated net earnings per share before non-recurrent items, on an non-diluted basis, for the fiscal year preceding the Notice Date, provided that Quicksilver's' PER may not be lower than 15X or higher than 17X. Quiksilver shall provide the Family Group with the financial statements used as a basis for determining the Company's Average Profit pursuant to this paragraph.

"PILOT EXPANSION" means Pilot Expansion, a societe a responsabilite limitee (limited liability company) with capital of EUR 16,000, with registered offices at the place called "Le Menon", Voiron (38500), France, registered with the Registry of Commerce and Companies of Grenoble under number 431 779 156.

"PLEDGE OF FAMILY GROUP SHARES" has the meaning given to it under Article 7.2.

"PLEDGE OF QUIKSILVER SHAREHOLDER SHARES" has the meaning given to it under
Article 7.2.

"PLEDGES" has the meaning given to it under Article 7.2.

"PREAMBLE" means (i) the introductory paragraphs A, B, C, D and E of this Agreement and (ii) the designation of the Parties set forth at the top of this Agreement.

"PUT OPTION" has the meaning given to it under Article 5.6.

"PUT OPTION EVENT" has the meaning given to it under Article 5.6(b).

"PUT OPTION EXERCISE DATE" has the meaning given to it under Article 5.6(b).

"QUIKSILVER SHAREHOLDER SHARES" has the meaning given to it in the Preamble.

"QUIKSILVER SHAREHOLDERS" has the meaning given to it in the Preamble.

"QUIKSILVER'S RIGHT OF FIRST REFUSAL" has the meaning given to it under Article 5.3.

"ROGER CLEVELAND US" has the meaning given to it in the Preamble.

"ROSSIGNOL SKI COMPANY" has the meaning given to it in the Preamble.

"SKIS ROSSIGNOL" has the meaning given to it in the Preamble.

"SUBSIDIARY" means, with regard to any legal person, any person or entity controlled by that legal person according to the meaning provided by Article L. 233-3 of the French Commercial Code, including any joint-venture company (societe en participation), economic interest groupings (groupements d'interet economiques) or partnership of which that legal person is a member, provided that Article L. 233-3 of the French Commercial Code shall be interpreted to include, mutatis mutandis, entities that are not commercial companies (for example, non-commercial entities, economic interest groupings or associations).

"TAG-ALONG RIGHT" has the meaning given to it under Article 5.5.

"THIRD-PARTY TRANSFEREE" has the meaning given to it under Article 5.3(c).

"TRANSFER" means any transaction involving a transfer of ownership, including, without limitation, (i) sales and transfers (with or without consideration, inter vivos or mortis causa), including any transfer by means of an adjudication or by virtue of a judgment, (ii) transfers for the payment of goods or services (dation en paiement), or by means of an exchange, partition, division, loan (including specifically any loan of securities), sale with right of repurchase (vente a remere), contribution, business contribution, liquidation, merger or demerger, spin-off, split-off or any combination of these transactions, (iii) transfers concerning ownership, usufruct or any other subdivision of ownership rights or any other right concerning the object of the transfer (and including, where applicable, any voting right or the right to receive dividends), and to "TRANSFER" means the right to proceed with any of the foregoing transactions, or to undertake to proceed with such a transaction.

"TRANSFER OF THE SHARES OF PILOT EXPANSION" means the sale by the Family Group to Quiksilver of all of the shares in Pilot Expansion, pursuant to the Acquisition Agreement.


ARTICLE 2 - TERM

2.1 With the exception of the provisions of Article 3 hereinafter, which shall take effect immediately as of the date of this Agreement (but shall expire, if applicable, on the date on which the Transfer of the Shares of Pilot Expansion is cancelled (resolu)), this Agreement shall become effective as of the Effective Date.

2.2 With the exception of rights and obligations that this Agreement expressly states shall continue in effect after the Expiration Date, the Parties' obligations shall terminate (i) on the date that the Family Group Shares are transferred pursuant to the Call Option, the Put Option, Quiksilver's Right of First Refusal or Quiksilver's Tag-Along Right, or on the date of transfer of the entirety of Quiksilver Shareholder Shares pursuant to the Family Group's Right of First Refusal, or (ii) on the date of Transfer by the Family Group of the Family Group Shares to a Third-Party Transferee in the event that the Quiksilver Shareholders do not exercise Quiksilver's Right of First Refusal, or on the date of Transfer of the Quiksilver Shareholder Shares to a Third-Party Transferee in the event that the Family Group does not exercise the Family Group's Right of First Refusal, or (iii)
         on any other date on which the Members of the Family Group, for any reason whatsoever, cease to hold the Family Group Shares, or (iv) if applicable, upon a cancellation of the Transfer of the Shares of Pilot Expansion, or (v) upon expiration of the Company (the "EXPIRATION DATE").

ARTICLE 3 - MANAGEMENT BEFORE EFFECTIVE DATE

3.1 The Family Group shall procure, from the date of this Agreement until the Effective Date (the "INTERIM PERIOD"), that the Company be managed prudently (en bon pere de famille), carry out activities in the ordinary course of business and in compliance with past practice, and perform only those everyday operations falling within their normal scope of activities.

(a) Without prejudice to the foregoing, the Family Group shall procure that the Company neither resolve to nor carry out, during the Interim Period, unless Quiksilver so agrees, (i) any distribution of profits or reserves, any amortization or redemption of its capital, any purchase of its own limited or unlimited shares, or any other distribution to their limited or unlimited partners; (ii) any merger, contribution, demerger, spin-off, split-off or other transaction affecting the Company's stock or equity, any issuance of securities or equity, or any allocation of options to subscribe for or purchase stock;
(iii) any change to its bylaws; (iv) any application for or any early repayment of a loan or any other type of financial obligation with a total value greater than or equal to fifty thousand Euros (Euro 50,000); (v) any significant acquisition or sale of assets; (vi) any acquisition or sale of a significant equity interest (titres de participation), or the creation or dissolution of any subsidiary or branch; (vii) any increase in the remuneration packages of its senior executives, or the replacement of any senior executive; (viii) any material change to its contractual or business practices; (ix) any termination of or entry into a significant agreement, including any agreement which term exceeds three years, any agreement containing an exclusivity or non-competition clause, and any agreement reasonably likely to involve (through a single agreement or through a series of related agreements) payment to or by the Company of an amount greater than fifty thousand Euros (Euro 50,000); (x) the granting of any loan, advance, security, pledge, or guarantee, or the creation of any Lien, other than loans and advances made by the Company in favor of its Subsidiaries in the normal course of business.

3.3 The Family Group shall ensure that the Company consult with Quiksilver, during the Interim Period, prior to making any significant decision concerning the Company (other than the transfer of shares pursuant to Article 5.1(d)).

3.4 The Family Group shall not Transfer any of the Company's shares during the Interim Period. It shall procure that Ski Rossignol do not Transfer any of the Company's shares during that same period.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

4.1      REPRESENTATIONS AND WARRANTIES OF THE FAMILY GROUP

The Members of the Family Group represent and warrant the following to Quiksilver, on the date of this Agreement and on the Effective Date:

(a) the Members of the Family Group together hold all of the rights conferring full ownership (pleine propriete) over the Family Group Shares, and Rossignol Ski Company holds all of the rights conferring full ownership (pleine propriete) over the Quiksilver Shareholder Shares, free of any Liens.

(b) With the exception of the Family Group Shares and the Quiksilver Shareholder Shares, the Company has not issued any shares or securities or other rights representing, or giving access to the capital or voting rights of the Company and there are no agreements or commitments which contemplate the grant or the issue of such securities or rights.

(c) The Members of the Family Group have all requisite power to enter into this Agreement and carry out their obligations hereunder. This Agreement, the Pledges and all documents related hereto and thereto have been or will be duly signed by each of the Members of the Family Group and they constitute valid and enforceable obligations of each of them (or their successors and assigns pursuant to Article 5.2 of this Agreement) in accordance with their terms, such that (i) Rossignol Ski Company (or a company designated by Quiksilver for the purposes of the Put Option or the Call Option pursuant to Articles 5.6 and 5.7 of this Agreement) shall, on the transfer date set out for the completion of the Put Option or the Call Option, be the valid owner of the Family Group Shares, free of any Liens, and (ii) the Family Group Shares shall on that same date be validly transferred to Rossignol Ski Company (or to any company designated by Quiksilver) which will become the owner of them, and this transfer shall be enforceable against third parties. Mr. Laurent Boix-Vives represents and warrants personally to the Parties that he has been duly authorized by the competent company bodies of SDI, which he represents, for the purposes of signing this Agreement.

(b) The Members of the Family Group have obtained all consents and all approvals, authorizations and waivers necessary to sign and fully perform their obligations under this Agreement. No legal, arbitral or administrative action, claim, lawsuit, or investigation likely to prevent the Members of the Family Group from signing this Agreement or performing their obligations hereunder is currently pending, and to the Knowledge of the Members of the Family Group, no such action, claim, lawsuit or investigation is likely to be brought against any Member of the Family Group. The signature of this Agreement and the performance by the Members of the Family Group of their obligations hereunder (i) do not conflict with or violate any of the bylaws of SDI, the Company or Rossignol Ski Company; (ii) do not conflict with or violate any legal or regulatory provision or any administrative, legal or arbitral decision; (iii) do not conflict with or violate, or create any rescission, termination or cancellation right under, any permits, approvals or authorizations which are required for business purposes of the Company or Rossignol Ski Company; and (iv) do not conflict with or violate, or entitle a third party to any rights (including any acceleration or early termination rights) under, any of the contracts entered into by the Company or Rossignol Ski Company.

(c) There is no clause or provision which may prevent Skis Rossignol or Rossignol Ski Company from fully enjoying the rights conferred on them in their capacity as owners of the Quiksilver Shareholder Shares, whether in the Company's bylaws, or in any contract or agreement entered into by the Company, or under any obligation by which the Company is bound.

4.2      REPRESENTATIONS AND WARRANTIES OF QUIKSILVER

Quiksilver represents and warrants the following to the Members of the Family Group, on the date of this Agreement and on the Effective Date:

(a) Quiksilver has all requisite power to enter into this Agreement and carry out its obligations hereunder. This Agreement, the Pledges and all documents relating hereto and thereto have been or shall be duly signed by Quiksilver, and they constitute valid and enforceable obligations of Quiksilver in accordance with their terms, such that the Put Option effectively entails, on the part of Quiksilver, an obligation to buy (or to procure the purchase by an entity designated by it for the purposes of the Put Option or the Call Option pursuant to Articles 5.6 and 5.7) the Family Group Shares from the Family Group pursuant to this Agreement. Mr. Bernard Mariette represents and warrants personally to the Parties that he has been duly authorized by the competent company bodies of Quiksilver, which he represents, for the purposes of signing this Agreement.

(b) Quiksilver has obtained all consents and all approvals, authorizations and waivers necessary to sign and fully perform its obligations under this Agreement. No legal, arbitral or administrative action, claim, lawsuit, or investigation likely to prevent Quiksilver from signing the Agreement or performing its obligations hereunder is currently pending, and to the Knowledge of Quiksilver, no action, claim, lawsuit or investigation of this nature is likely to be brought against Quiksilver. The signature of this Agreement and the performance by Quiksilver of its obligations under this Agreement (i) do not conflict with or violate any of the bylaws of Quiksilver; (ii) do not conflict with or violate any legal or regulatory provision or any administrative, legal or arbitral decision; (iii) do not conflict with or violate, or create any rescission, termination or cancellation right under, any permits, approvals or authorizations which are required for business purposes of Quiksilver; and (iv) do not conflict with or violate, or entitle a third party to any rights (including any acceleration or early termination rights) under, any of the contracts entered into by Quiksilver.

ARTICLE 5 - RESTRICTIONS ON THE TRANSFER OF SHARES

5.1      PRINCIPLE

(a) The Family Group Shares and the Quiksilver Shareholder Shares may only be Transferred pursuant to Articles 5.2 to 5.7 hereinafter. Any Transfer made according to a different procedure shall be null and void, and shall be treated as such by the Company.

(b) The Parties agree, upon receipt of notice of a Transfer or a proposed Transfer of Family Group Shares or Quiksilver Shareholder Shares in accordance with this Agreement, to take the measures necessary to release the Pledges, to the extent that such a release is necessary for the purposes of the consummation of the proposed Transfer. In the event of a transfer to a Third-Party Transferee, the costs, fees and expenses associated with the release of the Pledges shall be entirely borne by the Transferor, jointly with the Transferee and (if the Transferor is a member of the Family Group) the other Members of the Family Group. In the event of a Transfer to one of the Members of the Family Group or to Quiksilver, these costs, fees and expenses shall be borne by the Transferee.

(c) The Members of the Family Group undertake not to make any conveyance inter vivos of the Family Group Shares free of charge (transmission a titre gratuit), nor to bequest any of said Family Group Shares, except to other Members of the Family Group in accordance with Article 5.2.

(d) The Shareholders agree that in order to involve Mr. Gregory Hopkins, currently the President and Chief Operating Officer of the Company, in the growth of the Company's earnings, the Family Group shall transfer to Mr. Hopkins a number of common shares in the Company corresponding to one percent (1%) of the Company's capital and voting rights, and Quiksilver shall transfer to Mr. Hopkins a number of common shares in the Company corresponding to two percent (2%) of the Company's capital and voting rights, at a price equal to 99.17 euros per share or the equivalent in US dollars, as calculated on the date of purchase of such shares by Mr. Hopkins (or, alternatively, the Company shall carry out a capital increase on the basis of the same valuation, allowing Mr. Hopkins to acquire 3% of the Company's share capital), provided that Mr. Hopkins shall enter into an agreement with Quiksilver, whereby (i) Quiksilver shall grant Mr. Hopkins an option to sell all of the shares so transferred to Quiksilver, to be exercised at the price and on the dates set out in Article 5.6, (ii) Mr. Hopkins shall grant Quiksilver an option to purchase all of his shares in the Company, to be exercised at the price and on the dates set out in Article 5.7, and (iii) Quiksilver shall have a right of first refusal with respect to the Company Shares held by Mr. Hopkins, on terms and conditions equivalent to those set out in Article 5.3.

5.2      TRANSFERS TO AFFILIATES

(a) Each of the Members of the Family Group may Transfer the Family Group Shares to any other Member of the Family Group and to any company whose capital and voting rights are 100% held by Members of the Family Group, directly or indirectly, provided that (i) Quiksilver shall have been notified of the terms of the Transfer (nature of the Transfer, price of the Transfer (if it is a sale), identity of the Transferee and, where applicable, all documents establishing that 100% of the Transferee's capital and voting rights are held by the Family Group) at least eight
         (8) days before the proposed Transfer date, (ii) the Transferee shall have agreed in writing to be bound by, and comply with all of the obligations of the Members of the Family Group under this Agreement, provided that the Family Group shall be jointly liable in the event of a breach of such obligations by the Transferee, and (iii) the Transferee, if a legal person, shall remain (and the Family Group shall procure that the Transferee remain) 100% held by the Family Group, and shall not be Transferred to any third party (other than a director receiving qualifying shares in connection with his appointment as a director). The Members of the Family Group agree, at any time at Quiksilver's request, to provide evidence that the Transferees which are legal entities and SDI are 100% held by natural persons who are Members of the Family Group or by legal persons which are themselves 100% held by the natural persons who are Members of the Family Group, directly or indirectly (not taking into account qualifying shares transferred to a third party in order for such party to exercise his duties as a director).

(b) Rossignol Ski Company and Skis Rossignol may Transfer the Quiksilver Shareholder Shares to any company whose capital and voting rights are 100% held by Quiksilver or Rossignol Ski Company, directly or indirectly, provided that (i) the Family Group shall have been notified of the terms of the Transfer (nature of the transfer, price of the transfer (if it is a sale), identity of the Transferee and, where applicable, all documents establishing that 100% of the Transferee's capital and voting rights are held by Quiksilver) at least eight (8) days before the planned Transfer date, (ii) the Transferee shall have agreed in writing to be bound by, and comply with all obligations of Quiksilver under this Agreement, provided that Quiksilver shall be jointly liable in the event of a breach of such obligations by the Transferee, and (iii) the Transferee, if a legal person, shall remain (and Quiksilver shall procure that the Transferee remain) 100% held by Quiksilver or Skis Rossignol, directly or indirectly, and shall not be Transferred to any third party (other than a director receiving qualifying shares in connection with his appointment as a director). The Quiksilver Shareholders agree, at any time at the request of the Family Group's Representative, to provide evidence that the Transferees which are legal entities are 100% held by the Quiksilver Shareholders or by one or several companies which are themselves 100% held by the Quiksilver Shareholders, directly or indirectly (not taking into account qualifying shares transferred to a third party in order for such party to exercise his duties as a director).

(c) If the Transferee of shares transmitted pursuant to paragraph (a) or paragraph (b) hereinabove should cease to be, directly or indirectly, 100% held by the Family Group or by the Quiksilver Shareholders, whichever is applicable, in violation of the provisions of this Article, the Transfer of Company Shares made to the Transferee shall be fully and finally cancelled and rescinded (resolu), and the Transferee shall have no further claims or rights against the Company or any other Party, arising from this Agreement or the ownership of Company Shares.

(d) The Family Group Shares and the Quiksilver Shareholder Shares which are Transferred pursuant to this Article 5.2 (including qualifying shares transferred to a third-party in order for such third-party to exercise his duties as a director) shall remain "Family Group Shares" and "Quiksilver Shareholder Shares" for the purposes of this Agreement, even though they shall no longer be directly held by the original signatories of this Agreement. References herein to the "Family Group" and the "Quiksilver Shareholders" shall be references not only to the relevant Shareholders, but also to their respective Transferees pursuant to this Article 5.2, jointly and severally with the relevant Shareholders.

5.3      QUIKSILVER'S RIGHT OF FIRST REFUSAL

(a) From the First Closing Date until the expiry of a period of four (4) years and six (6) months thereafter, Members of the Family Group shall not Transfer any Family Group Shares to any Third-Party Transferee, other than pursuant to Article 5.2(a) and Article 5.1(d) hereinabove.

(b) From the end of such four (4) years and six (6) months period and until the seventh anniversary of this Agreement, any Transfer of Family Group Shares other than Transfers pursuant to Article 5.2(a), (i) shall only consist of Transfers of all, and not less than all, of Family Group Shares together with all rights attached thereto, free of any Liens, and (ii) shall give Rossignol Ski Company, or any other person designated by Quiksilver, a right of first refusal with respect to all of the Family Group Shares (and not some only) pursuant to this Article
         5.3 ("QUIKSILVER'S RIGHT OF FIRST REFUSAL").

(c) Prior to any Transfer of Family Group Shares to any third party (the "THIRD-PARTY TRANSFEREE"), except for Transfers authorized under
         Article 5.2(a) above, the Transferor shall send a notice to Quiksilver (the "NOTICE OF FAMILY GROUP TRANSFER"), in accordance with Article 7.4 of this Agreement, indicating (i) the identity of the proposed Third-Party Transferee(s), (ii) if the proposed Third-Party Transferee is a legal person, the name(s) of the person(s) controlling it (directly and indirectly) within the meaning of Article L. 233-3 of the French Commercial Code, (iii) the nature of the proposed Transfer (e.g. sale, donation, contribution, merger, etc.), (iv) the price payable, directly or indirectly, to the Family Group in consideration for the Family Group Shares (together with the terms and conditions for payment) or, if the consideration is in a form other than cash, an estimate of the fair market value in euro of such non-cash consideration, established by an Expert, and (v) all other material terms and conditions of the proposed Transfer, and including (vi) the irrevocable written agreement of the proposed Third-Party Transferee to comply with this Agreement if the proposed Transfer is consummated, including the following statement: "The undersigned certifies that he is in bonis and has, in good faith, on his own behalf and without the intent to resell the shares to any third party, made an offer to purchase the shares of Roger Cleveland Golf Company, Inc. held by the Boix-Vives family group. He represents that he has read the provisions of the shareholders' agreement between the Boix-Vives family group and Quiksilver, including those relating the call option with respect to such shares, and understands and agrees that he shall be bound by such provisions in accordance with their terms."

(d) The Notice of Family Group Transfer shall constitute an offer made by the Family Group to Rossignol Ski Company and Quiksilver to purchase all of the Family Group Shares. This offer may be accepted by Quiksilver, by means of a "NOTICE OF QUIKSILVER RFR" issued in accordance with Article 7.4, at any time during a period of thirty (30) days from the date of the Notice of Family Group Transfer (the "EXERCISE Period"). The Family Group shall have a period of fifteen
         (15) days from receipt of a Notice of Quiksilver RFR within which to renounce its proposed Transfer, in which case no Transfer of the Family Group Shares shall take place, neither in favor of the proposed Transferee, nor in favor of the Quiksilver Shareholders pursuant t to their right of first refusal.

(e) If Quiksilver accepts the offer made in accordance with the foregoing paragraph and the Family Group does not renounce the proposed transfer, Quiksilver (or any other person designated by Quiksilver in its Notice of Quiksilver RFR) shall acquire from the Family Group, who shall sell, all of the Family Group Shares, under the terms and conditions set out in the Notice of Family Group Transfer, at a price in cash equal to: (i) if the planned Transfer is a sale in which the price is paid exclusively in cash, the price agreed upon by the Transferor and the Third-Party Transferee, as indicated in the Notice of Family Group Transfer; (ii) if the Transfer is a transfer in which the consideration does not entirely consist of cash (including in the event that the planned Transfer is an exchange, a contribution, a merger or a division, or any combination of these operations), the fair market value indicated by the Transferor in the Notice of Family Group Transfer; or (iii) in the event that Quiksilver disagrees on the calculation of such fair market value (such disagreement to be set forth in the Notice of Quiksilver RFR), an amount determined in accordance with the Appraisal Procedure.

(f) In the absence of a Notice of Quiksilver RFR, the Family Group may Transfer the Family Group Shares to the Transferee, provided that said Transfer shall be performed solely in accordance with the provisions of this Agreement, and in strict compliance with the terms of the Notice of Family Group Transfer. The Transfer shall be signed within forty-five (45) days from the expiration of the Exercise Period (even if it is consummated on a later date pursuant to the terms set out in the Notice of Family Group Transfer).

5.4      NON-TRANSFERABILITY, FAMILY GROUP'S RIGHT OF FIRST REFUSAL

(a) From the First Closing Date until the expiry of a period of four (4) years and six (6) months thereafter, Skis Rossignol and Rossignol Ski Company shall not Transfer any Family Group Shares to any Third-Party Transferee, other than pursuant to Article 5.2(b) and Article 5.1(d) hereinabove.

(b) From the end of such four (4) years and six (6) months period and until the seventh anniversary of this Agreement, any Transfer of Family Group Shares other than Transfers pursuant to Article 5.2(a) shall give the Family Group a right of first refusal ("FAMILY GROUP'S RIGHT OF FIRST REFUSAL").

(c) Prior to any Transfer of Quiksilver Shareholder Shares to a Third-Party Transferee which gives right to a Family Group's Right of First Refusal, Quiksilver shall send a notice to Quiksilver (the "NOTICE OF QUIKSILVER TRANSFER"), in accordance with Article 7.4 of this Agreement, indicating (i) the identity of the proposed Third-Party Transferee(s), (ii) if the proposed Third-Party Transferee is a legal person, the name(s) of the person(s) controlling it (directly and indirectly) within the meaning of Article L. 233-3 of the French Commercial Code, (iii) the nature of the proposed Transfer (e.g. sale, donation, contribution, merger, etc.), (iv) the price payable, directly or indirectly, to the Quiksilver Shareholders in consideration for the Quiksilver Shareholder Shares (together with the terms and conditions for payment) or, if the consideration is in a form other than cash, an estimate of the fair market value in euro of such non-cash consideration, established by an Expert, and (v) all other material terms and conditions of the proposed Transfer, and including
(vi) at Quiksilver's choice, either (x) an irrevocable written agreement from the proposed Third-Party Transferee to replace the Quiksilver Shareholders in the performance of their obligations under this Agreement if the proposed Transfer is consummated, including an agreement to purchase the Family Group Shares in the event that the Put Option is exercised, or (y) a confirmation that the Quiksilver Shareholders remain bound by their obligations under this Agreement, even if the planned Transfer is consummated.

(d) The Notice of Quiksilver Transfer shall constitute an offer made by the Quiksilver Shareholders to the Family Group to purchase all the Quiksilver Shareholder Shares which are the subject of the proposed Transfer. This offer may be accepted by the Family Group, unless a Notice of Tag-Along or a Notice of Put has already been served, by means of a "NOTICE OF FAMILY GROUP RFR" issued in accordance with Article 7.4, at any time during a period of thirty (30) days from the date of the Notice of Quiksilver Transfer (the "EXERCISE PERIOD"). Quiksilver shall have a period of fifteen (15) days from receipt of a Notice of Family Group RFR within which to renounce its proposed Transfer, in which case no Transfer of the relevant Quicksilver Shareholder Shares shall take place, neither in favor of the proposed Transferee, nor in favor of the Family Group pursuant to its right of first refusal.

(e) If the Family Group accepts the offer made in accordance with the foregoing paragraph and Quiksilver does not renounce the proposed transfer, the Family Group (or any other person designated by the Family Group in its Notice of Family Group RFR) shall acquire from the Quiksilver Shareholders, who shall sell, all of the Quiksilver Shareholder Shares which are the subject of the proposed Transfer, under the terms and conditions set out in the Notice of Quiksilver Transfer, at a price in cash equal to: (i) if the planned Transfer is a sale in which the price is paid exclusively in cash, the price agreed upon by the Transferor and the Third-Party Transferee, as indicated in the Notice of Quiksilver Transfer; (ii) if the Transfer is a transfer in which the consideration does not entirely consist of cash (including in the event that the planned Transfer is an exchange, a contribution, a merger or a division, or any combination of these operations), the fair market value indicated by the Transferor in the Notice of Quiksilver Transfer; or (iii) in the event that the Family Group disagrees on the calculation of such fair market value (such disagreement to be set forth in the Notice of Family Group RFR), an amount determined in accordance with the Appraisal Procedure.

(f) The Family Group Members understand and agree that the Notice of Family Group RFR issued by the Family Group's Representative shall constitute a joint and several undertaking made by all of the Family Group Members. The Family Group Members shall be responsible for the allocation amongst themselves of any Quiksilver Shareholder Shares acquired pursuant to their right of first refusal.

(g) In the absence of a Notice of Family Group RFR, or of a Notice of Tag-Along, during the thirty (30)-day period provided for this purpose, the Quiksilver Shareholders may Transfer the Quiksilver Shareholder Shares to the Transferee, provided, however, that said Transfer shall be performed solely in accordance with the provisions of this Agreement, and in strict compliance with the terms of the Notice of Quiksilver Transfer. The Transfer shall be signed within forty-five (45) days from the expiry of the Exercise

Period (even if it is consummated on a later date pursuant to the terms set out in the Notice of Quiksilver Transfer).

(g) The Company shares acquired by the Family Group upon exercise of the Family Group's Right of First Refusal set out in this Article shall be, once they are acquired, "Family Group Shares" for the purposes of this Agreement. For the avoidance of doubt, they shall be subject to the Put Option granted by Quiksilver, and the Call Option granted by the Family Group.

(h) From the seventh (7th) anniversary of this Agreement, Company shares held by the Quiksilver Shareholders or their authorized Transferees shall be freely Transferable, including to any Third-Party Transferee.

5.5      TAG-ALONG RIGHT

(a) In the event that, from the expiration of a four (4) years and six (6) months period after the date of this Agreement and until the seventh (7) anniversary of this Agreement, the Notice of Quiksilver Transfer referred to in
Article 5.4(c) provides for a proposed Transfer of Quiksilver's control of the Company, the Family Group shall have an option to Transfer all, but not less than all, of the Family Group's Shares to the Transferee shown on the Notice of Quiksilver Transfer (or any other person designated by Quiksilver), on terms and conditions equivalent to those set forth in the Notice of Quiksilver Transfer (the "TAG-ALONG RIGHT").

(b) The Family Group shall have a period of thirty (30) days from the Notice of Quiksilver Transfer to notify Quiksilver of its decision to exercise its Tag-Along Right (the "NOTICE OF TAG-ALONG"), provided that no Notice of Put or Notice of Family Group RFR shall have been delivered before.

(c) The Notice of Tag-Along shall constitute a offer by the Family Group to Transfer all of the Family Group Shares to the Transferee indicated in the Notice of Quiksilver Transfer (or any other person designated by Quiksilver), on the terms and conditions set out in the Notice of Quiksilver Transfer, provided that Quiksilver shall, at any time during a period of fifteen (15) days from the receipt of a Notice of Tag-Along, have a right to renounce its proposed Transfer, in which case no Transfer of Family Group Shares and no Transfer of Quiksilver Shareholder Shares shall take place.

(d) If the Family Group delivers a Notice of Tag-Along, it shall become a party to the final Transfer agreements; it shall make the same representations and warranties as the Quiksilver Shareholders; it shall bear any consequences, positive or negative, of any price adjustment (pro-rata to its quota share of the Transfer price), excluding any adjustment resulting from an earn-out clause relating to continued service from Company officers subsequent to the Transfer or the Company's performance subsequent to the Transfer; it shall bear the consequences of any breach or violation of its representations or obligations under the Transfer agreements. The Transfer of Family Group Shares and payment of the price therefor shall be completed concurrently with the Transfer of the Quiksilver Shareholder Shares, at an equal price per share, provided that, if the consideration received by the Quiksilver Shareholders is in a form other than cash (in whole or in part), Quiksilver may decide, within fifteen (15) days from the receipt of the Notice of Tag-Along, that the Family Group shall receive, instead of its quota share of the non-cash consideration, the fair market value in euro of such share of the non-cash consideration, determined on the basis of the valuation of the relevant assets, as set forth in the Notice of Quiksilver Transfer (or, if the Family Group disputes the appraisal set forth therein, as determined by the Appraisal Procedure).

5.6      PUT OPTION

(a) Unless all of the Family Group Shares and all rights attached thereto have been transferred to a Third-Party Transferee pursuant to Articles 5.3 or
5.5 and the Family Group no longer has any direct or indirect equity interest in the Company, the Quiksilver Shareholders irrevocably promise to the Family Group that they shall buy, at the Family Group's request, all of the Family Group Shares (the "PUT OPTION"), in accordance with this Article 5.6.

(b) The Put Option thus granted may be exercised by the Family Group if no Notice of Tag-Along and no Notice of Family Group RFR has been previously delivered, (i) in the event of a continued failure by Quiksilver to perform any of its obligations under this Agreement or the Pledge of Quiksilver Shareholder Shares, and (ii) as of the expiration date of a period of four (4) years and six
(6) months after the date of this Agreement (the "PUT OPTION EXERCISE DATE" and, together with the events listed in (i), a "PUT OPTION EVENT").

(c) The Family Group may only exercise the Put Option once and only for all of the Family Group Shares (and not for a portion of them) at any time during the period beginning on the occurrence of a Put Option Event and ending on the date that no Put Option Event is continuing. If the relevant Put Option Event is the occurrence of the Put Option Exercise Date, the Put Option may be exercised at any time after the Put Option Exercise Date and no later than thirty (30) months after that date. The Put Option shall become null and void if it has not been previously exercised, (i) on the date of the Notice of Call, or (ii) at the end of the thirty (30) months period referred to hereinabove.

(d) If the Family Group wishes to exercise the Put Option, it shall notify Quiksilver of its intent to do so (the "NOTICE OF PUT") during the applicable exercise period in the manner set forth in Article 7.4. The Quiksilver Shareholders shall have a period of fifteen (15) days from receipt of the Notice of Put in order to notify the Family Group of the amount of the Option Exercise Price. The Notice of Put shall constitute an irrevocable commitment on the part of the Family Group to sell the Family Group Shares to the Quiksilver Shareholders or to any party designated by Quiksilver, which the Quiksilver Shareholders accept. Except in the event that an Appraisal Procedure is requested with respect to the Option Exercise Price, the Parties shall procure that the transfer be consummated within sixty (60) days from the Notice of Put, at the Option Exercise Price.

5.7      CALL OPTION

(a) The Family Group Members irrevocably promise the Quiksilver Shareholders to sell, at Quiksilver' request, all of the Family Group Shares (the "CALL OPTION"), in accordance with this Article 5.7.


(b) The Call Option thus granted may be exercised by Quiksilver (i) in the event of a continued failure by any one of the Family Group Members to perform any of its obligations under this Agreement or the Pledge of Family Group Shares, (ii) in the event of the death or disability of all of the Family Group Members who are natural persons, or (iii) as of the expiration date of a period of seven (7) years after the date of this Agreement (the "CALL OPTION EXERCISE DATE" and, together with the events listed in (i) and (ii) above, a "CALL OPTION EVENT").

(c) Quiksilver may exercise the Put Option once and only for all of the Family Group Shares (and not for a portion of them), at any time during the period beginning on the occurrence of a Call Option Event and ending on the date that no Call Option Event is continuing. If the relevant Call Option Event is the occurrence of the Call Option Exercise Date, the Call Option may be exercised at any time after the Call Option Exercise Date, without any limitation of the term, provided, however, that if any tribunal or court of arbitration were to challenge the validity of the Call Option as a result of the absence of a time limit for the exercise thereof, the Call Option shall in any event remain exercisable at any time during a period of twenty (20) years following the Call Option Exercise Date.

(d) If the Quiksilver Shareholders wish to exercise the Call Option, they shall notify the Family Group of their intent to do so (the "NOTICE OF CALL") during the applicable exercise period, in the manner set forth in Article 7.4. The Notice of Call shall set out the Option Exercise Price. It shall constitute an irrevocable commitment by the Quiksilver Shareholders to purchase (or to procure that a person designated by Quiksilver purchase) all of the Family Group Shares, which the Family Group irrevocably commits to sell. Except in the event that an Appraisal Procedure is requested with respect to the Option Exercise Price, the parties shall procure that the transfer be consummated within sixty
(60) days from the Notice of Call, at the Option Exercise Price.

(e) For the avoidance of doubt, "Family Group Shares" as used in this Article shall mean all of the Family Group's equity interests in the Company on the date of Notice of Call, whether held directly or indirectly.

5.8      APPRAISAL PROCEDURE

(a) In the event of a disagreement between the Parties as to the determination of the fair market value of the assets offered as consideration for the Company shares, as set forth in Articles 5.3(e), 5.4(e) and 5.5(d), and in the event of a disagreement between the Parties as to the determination of the proportion represented by the Family Group Shares in the calculation of the Option Exercise Price, the fair market value or the proportion used as a basis for the calculation of the share price shall be determined in accordance with the following procedure (the "APPRAISAL PROCEDURE").

 (b) The Shareholder disputing, in good faith, the fair market value or the proportion indicated in the notice received from the other Shareholder (the "DISPUTED VALUE") shall notify the other Shareholder of his disagreement (the "NOTICE OF DISAGREEMENT") within fifteen (15) days from the other Shareholder's giving notice of the Disputed Value. The Notice of Disagreement shall indicate, in as much detail as possible, the items of disagreement existing between the Shareholders on the Disputed Value, and shall include the disputing Shareholder's determination of the Disputed Value.

(c) The Shareholders shall then have a period of twenty (20) days from the date of the Notice of Disagreement to come to an agreement on the Disputed Value. In the event that an agreement is reached, the Transfer price of the Company shares pursuant to Articles 5.3(e), 5.4(e) or 5.5(d), or the Option Exercise Price, whichever is applicable, shall be determined on the basis of the Disputed Value on which the Shareholders shall have agreed, and the Shareholders shall have no further recourse against one another with respect to the determination of the relevant Transfer price.

(d) Unless an agreement is reached during the foregoing twenty (20) day period, each of the Shareholders shall appoint, within a period of ten (10) days, an independent investment bank or firm of accountants with an established international reputation as a valuer of securities (an "EXPERT"). The two Experts shall be responsible for negotiating in good faith, to reach an agreement as to the determination of the Disputed Value. Their duties shall be limited to the determination of the Disputed Value, and shall not include any other element relevant to the calculation of the price of the Company's shares. In the event that an agreement is reached between the Experts, the Transfer price of the Company shares pursuant to Articles 5.3(e), 5.4(e) or 5.5(d), or the Option Exercise Price, whichever is applicable, shall be determined on the basis of the Disputed Value on which the Experts shall have agreed, and the Shareholders shall have no further recourse against one another with respect to the determination of the relevant Transfer price.

(e) If a disagreement persists between the Experts on the Disputed Value, following a period of twenty (20) days after the appointment of the last of the two Experts to have been appointed, each of the Experts shall remit to his client, within forty (40) days following the appointment of the last of the two Experts to have been appointed, a written report stating, in all necessary detail, its determination of the Disputed Value. If the difference between the Disputed Values established by each of the two Experts is less than five per cent. (5%) (calculated relative to the higher of the two equity values thus calculated), then the Shareholders agree that the Disputed Value shall be deemed to be the arithmetical mean of the two Disputed Values thus calculated.

(f) If the difference between the values determined by the Experts in calculating the Disputed Value are equal to or greater than five percent (5%), the Shareholders shall appoint, within ten (10) days after the remittance of the last of the two Expert reports to have been submitted, a third Expert (or, if the Shareholders fail to agree on the third Expert, then the third Expert shall be appointed by the President of the Paris Commercial Court (ruling on an interim basis (en refere) without appeal), at the request of either Shareholder). The third Expert shall be sent the reports of the two Experts mentioned in paragraph (e) hereinabove; he shall be instructed to determine the Disputed Value within twenty (20) days from his appointment. The Transfer price of the Company shares, pursuant to Articles 5.3(e), 5.4(e) or 5.5(d), or the Option Exercise Price, whichever is applicable, shall be determined on the basis of the Disputed Value determined by the third Expert, provided that such Disputed Value shall not be greater than the higher, nor less than the lower, of the values proposed by the Experts designated by the Parties.

(g) Each Shareholder shall pay the fees and expenses of the Expert appointed by it; the fees and expenses of the third Expert shall be paid in full by the Shareholder whose Expert has proposed the appraisal of the Disputed Value that is closest to the value ultimately determined by the third Expert.

ARTICLE 6 - MANAGEMENT OF THE COMPANY

6.1      MANAGEMENT OF THE COMPANY

(a) Mr. Laurent Boix-Vives shall be appointed, no later than fifteen (15) days after the Effective Date, Chairman of the Board of the Company. As such, he shall receive, directly or indirectly, a compensation in US dollars corresponding to three hundred thousand (300,000) euros per year, for the entire term of his office. He shall remain Chairman of the Board for so long as the Family Group remains a shareholder in the Company.

(b) The Company's other managers shall be appointed by the shareholders' general meeting of the Company and by its Board of Directors, pursuant to the Company's bylaws and in accordance with applicable laws and regulations.

(c) The Family Group agrees, for the entire term of the Agreement, not to interfere in the Company's management, other than for the purposes of exercising its rights as a shareholder in the Company, which rights shall be exercised in good faith and in the Company's interest, and for the purposes of Mr. Laurent Boix-Vives' exercise of his duties pursuant to paragraph (a) hereinabove. In the event of the death or disability of Mr. Laurent Boix-Vives, the Family Group shall perform its role as a shareholder in close cooperation with Quiksilver, and it shall provide Quiksilver with a proxy to represent it in the general meetings of the Company whenever necessary, provided that Quiksilver shall protect the economic value of the Family Group Shares.

(d) The Parties agree that the closing date of the Company's accounting year shall not be changed without the Family Group's agreement.

6.2      ISSUANCE OF COMPANY'S EQUITY SECURITIES

(a) During the entire term of the Agreement, the Family Group Shares shall be voted on all matters together with ordinary shares of the Company, voting as a single class, pari passu, with each share being entitled to one vote.

(b) The Quiksilver Shareholders acknowledge and agree that the Family Group shall have a preferential right to the subscription of shares or other equity interests issued by the Company, in proportion to their percentage interest in the common stock of the

Company, allowing it, if it chooses to subscribe to the issue, to maintain an identical quota share of the voting rights and financial rights in the Company; provided that (i) if the Company wishes to issue stock in consideration for an asset other than cash, the Family Group shall be given the opportunity to make a cash contribution in an amount determined in such a way that the Family Group's percentage interest in the voting rights and financial rights in the Company shall be maintained, based on a valuation of the Company agreed upon in good faith between the Parties (or, if the Parties fail to reach an agreement, by means of an appraisal pursuant to the Appraisal Procedure), and (ii) the preferential right to subscribe provided in this Article 6.2(b) shall not apply in the event that the Company issues to its employees and directors, or to employees and directors of its subsidiaries, shares or other securities representing or giving access to, immediately or in the future, the Company's capital.

(c) The Quiksilver Shareholders shall not, during the entire term of this Agreement, proceed with the issuance of any equity interests in the Company, other than with the and prior written consent of the Family Group's Representative.

6.3      DISTRIBUTIONS OF DIVIDENDS

The Quiksilver Shareholders shall procure that the Company distribute, each year and for the entire term of this Agreement, an amount equal to or greater than twenty percent (20%) of the distributable income earned by the Company in the previous fiscal year, provided that such distribution shall always comply with the provisions of corporate laws and regulations applicable to the Company.

6.4      TRANSFER OF FAMILY GROUP SHARES

(a) For the avoidance of doubt, "Family Group Shares" as used in connection with the exercise of Quiksilver's Right of First Refusal, the Tag-Along Right, the Call Option and the Put Option, shall include all of the equity interests held directly or indirectly by the Family Group in the Company as of the date of the relevant Transfer, including any shares acquired by the Family Group in connection with the exercise of its preferential right to subscribe for additional shares as set out in Article 6.2(b), any securities acquired by the Family Group in the exercise of the Family Group's Right of First Refusal pursuant to Article 5.4(h), and all of the Company's other securities subscribed for or otherwise acquired by the Family Group.

(b) The Members of the Family Group warrant to Quiksilver that the Family Group Shares transferred pursuant to Articles 5.3, 5.5, 5.6 et 5.7, shall, on the date of their transfer, constitute all of their rights in the Company; they warrant that the transfer price received by them pursuant to Article 5 shall be paid to them in consideration for the transfer to the relevant transferee of all of such rights, and they agree, in advance, to waive and not to exercise any right or claim which they may have against the Company as a result of their former capacity as shareholder in the Company.

ARTICLE 7 - MISCELLANEOUS PROVISIONS

7.1      TAX TREATMENT OF THE TRANSACTION

Each Member of the Family Group shall, within ten (10) days of any request sent by Quiksilver to the Family Group's Representative, fully and accurately complete and deliver to Quiksilver, a United States Internal Revenue Service Form W-8BEN or any similar or successor form thereto representing that such Member of the Family Group is a non-U.S. person and claiming the benefit of the Convention Between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, dated as of August 31, 1994, as amended or supplemented from time to time (or any successor thereto) with respect to any payments received under the terms of the Call Option or the Put Option, as well as all distributions made by the Company to Members of the Family Group.

7.2      PLEDGES

As security for its obligation to pay the Option Exercise Price under the Put Option or the Call Option, and as security for certain obligations of Quiksilver pursuant to that certain shareholders' agreement between Quiksilver and the Family Group with respect to Ski Expansion, Rossignol Ski Company shall enter into the pledge agreement set forth in APPENDIX 7.2(A) to this Agreement in favor of the Family Group (the "PLEDGE OF QUIKSILVER SHAREHOLDER SHARES"). As security for its obligation to deliver the Family Group Shares under the Put Option or the Call Option, the Family Group shall enter into the pledge of Family Group Shares set forth in APPENDIX 7.2(B) in favor of the Quiksilver Shareholders (the "PLEDGE OF FAMILY GROUP SHARES" and, together with the Pledge of Quiksilver Shareholder Shares, the "PLEDGES").

7.3      EXPENSES AND FEES

Unless otherwise agreed, each of the Parties shall bear the expenses and fees incurred by it or for it in relation to this Agreement and the transactions contemplated herein, including the professional fees of its advisors and brokers.

7.4      NOTICES

(a) Any notices or communications pursuant to this Agreement shall be made by fax or by registered mail with return receipt requested or by an express courier service and must be addressed to the persons and addresses indicated below, or to any other address or fax number indicated in writing, in the same manner, by one Party to the other:

         To Quiksilver or to the Quiksilver Shareholders

Quiksilver, Inc.
15202 Graham Street Huntington Beach,
California (United States of America)
Fax: + 1 (714) 889 4250
To the attention of: Mr. Charlie Exon


With a copy to:

Pierre Servan-Schreiber, Esq.
Avocat a la Cour
Skadden, Arps, Slate, Meagher & Flom LLP
68, rue du Faubourg Saint-Honore
75008 Paris, France
Fax: +33.1.55.27.11.99

         To the Family Group:

Mr. Laurent Boix-Vives
1, Boulevard du Marechal Joffre,
38000 Grenoble
Fax: +33.4.76.47.73.31


With a copy to:

Jean-Philippe Delsol, Esq.
Avocat a la Cour
Delsol et Associes
12, quai Andre Lassagne
69001 Lyon
Fax: +33.4.72.10.20.31

 (b) The date of receipt of the notice shall be deemed to be the date when the fax or registered letter is received or the delivery date by express courier, as attested by the relevant delivery form, provided that if the receipt of a notice takes place on a day that is not a US Business Day (when this pertains to a notice addressed to the Quiksilver Shareholders) or a French Business Day (when this pertains to a notice addressed to the Family Group) or takes place outside normal office hours in the United States or in France, as applicable, then such notice shall be deemed to have been received on the opening date and time immediately following receipt of the correspondence. Any correspondence addressed to the Family Group at the address or fax number hereinabove shall be deemed simultaneously received by each of the Members of the Family Group, and the Members of the Family Group shall have no recourse against the Quiksilver Shareholders for sending notices solely to the Family Group's Representative.

7.5      FAMILY GROUP'S REPRESENTATIVE

(a)      The Family Group hereby appoints Mr. Laurent Boix-Vives (the
"FAMILY GROUP'S REPRESENTATIVE") as its representative, and gives him all powers, to receive any notice hereunder, to take any necessary measures in the name of and on behalf of the Members of the Family Group in connection with the execution of this Agreement and the performance and completion of all of the transactions contemplated herein and, if necessary, to modify this Agreement and waive any and all rights under this Agreement. Quiksilver may rely on any action undertaken by the Family Group's Representative on behalf of the Family Group; it will not entail any correspondence or notice delivered in connection with this Agreement by any Member of the Family Group other than the Family Group's Representative (except as provided in paragraph (b) below). The representations made, the agreements concluded, and the actions undertaken by the Family Group's Representative pursuant to this clause shall have binding force against each of the Members of the Family Group.

(b) Should Mr. Laurent Boix-Vives be impeded from acting as the Family Group' Representative for any reason whatsoever, the Family Group hereby appoint Ms. Jeannine Boix-Vives as the replacement for Family Group's Representative. The appointment of Ms. Jeannine Boix-Vives as the Family Group's Representative shall become effective as of the date on which Quiksilver is notified of such appointment by Ms. Jeannine Boix-Vives in the manner set forth in Article 7.4. Subsequently, should Ms. Jeannine Boix-Vives be impeded from acting for any reason whatsoever, the Members of the Family Group hereby appoint SDI as the Family Group's Representative (or, should SDI have been dissolved by that date, Ms. Christine Simon shall be appointed -- and, if Ms. Christine Simon is impeded, Ms. Sylvie Bernard shall be appointed). The appointment of SDI, of Ms. Christine Simon, or of Ms. Sylvie Bernard as the Family Group's Representative shall become effective as of the date on which Quiksilver is notified of such appointment by SDI's legal representative, by Ms. Christine Simon or by Ms. Sylvie Bernard, respectively, in each case in the manner set forth in Article
7.4 (provided that, if SDI should issue several contradictory notices in such a context, only the first notice shall be valid).

7.6      ASSIGNMENT

(a) No Party may assign or transfer, in any way whatsoever, its rights and obligations under this Agreement without the prior written consent of the Family Group's Representative (when this pertains to a transfer by the Quiksilver Shareholders) or from Quiksilver (when this pertains to a transfer by any of the Quiksilver Shareholders).

(e)      As an exception to the foregoing, (i) the Members of the Family
Group shall be entitled to transfer all (but not some only) of their rights and obligations pursuant to this agreement (except for the right of representation referred to in Article 7.5), provided that the transferor shall remain jointly liable with the transferee for the performance by the transferee of all of the transferor's obligations pursuant to this Agreement, and (ii) the Quiksilver Shareholders shall be entitled to assign all (but not some only) of their rights and obligations under this Agreement to any company controlled by Quiksilver within the meaning of Article L. 233-3 of the Commercial Code.

7.7      SUCCESSORS AND BENEFICIARIES

Any and all rights and obligations pursuant to this Agreement are actively and passively, jointly and severally binding on the Parties' successors, heirs, beneficiaries, and legal representatives, provided that this Agreement is concluded in consideration of the person of the Members of the Family Group and, consequently, the rights conferred to the Members of the Family Group by this Agreement shall not be assigned, transferred or conveyed in any manner whatsoever, except to another Member of the Family Group.

1.2      SEVERABILITY

If any of the provisions of this Agreement becomes null, illegal, unenforceable, or incapable of being performed in any manner whatsoever (hereinafter "DISPUTED PROVISIONS"):

(a) the validity and enforceability of the other provisions shall not be affected or compromised in any way; and

(b) the Parties shall negotiate in good faith in order to replace the Disputed Provisions with valid and enforceable provisions that are as close as possible to the Parties' common intent or, if such common intent cannot be determined, the intent of those among the Parties which the Disputed Provision is supposed to protect.

1.3      MODIFICATIONS AND WAIVERS

(a) This Agreement shall only be modified by a written agreement duly signed by Quiksilver and the Family Group's Representative.

(b) Any waiver by a Party to one of its rights pursuant to this Agreement shall only take effect if it was made in writing, and shall be strictly interpreted.

No waiver of any one of the provisions of this agreement shall constitute a waiver of any other provision of this Agreement other than the provision which was waived.

7.10     APPLICABLE LAW - COMPETENT COURT

This Agreement and its interpretation are exclusively governed by French law.

Any dispute arising in connection with this Agreement, including the validity, the interpretation and the performance hereof, and which cannot be resolved amicably, shall fall under the exclusive jurisdiction of the courts within the jurisdiction of the Paris Court of Appeals.



Signed in Lyon, on April 12, 2005, in eight (8) copies.


----------------------------------
FOR QUIKSILVER, INC.
by Mr. Bernard Mariette



----------------------------------
FOR ROSSIGNOL SKI COMPANY, INC.

by Mr. Laurent Boix Vives



----------------------------------
FOR SKIS ROSSIGNOL SA
by



----------------------------------
FOR SDI SOCIETE DE SERVICE ET
DEVELOPPEMENT
by Mr. Laurent Boix Vives



----------------------------------
MR. LAURENT BOIX-VIVES



----------------------------------
MS. JEANNINE BOIX-VIVES



----------------------------------
MS. CHRISTINE SIMON



----------------------------------
MS. SYLVIE BERNARD



----------------------------------
FOR ROGER CLEVELAND, GOLF COMPANY, INC.
by Mr. Laurent Boix Vives

                                                                  EXHIBIT 3.2(b)

                               UNLIMITED PARTNERS

                              WITHDRAWAL AGREEMENT

BETWEEN THE UNDERSIGNED:

MR. LAURENT BOIX-VIVES, born on August 30, 1926 in Brides les Bains (73570), residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble,

MS. JEANNINE BOIX-VIVES, born on December 25, 1927 in Montbonnot (38330), residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble,

MS. CHRISTINE SIMON, born on January 23, 1964 in Grenoble, residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble,

MS. SYLVIE BERNARD, born on January 23, 1964 in Grenoble, residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble,

                                        (hereinafter together referred to as the
                        "WITHDRAWING PARTNERS" and each a "WITHDRAWING PARTNER")

                                                                ON THE ONE HAND,

AND

PILOT EXPANSION, a societe a responsabilite limitee with capital of EUR 16,000, with its registered office at Voiron (38500), "Le Menon", registered with the Grenoble Commerce and Company Registry under number 431 779 156, represented by Mr. Laurent Boix-Vives in his capacity as Manager (Gerant),

            (hereinafter referred to as "PILOT EXPANSION" and, together with the Withdrawing Partners, the "UNLIMITED PARTNERS" and each an "UNLIMITED PARTNER")


                                                              ON THE OTHER HAND,

IN THE PRESENCE OF:

SKI EXPANSION, a societe en commandite par actions with capital of EUR 8,096,624, with its registered office at Voiron (38500), "Le Menon", registered with the Grenoble Registry of Commerce and Companies under number 070 501 374, represented by Mr. Laurent Boix-Vives in his capacity as Manager (Gerant),

                                      (hereinafter referred to as the "COMPANY")

AND OF

QUIKSILVER, INC., a Delaware Corporation, with its registered office at 15202 Graham Street, Huntington Beach, California, U.S.A., represented by Mr. Bernard Mariette, acting as President,

                     (hereinafter referred to as "QUIKSILVER" or the "ACQUIRER")

(each of the Sellers and the Acquirer hereinafter being individually referred to as a "PARTY" and collectively the "PARTIES").


WHEREAS:

A. The Unlimited Partners (associes commandites) each hold ten (10) interests of the Company, representative of their business contribution to the Company, which do not enter into the composition of the Company's capital.

B. In connection with the transfer by the Withdrawing Partners to Quiksilver of their direct and indirect interests in Skis Rossignol, a societe anonyme with capital of EUR 49,792,256, with its registered office at Voiron, "Le Menon", registered with the Grenoble Registry of Commerce and Companies under number 056 502 958 and whose shares are listed on the Eurolist of Euronext Paris, Quiksilver showed its interest in acquiring control of the Company.

C. The Parties have agreed that this acquisition would be carried out by means of (i) the withdrawal of the Withdrawing Partners from the Company, in their capacity as business contributors, and the consecutive cancellation of their unlimited partner interests in the Company, pursuant to this Withdrawal Agreement, followed by (ii) the transfer to Quiksilver by the Withdrawing Partners of all of the interests (parts sociales) of Pilot Expansion (the "PILOT EXPANSION INTERESTS").

D. This Unlimited Partners Withdrawal Agreement (the "WITHDRAWAL AGREEMENT") sets forth the terms and conditions of the withdrawal of the Withdrawing Partners and of the cancellation of their unlimited partner interests in accordance with (i) above.


CONSEQUENTLY, IT HAS BEEN AGREED AS FOLLOWS:

ARTICLE 1 - WITHDRAWAL OF THE WITHDRAWING PARTNERS

1.1 The Withdrawing Partners shall hereby cease, as from the date hereof, to contribute their business to the Company. Consequently, their unlimited partner interests, which represent their business contribution, are cancelled.

1.2 Pilot Expansion shall remain the sole unlimited partner of the Company.

1.3 This Withdrawal Agreement shall not entail the Company's dissolution.

ARTICLE 2 - COMPENSATION

2.1 In compensation for their withdrawal and for the cancellation of their unlimited partner interests, the Withdrawing Partners shall receive from the Company an indemnity, for all of their unlimited partner interests, equal to forty thousand (40,000) euros (the "INDEMNITY").

2.2 It is agreed among the Parties that the Indemnity shall be paid to the Withdrawing Partners by the Acquirer, in the name of and on behalf of the Company, concurrently with the payment to the Withdrawing Partners concerned of the transfer price of the Pilot Expansion Interests. On the payment date, the Acquirer shall acknowledge a claim of an equal amount on the Company. The payment of the Indemnity shall be made on the account indicated to the Acquirer for the payment of the transfer price of the Pilot Expansion Interests. The Withdrawing Partners shall allocate the Indemnity among themselves and the Acquirer and the Company shall be entirely freed from their obligation to pay the Indemnity once such Indemnity has been paid pursuant to this Article 2.2.

2.3 In the event of the cancellation of the transfer to the Acquirer of the Pilot Expansion Interests, the Withdrawing Partners shall ensure that the Company's debt towards the Acquirer, resulting from the payment by the Acquirer of the Indemnity due by the Company, be paid concurrently with the reimbursement to the Acquirer of the transfer price of the Pilot Expansion Interest, and according to the same terms.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

The Withdrawing Partners represent and warrant the following, to the benefit of Pilot Expansion, the Company and the Acquirer:

3.1 The ten (10) unlimited partner interests held by each of the Unlimited Partners on the date herein are the only unlimited partner interests of the Company. The Withdrawing Partners have full property over such interests, which are free from any lien, security, encumbrance or other restriction, limitation, pledge, collateral or third-party right whatsoever, and they have all powers for the purposes of bringing about their cancellation pursuant to this Withdrawal Agreement. This Withdrawal Agreement has been duly executed by each of them and constitutes against each of them valid and enforceable obligations pursuant to its terms.

3.2 The execution of this Withdrawal Agreement by the Parties carries with it the final cancellation, on the date hereof, of all of the unlimited partner interests in the Company held by the Withdrawing Partners, and such cancellation shall be enforceable against third parties, without need to obtain any consent, approval, authorization or waiver whatsoever, nor to undertake any step that was not obtained or undertaken, other than the filing of the amended Company bylaws with the competent Commercial Court's registrar.

3.3 No judicial, arbitral, or administrative proceeding, nor any request, trial or investigation which could prevent the Withdrawing Partners, Pilot Expansion or the Company from executing this Withdrawal Agreement or performing their obligations pursuant thereto, is pending or foreseeable by reason of any fact or event.

3.4 The execution of this Withdrawal Agreement, the consummation of the transactions contemplated herein and the performance by the Withdrawing Partners, Pilot Expansion and the Company of all of their obligations herein (i) do not and shall not conflict with or violate any provision of the bylaws of the Company or of Pilot

Expansion and do not and shall not require the consent of a corporate body of any of these companies, (ii) do not and shall not conflict with or violate any statutory or regulatory provision or any administrative, judicial or arbitral decision, and (iii) do not and shall not conflict with or violate any commitment or any obligation of Pilot Expansion or the Company whatsoever.

ARTICLE 4 - MISCELLANEOUS PROVISIONS

4.1 The Withdrawing Partners shall ensure, as of the date hereof, that they submit to the general meeting of the limited partners (associes commanditaires) of the Company a resolution approving the withdrawal of the Withdrawing Partners and the cancellation of their unlimited partner interests, and that they obtain the unanimous agreement from the meeting on this resolution; furthermore, they shall ensure that the general meeting of the limited partners and such meeting shall decide on an amendment to the Company bylaws, in particular in order to amend Article 3 thereof and any other concerned provision of such bylaws to the new capacity of Pilot Expansion as sole unlimited partner, and to suppress the provision stipulating the loss of Pilot Expansion's capacity as unlimited partner in the event of the amendment of certain provisions of Pilot Expansion's bylaws; pursuant to this agreement, the Unlimited Partners shall already grant their consent to the resolutions taken to such end in their capacity as unlimited partner, and they furthermore approve the amendment to the Pilot Expansion bylaws directed at rendering possible the transfer to the Acquirer of all of the Pilot Expansion Interests.

4.2 With the exception of their claim to the Indemnity payment, the Withdrawing Partners have no right over the Company or over Pilot Expansion, nor any claim against any of these companies in relation to their past capacity as unlimited partner, and they waive in advance any right or claim that they could derive from such capacity. However, the Withdrawing Partners shall remain liable for the Company's liabilities in accordance with applicable laws and regulations; in the event that their liability is incurred in this regard, they shall retain any claim that they may have against Pilot Expansion.

4.3 In the event that an administrative, judicial or arbitral decision would consider that the unlimited partner interests held by the Withdrawing Partners, or any right attached to such interests, survived the execution of this Withdrawal Agreement, the Parties agree, as may be needed, that this Withdrawal Agreement carries with it the transfer by the Withdrawing Partners to Pilot Expansion, on the date hereof, of their unlimited partner interests and of all the rights that may attach to them, the participation of all of the Unlimited Partners to this Withdrawal Agreement being valid as unanimous approval by the unlimited partners of such transfer, pursuant to Article 3.2 of the Company bylaws.

4.4 The Acquirer or the Company shall bear the cost of all of the registration fees and stamp duties that may be payable in connection with this Withdrawal Agreement and the transactions contemplated herein, which would not have already been taken into account in the calculation of the Indemnity.

4.5 The rights and obligations of the Acquirer and of the Withdrawing Partners under this Withdrawal Agreement may only be assigned or transferred, in any manner whatsoever (including by means of merger, spin-off or transfer at no charge) jointly with the rights and obligations of the Acquirer or of the concerned Withdrawing Partners pursuant to the agreement relating to the transfer of the Pilot Expansion Interests, as referred to herein.

4.6 If any of the provisions of this Withdrawal Agreement were to be void, illegal or not enforceable in any manner whatsoever (the "CONTESTED PROVISIONS"), the validity and the enforceability of the other provisions shall not in any way be affected or compromised, and the Parties shall negotiate in good faith in order to replace the Contested Provisions by provisions that are valid and enforceable and as close as possible to the common intent of the Parties or, if such common intent cannot be determined, to the intent of those of the Parties that the Contested Provisions were designed to protect.

4.7 This Agreement and its interpretation are exclusively governed by French law. Any dispute arising in connection with this Agreement, including the validity, the interpretation and the performance thereof, and which cannot be resolved amicably, shall fall under the exclusive jurisdiction of the courts within the jurisdiction of the Paris Court of Appeals.


Executed in Paris, on April 12, 2005,
in six (6) originals.



--------------------------------------
FOR QUIKSILVER, INC.:
by Mr. Bernard Mariette



--------------------------------------
FOR PILOT EXPANSION SARL:
by Mr. Laurent Boix-Vives



--------------------------------------
FOR SKI EXPANSION SCA:
by Mr. Laurent Boix-Vives



--------------------------------------
MR. LAURENT BOIX-VIVES



--------------------------------------
MS. JEANNINE BOIX-VIVES

--------------------------------------
MS. CHRISTINE SIMON


--------------------------------------
MS. SYLVIE BERNARD

                                                                     EXHIBIT 8.8



                                 PILOT EXPANSION

                               PURCHASE AGREEMENT

BETWEEN THE UNDERSIGNED:

MR. LAURENT BOIX-VIVES, born on August 30, 1926 in Brides les Bains (73570), residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble,

MS. JEANNINE BOIX-VIVES, born on December 25, 1927 in Montbonnot (38330), residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble,

MS. CHRISTINE SIMON, born on January 23, 1964 in Grenoble, residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble,

MS. SYLVIE BERNARD, born on January 23, 1964 in Grenoble, residing at 1, Boulevard du Marechal Joffre, 38000 Grenoble,

acting jointly for the purposes of this Agreement,

                                                                    (hereinafter
                          together referred to as "SELLERS" and each a "SELLER")

                                                                ON THE ONE HAND,

AND

QUIKSILVER, INC., a Delaware corporation, with registered offices located at 1052 Graham Street, Huntington Beach, California, U.S.A., represented by Mr. Bernard Mariette, acting as President,


                     (hereinafter referred to as "QUIKSILVER" or the "ACQUIRER")

                                                              ON THE OTHER HAND,

IN THE PRESENCE OF:

PILOT EXPANSION, a societe a responsabilite limitee with capital of EUR 16,000 euros, with registered offices at Voiron (38500), "Le Menon," registered with the Grenoble Registry of Commerce and Companies under number 431 779 156, represented by Mr. Laurent Boix-Vives as Manager,

                 (hereinafter referred to as "PILOT EXPANSION" or the "COMPANY")

(each of the Sellers and the Acquirer being hereinafter referred to as a "PARTY" and together as the "PARTIES").

MWHEREAS:

A. The Sellers together hold 1,600 (one thousand six hundred) interests of Pilot Expansion (hereinafter the "PILOT EXPANSION INTERESTS") of a nominal value of ten (10) euros each, fully paid up, representing the entirety of Pilot Expansion interests, divided among them in the manner described in Exhibit C hereto.

B. Pursuant to an acquisition agreement dated the date hereof (the "ACQUISITION AGREEMENT"), the Sellers, together with SDI Societe de Service et Developpement, a Swiss societe anonyme with share capital of CHF 500,000, with registered offices at 120 chemin de la Rueyre, 1020, in Renens, Switzerland ("SDI"), agreed to the sale to Quiksilver of their direct and indirect interests in Skis Rossignol, a societe anonyme with share capital of 49,792,256 euros, with registered offices at Voiron (38500), "Le Menon", registered with the Grenoble Registry of Commerce and Companies under number 056 502 958 and whose shares are listed on the Eurolist of Euronext Paris ("SKIS ROSSIGNOL").

C. Pursuant to the Acquisition Agreement, the Sellers and SDI agreed to sell to Quiksilver, and Quiksilver agreed to acquire, as of the date hereof, the control of Ski Expansion, a societe en commandite par actions with capital of EUR 8,096,624, with registered offices at Voiron (38500), "Le Menon", registered with the Grenoble Registry of Commerce and Companies under number 070 501 374 ("SKI EXPANSION"), which holds approximately 38.43% of the shares and 49.90% of the voting rights of Skis Rossignol, by means of
     (i) the sale by the Sellers and SDI of limited interests representing approximately 71.53% of the capital of Ski Expansion, (ii) of the withdrawal by the Sellers of Ski Expansion, and the respective cancellation of their unlimited interests, and (iii) the sale by the Sellers to Quiksilver of the whole of Pilot Expansion's interests, which became the sole unlimited partner of Ski Expansion.

D. This Agreement (the " AGREEMENT"), sets forth the terms and conditions of the sale of Pilot Expansion Interests.


CONSEQUENTLY, IT HAS BEEN AGREED AS FOLLOWS:

ARTICLE 1 - SALE OF PILOT EXPANSION INTERESTS

1.1 The Sellers sell to the Acquirer that acquires, as of the date hereof, 1,600 (one thousand six hundred) interests representing the entirety of interests of Pilot Expansion, free from any liens, securities, encumbrances or other restrictions, limits or third party rights whatsoever.

1.2 The Acquirer shall be the owner of the Pilot Expansion Interests as of the date hereof. The Acquirer shall, as of the date hereof, be assigned all rights and obligations in connection with the Pilot Expansion Interests.

1.3 The sale of the Pilot Expansion Interests is subject to the condition subsequent of the non-obtaining of the authorizations necessary for the consummation of the


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


acquisition of Skis Rossignol by Quiksilver in accordance with laws and regulations applicable in France and abroad, regulating mergers of corporations or in more general terms free competition, including Articles L. 430-1 and following of the Commercial Code and decree number 2002-689 of April 30, 2002, Council Regulation number 4064/89 of December 21, 1989 concerning the supervision of mergers between corporations, as modified, as well as the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

ARTICLE 2 - PRICE

(a) The sale of the Pilot Expansion Interests is effected and accepted for a total price of ten thousand (10,000) euros (the "PURCHASE PRICE").

(b) The payment of the Purchase Price occurs immediately upon the execution of this Agreement.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

The Sellers represent and guarantee the following, for the benefit of the Acquirer, Pilot Expansion and Ski Expansion:

3.1 The Pilot Expansion Interests held by each of the Sellers as of the date hereof are the only interests of the Company. The Sellers have full property over such interests, which are free of all liens, securities, encumbrances or other restrictions, limits, pledges or any third party rights whatsoever, and they have all powers for the purposes of selling them, in accordance with this Agreement. This Agreement has been duly executed by each of them, and constitutes against each of them valid and enforceable obligations pursuant to its terms.

3.2 The execution of this Agreement by the Parties carries with it the final sale, as of the date hereof, of the entirety of Pilot Expansion Interests to the Acquirer, and this sale shall be enforceable against third parties, without the need to obtain any consent, approval, authorization or waiver whatsoever, nor to undertake any step that was not obtained or undertaken, other than the filing of two originals of this Agreement with the competent Commercial Court's registrar.

3.3 No judicial, arbitral, or administrative proceeding, nor any request, trial or investigation which could prevent the Sellers or Pilot Expansion from executing this Agreement or performing their obligations pursuant thereto, is pending or foreseeable by reason of any fact or event.

3.4 The execution of this Agreement, the consummation of the transactions contemplated therein and the performance by the Sellers of all their obligations herein (i) do not and shall not conflict with or violate any provision of the bylaws of the Company or Pilot Expansion, and do not or shall not require the consent of a corporate body of any of these companies (other than the consent of the Company that was already obtained as of the date hereof), (ii) do not and shall not conflict with or violate any statutory or regulatory provision or administrative, judiciary or arbitration decision, and (iii) do not and shall not conflict with or violate any commitment by Pilot Expansion or the Company whatsoever.

3.5 As of the date of this Agreement, Pilot Expansion is the owner of ten (10) unlimited interests of Ski Expansion, free from any liens or other restrictions. With the exception of such unlimited interests, Pilot Expansion does not own any assets; furthermore, it is not a holder of any liability or debt, nor any obligation of any nature whatsoever (other than the obligations provided in the Acquisition Agreement and its exhibits).

3.6 With the exception of the Pilot Expansion Interests validly sold to the Acquirer in connection with this Agreement, there are no interests or rights granting access, immediately or in the future, to the capital or voting rights of Pilot Expansion.

ARTICLE 4 - APPROVAL OF THE SALE AND AMENDMENT TO THE COMPANY BYLAWS

In accordance with Articles L. 223-27 of the Commercial Code and 10-1 of the bylaws of Pilot Expansion, the Sellers as sole holders of interests of the Company, unanimously agreed at the meeting of Pilot Expansion held on March 30, 2005 (i) to authorize the sale contemplated hereof and approve the Acquirer as a new holder of interests and (ii) to amend the bylaws accordingly. A copy of the minutes of such decision certified by the manager of Pilot Expansion is attached as exhibit to this Agreement.

ARTICLE 5 - STATEMENT FOR REGISTRATION

For the purposes of the payment of registration fees, the Sellers attest that Pilot Expansion is subject to the corporation tax and that the Pilot Expansion Interests represent cash contributions.

ARTICLE 6 - FILING

In accordance with Article L. 221-14 of the Commercial Code, for the purposes of the enforceability of this Agreement, an original of this Agreement shall be filed at the registered office in exchange for a filing certificate by the manager substantially in the form attached hereto as Exhibit 6.

ARTICLE 7 - MISCELLANEOUS PROVISIONS

7.1 The Sellers shall ensure, at the latest as of the date hereof, that the general meeting of the limited partners of Ski Expansion decides to amend its bylaws, in particular in order to amend Article 3 thereof and any other concerned provision of such bylaws to the new capacity of Pilot Expansion as sole unlimited partner, and to suppress the provision stipulating the loss of Pilot Expansion's capacity as unlimited partner in the event of the amendment of certain provisions of Pilot Expansion's bylaws; by means of this agreement, the Sellers agree to the resolutions made for this purpose as limited partners of Ski Expansion.

7.2 With the exception of their right to receive the Purchase Price, the Sellers do not have any rights on Pilot Expansion, nor any claim against Pilot Expansion in connection with their former position as holders of Pilot Expansion Interests, and they waive in advance any rights or claims that they could derive from this position. However, the Sellers remain liable for the liabilities of Pilot Expansion in accordance


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


with applicable laws and regulations; in the event that their liability is incurred in this regard, they shall retain any claim that they may have against Pilot Expansion.

7.3 If any of the provisions of this Agreement were to be null, illegal or not enforceable in any manner whatsoever, (the "CONTESTED PROVISIONS"), the validity and the enforceability of the other provisions shall not be affected or compromised, and the Parties shall negotiate in good faith in order to replace the Contested Provisions by provisions that are valid and enforceable and as close as possible to the common intent of the Parties or, if such common intent cannot be determined, to the intent of those of the Parties that the Contested Provisions were designed to protect.

7.4 This Agreement and its interpretation are exclusively governed by French law. Any dispute arising in connection with this Agreement, including the validity, the interpretation and the performance thereof, and which cannot be resolved amicably, shall fall under the exclusive jurisdiction of the courts within the jurisdiction of the Paris Court of Appeals.

Executed in Lyon, on April 12, 2005, in nine (9) originals.



--------------------------------------
FOR QUIKSILVER, INC.:
by Mr. Bernard Mariette


--------------------------------------
FOR SKI EXPANSION SCA:
by Mr. Laurent Boix-Vives


--------------------------------------
FOR SDI SOCIETE DE SERVICES ET
DEVELOPPEMENT:
by Mr. Laurent Boix-Vives


--------------------------------------
MR. LAURENT BOIX-VIVES


--------------------------------------
MS. JEANNINE BOIX-VIVES


--------------------------------------
MS. CHRISTINE SIMON


--------------------------------------
MS. SYLVIE BERNARD



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